UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Exchange Act of 1934 (Amendment No. )

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Nexstar Media Group, Inc.

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WGNO abc
NEWS

NXT

NEWS NATION
REPUBLICAN
PRIMARY DEBATE

NBC 4

Nexstar
MEDIA GROUP, INC.

2025

ANNUAL MEETING OF STOCKHOLDERS

Notice of Annual Meeting and Proxy Statement

Annual Letter from the Founder, Chairman and Chief Executive Officer

April 30, 2025

Dear Fellow Shareholders,

I founded Nexstar Media Group nearly 30 years ago, building the Company through a series of more than 40 broadcast acquisitions to create America’s largest local broadcast television company. Our M&A activity during this period, primarily from 2011 to 2019, included the approximately 35% free cash flow accretive Media General transaction in 2017, which more than doubled the size of the Company, and culminated in the $7 billion, 60% free cash flow accretive acquisition of Tribune Media Company which almost doubled Nexstar’s size yet again. The operational and financial benefits of these strategic, accretive transactions have enabled Nexstar shares to emerge as one of the top-performing stocks in the United States.

Nexstar Media Group, Inc. (Ticker: NXST) Stock Price Since IPO

2011 - 2019 Consolidation Wave: Completed over 40 acquisitions	2019 - 2025 Leveraged scale synergies, increased dividend and repurchased one-third of shares

$200.00 $150.00 $100.00 $50.00 $ NDST IPO 11/24/03 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 Current 04/2025

Today, our scale and strong operating principles have allowed us, in the face of a dynamic market environment, to “bend the curve” in our favor, as we generated record net revenue of $5.4 billion in 2024. As we look into 2025 and beyond, we see the media landscape beginning to evolve in ways that will benefit our Company, including reduced subscriber attrition in the multi-channel pay television universe, increased focus on the expanded reach that broadcast television brings to sports and other programming, and, importantly, deregulation.

Over the last five years we have not completed any large acquisitions, as the Tribune transaction extended the reach of our TV station portfolio to 39% of the television households in the United States (as defined by the FCC), the maximum allowed by law. Since then, we’ve completed several smaller acquisitions and, given the ownership limits, and we’ve accretively acquired our own broadcast portfolio through the repurchase of over one-third of our shares outstanding.

In my role as Chairman and CEO of Nexstar, and as the third largest shareholder of the Company, as well as in my position as Chair of the Joint Board of Directors of the National Association of Broadcasters, I have made the deregulation of our industry my priority for the current administration. Since the beginning of 2025, I have made several trips to Washington, D.C., visiting with lawmakers and regulators regarding the need for regulatory relief designed to level the playing field with Big Tech and Big Media. In my 45 years in the broadcast industry, the prospect of meaningful broadcast ownership reform has never been better. Given the unbridled and ubiquitous reach of Big Tech and Big Media and the limits placed on the reach of local broadcasters, no one can logically defend the current rules. I believe there’s a real understanding at the FCC and on Capitol Hill that preserving journalism that informs and serves viewers at the local market level is in the country’s national interest. To do that, you need to have strong local media companies that can compete effectively, grow and innovate. We believe that message is resonating on both sides of the aisle.

We have an established, proven playbook for executing accretive acquisitions and have created tremendous shareholder value through our consistent execution. We have the team in place, with me at the helm, to create value again.

Even as we continue our work in Washington, D.C., to set a more balanced playing field, we keep moving forward

“In my 45 years in the broadcast industry, the prospect of meaningful broadcast ownership reform has never been better.”

to transform The CW and NewsNation into top tier, broadcast and national news networks, respectively, while making progress on the development of the ATSC 3.0 standard for high-speed data transmission services. Each of these opportunities has the potential to create material new value for Nexstar stockholders.

2024 Financial Highlights

$5.4 Billion	$683 Million	$2.0 Billion
Record Net Revenue	Net Income	Adjusted EBITDA

$1.25 Billion	$1.2 Billion	$820 Million
Net Cash Flow from Operating Activities	Adjusted Free Cash Flow	Returned to Shareholders in the form of Stock Repurchases and Dividends

Adjusted EBITDA and Adjusted Free Cash Flow are non-GAAP financial measures. Refer to Appendix A for a reconciliation of non-GAAP financial measures to their closest comparable GAAP measures.

We appreciate your support and look forward to continued growth in the years ahead.

Sincerely,

Perry A. Sook

Founder, Chairman and Chief Executive Officer

Nexstar Media Group, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Nexstar Media Group Stockholders:

The 2025 annual meeting of stockholders (the “Annual Meeting”) of Nexstar Media Group, Inc. will be a virtual meeting of stockholders, which will be conducted via a live audio webcast. The annual meeting will be held for the following purposes:

1.
To elect the nine nominees for director named in this proxy statement to serve until the 2026 annual meeting of stockholders;
2.
To conduct an advisory vote on the compensation of our Named Executive Officers;
3.
To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2025; and
4.
To transact any other business which may properly come before the meeting.

Only stockholders of record on April 21, 2025, or their valid proxy holders may vote at the meeting.

A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder who provides proof of ownership on the date of the Annual Meeting during ordinary business hours at 545 E. John Carpenter Freeway, Suite 700, Irving, Texas 75062 and for 10 days prior thereto.

We strongly encourage you to exercise your right to vote as a stockholder.

Annual Meeting Information

Date and Time:

Tuesday, June 17, 2025

at 10:00 a.m. CDT

Location:

Virtual Meeting at www.virtualshareholdermeeting.com/NXST2025

Materials:

www.proxyvote.com

For details on attending the Annual Meeting, proxy materials and voting, see “General Information” section of the Proxy Statement starting on page 6

By Order of the Board of Directors,

Rachel Morgan
Secretary
April 30, 2025

PROXY STATEMENT TABLE OF CONTENTS

Proxy Summary	1	Elements of Compensation	48
		Base Salary	52
General Information	6	Annual Cash Bonuses	52
		Stock-Based Long-Term Incentive Compensation	58
Proposals	8	Perquisites and Other Compensation	62
Proposal 1 - Election of Directors	8	Health Benefits	62
Board Nominee Background and Experience	10	Severance Benefits and Change in Control Provisions	62
Proposal 2 - Advisory Vote on Executive Compensation	20	Employment Agreements	62
Proposal 3 - Ratification of the Selection of Independent		Clawback Policy	64
Registered Public Accounting Firm	21	Stock Ownership Guidelines	65
		Insider Trading and Anti-Hedging and Pledging Policy	65
Corporate Governance	22	Option Awards	65
Board of Directors Overview and Structure	22
Committees of the Board of Directors	25	Compensation of Named Executive Officers	66
Compensation of Directors	28	Summary Compensation Table	66
		2024 Grants of Equity-Based Awards	67
Stockholder Outreach	30	2024 Outstanding Equity Awards at Year-End	68
2024 Stockholder Outreach	30	2024 Option Exercises and Vested Stock Awards	69
		Potential Payments Upon Termination or Change In
Executive Officers	33	Control	70
Succession Planning	35	Pay Ratio Disclosure	73
		Pay Versus Performance	73
Compensation Committee Report	36
		Sustainability	78
Compensation Discussion and Analysis	38	Sustainability Principles and Actions	78
2024 Executive Compensation Overview	38
2024 Company Performance	38	Audit Committee Report	85
Stockholder Say on Pay Frequency Vote	39
Stockholder Say on Pay Vote	39	Independent Registered Public Accounting Firm Fees
Summary of Key Actions Taken and Changes Made to		and Other Matters	86
Long-Term Incentive Program as a Result of Stockholder
Feedback	39	Beneficial Ownership of Nexstar Common Stock	87
Compensation Philosophy and Objectives	44	Beneficial Ownership Table	87
Overview and Role of Compensation Committee	45
Role of Compensation Consultant in Compensation		Delinquent Section 16(a) Reports	89
Decisions	45
Defining the Market—Benchmarking	45	Certain Relationships and Related Person Transactions	90
Compensation Risk Considerations	46
Determination of Compensation	47	Other Information	91
Key Metrics Used for Performance Measures	47
		Appendix A: Non-GAAP Financial Measures	93

PROXY SUMMARY

This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors (the “Board” or “Board of Directors”) of Nexstar Media Group, Inc., a Delaware corporation (“Nexstar,” the “Company,” “our,” “us,” or “we”), of proxies for use at Nexstar’s Annual Meeting of Stockholders.

The proxy summary highlights certain information contained in this Proxy Statement. Stockholders are encouraged to read the entire Proxy Statement and the 2024 Annual Report on Form 10-K (the “2024 Form 10-K”) carefully before voting.

Annual Meeting Information

TIME & DATE 10:00 a.m. CDT June 17, 2025	LOCATION Virtual Meeting at www.virtualshareholdermeeting.com/NXST2025	RECORD DATE April 21, 2025	MATERIALS www.proxyvote.com

For details on attending the Annual Meeting, proxy materials and voting, refer to section below titled “General Information.”

Proposals and Voting Recommendations

Stockholders will be asked to vote on the following matters at the Annual Meeting:

Number	Proposal	Description	Board Recommendation
1	Election of Directors	Elect the nine nominees for director named in this proxy statement to serve until the 2026 annual meeting of stockholders	FOR (EACH NOMINEE)
2	Advisory Vote on Executive Compensation	Advise the Board of Directors on the compensation of our Named Executive Officers	FOR
3	Ratification of the Selection of Independent Registered Public Accounting Firm	Ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2025	FOR
Other		Transact any other business which may properly come before the Annual Meeting

Nexstar Media Group, Inc.	1	2025 Proxy Statement

Proxy Summary

Key Highlights

Nexstar Has a Track Record of Stockholder Friendly Actions

Year	Key Action Items
2021
•
Board Refreshment: Added Bernadette Aulestia, Former President, Global Distribution at HBO, and Board member at Denny’s and National CineMedia, to the Board of Directors
•
Management Succession: Hired Lee Ann Gliha as EVP and Chief Financial Officer

2022	• One Share, One Vote: Eliminated multiple classes of stock • Management Succession: Hired Rachel Morgan as EVP and General Counsel
2023
•
Annual Reelection of Board Members: Declassified the Board of Directors
•
Board Refreshment: Added Tony Wells, Former Chief Media Officer, Verizon and Chief Brand Officer, USAA, and Board member at Yelp!, to the Board of Directors, replacing Dennis Miller
•
Established Clawback Policy: Established SEC-compliant clawback policy
•
Management Succession: Hired Michael Biard as President and Chief Operating Officer

2024
•
Separation of Chairperson and CEO: Adopted a policy that the roles of Chairperson of the Board of Directors and Chief Executive Officer may not be held by the same individual once Perry A. Sook leaves the Company and the Board.
•
Prohibited Hedging and Pledging Transactions: Updated the Company’s Insider Trading and Anti-Hedging/Pledging Policy to strictly prohibit hedging and pledging of Company securities
•
Board Refreshment: Appointed Ellen Johnson, CFO of The Interpublic Group of Companies, Inc., to the Board of Directors, replacing Marty Pompadur

2025
•
Board Refreshment: Dennis FitzSimons announced his plan to retire concurrent with the Annual Meeting, and a search is underway for his replacement
•
New LTIP Structure for Non-CEO NEOs: Updated LTIP structure for non-CEO NEOs and other senior executives in response to stockholder preferences and in line with peers
•
Agreed New LTIP Terms for Mr. Sook in any Renewal of His Employment Contract as CEO: Mr. Sook has agreed to include certain LTIP provisions requested by stockholders in any new employment contract entered into upon any extension, renewal or replacement of his existing contract, which expires in March 2026

Nexstar Media Group, Inc.	2	2025 Proxy Statement

Proxy Summary

Nexstar Sustainability and Governance At-A-Glance

BOARD OF DIRECTORS
Declassified Board	Yes
Director Independence, Composition and Tenure (1)	• All Directors, except for the Chairperson, are independent (8 of 9) • 100% independent committees • 33% of board members are women (3 of 9) • Average tenure of independent board members is 12 years
Board Refreshment	• Added 3 new Board members since 2021, expanding the Board by 1 member and replacing 2 members • Plan to replace 1 Board member retiring after the Annual Meeting
Director Engagement	Attended 96% of Board and Committee meetings during 2024, on average
Limitation on Over-boarding
•
Limitation of 4 public company boards, except if a board member of the Company is a full-time officer of the Company or another company, then the limitation is 2 public company boards, in each case including Nexstar board
•
All directors are in compliance with this policy

Stock Ownership Requirements

3x annual base retainer

•
Tested five years from start date, includes unvested RSUs based on the highest stock price over the last 24 months
•
All applicable directors are in compliance as of 12/31/24, holding stock equal to 40x annual base retainer on average

Lead Independent Director	No. The Board members believe a lead independent director would hinder their ability to engage with the Chairperson and the management team
Separation of Chairperson and CEO	Board policy adopted in 2024 to separate Chairperson and CEO once Founder, Perry A. Sook leaves the Company and the Board

(1) Refers to directors standing for re-election at the Annual Meeting.

Nexstar Media Group, Inc.	3	2025 Proxy Statement

Proxy Summary

Nexstar Sustainability and Governance At-A-Glance (continued)

SENIOR EXECUTIVE COMPENSATION AND POLICIES
Compensation Composition

All senior executive compensation includes (i) base salary, (ii) short-term performance-based annual bonus, and (iii) long-term incentive compensation split between time-based restricted stock units (50%) and performance-based restricted stock units (50%)

•
92% of CEO compensation in 2024 was “at risk” of forfeiture and earned based on performance achievement and/or continued service
•
70% of Non-CEO proxy Named Executive Officers (“NEO”) compensation in 2024 was “at risk” as described above

Short-Term Incentive Compensation

Target short-term incentive compensation is earned by achieving targets based on the primary responsibilities of the executive composed of (i) financial targets (e.g. Net Revenue and/or Adjusted EBITDA) for the Company, division or business and (ii) individual achievement objectives

Long-Term Performance-Based Incentive Compensation

CEO: 1-Year Relative TSR versus a peer group set by the Compensation Committee and 2-year time-vesting

Other NEOs: New award structure implemented in 2025 in response to shareholder feedback; Key features include 3-year vesting, 2-year measurement period (to match Company’s business cycle) of two metrics: (i) Relative TSR (50% weighting) versus a peer group set by the Compensation Committee and (ii) cumulative Adjusted Free Cash Flow (50% weighting)

Stock Ownership Requirements

CEO: 10x annual base salary

Other NEOs: 2x annual base salary

•
To be achieved within five years from start date
•
Includes unvested RSUs and PSUs based on the highest stock price over the last 24 months
•
All applicable officers are in compliance as of 12/31/24
•
CEO holds stock equal to 117x his annual base salary

Change in Control and Severance
•
Cash severance double trigger for change in control
•
Cash severance: 2x base salary and target bonus for CEO and COO, 1x for other NEOs
•
Automatic acceleration of equity vesting upon change in control for all NEOs, and, additionally, for CEO upon a qualifying termination
•
No gross up of taxes

Nexstar Media Group, Inc.	4	2025 Proxy Statement

Proxy Summary

Nexstar Sustainability and Governance At-A-Glance (continued)

ENIOR EXECUTIVE COMPENSATION AND POLICIES (continued)

SENIOR EXECUTIVE COMPENSATION AND POLICIES (continued)
Clawback Policy	SEC compliant policy was adopted October 2023
Insider Trading and Anti-Hedging/ Pledging Policy	Adopted stricter standards (no hedging or pledging allowed) in January 2025
Frequency of Say-on-Pay Voting	Annual
Management Succession	Replaced retiring executives in key roles of Chief Financial Officer, General Counsel and Chief Operating Officer since 2021
Independent Consultant	Meridian Compensation Partners, LLC, engaged directly by the Compensation Committee of the Board of Directors

SHAREHOLDER RIGHTS
Controlled Company / Multi-Class Stock	No / Single class of common stock
Voting Standards	Bylaw Amendment: Majority Charter Amendment: Majority, except certain provisions that require two-thirds

OTHER
•
Annually post a “sustainability” report to our website including SASB disclosure, information about our broadcast and journalistic standards and awards/recognition, community involvement, cybersecurity and data protection and environmental initiatives
•
Post link to our EEO-1 data on website
•
Active investor relations function. Participated in 17 conferences and non-deal roadshows in 2024 meeting with 643 investors. Annual shareholder outreach process.

Nexstar Media Group, Inc.	5	2025 Proxy Statement

GENERAL INFORMATION

Proxy Materials

To expedite delivery, reduce our costs and decrease the environmental impact of our proxy materials, we used “Notice and Access” in accordance with the U.S. Securities and Exchange Commission (“SEC”) rule that allows companies to furnish their proxy materials over the internet. On or about April 30, 2025, we are first sending a Notice of Internet Availability of Proxy Materials to our stockholders of record.

The following proxy materials can be accessed by visiting www.proxyvote.com and entering the 16-digit control number found in the Notice of Internet Availability of Proxy Materials or proxy card (if printed copy of the proxy materials is received by stockholder):

•
Notice of Annual Meeting and Proxy Statement;
•
2024 Form 10-K; and
•
Form of Proxy Card.

Attending the Annual Meeting

The virtual Annual Meeting will begin promptly at 10:00 a.m. CDT on June 17, 2025 and will be conducted via live webcast. Online check-in will begin at 9:45 a.m. CDT.

Stockholders will be able to participate at the Annual Meeting by visiting www.virtualshareholdermeeting.com/NXST2025 and entering the 16-digit control number provided on the Notice of Internet Availability of Proxy Materials or proxy card (if printed copy of the proxy materials is received by stockholder).

Voting Securities

Stockholders of record as of the close of business on April 21, 2025 may vote at the Annual Meeting. On that date, there were 30,188,767 shares of the Company’s common stock, par value $0.01 (“Common Stock”), outstanding. The holders of Common Stock are entitled to one vote per share. Holders of our preferred stock, of which there are no shares outstanding, have no voting rights.

Under the Company’s Second Amended and Restated Bylaws, adopted as of January 26, 2023 (the “Bylaws”), the holders of a majority of the voting power of the outstanding shares of capital stock entitled to vote at the Annual Meeting, present in person or represented by proxy, constitute a quorum. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority to vote your shares on Proposal 3 even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote either on Proposals 1 or 2 without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters.

There is no cumulative voting.

Nexstar Media Group, Inc.	6	2025 Proxy Statement

General Information

Voting Instructions

The proposals to be voted on at the Annual Meeting are outlined above in the proxy summary on page 1.

For Stockholders Registered with Equiniti

Stockholders whose shares are registered directly in their name with Nexstar’s transfer agent, Equiniti Trust Company, LLC (“Equiniti”), can vote in one of the followings ways:

•
Internet: Visit www.proxyvote.com and use the 16-digit control number found on the Notice of Internet Availability of Proxy Materials or proxy card (if printed copy of the proxy materials is received by stockholder);
•
Telephone: Call 1-800-690-6903 and provide the 16-digit control number found on the Notice of Internet Availability of Proxy Materials or proxy card (if printed copy of the proxy materials is received by stockholder);
•
Mail: Mark, sign, date and promptly return proxy card in the enclosed postage paid envelope (if stockholder received printed proxy materials); or
•
by attending the virtual Annual Meeting and voting online (refer to the section above titled “Attending the Annual Meeting”).

Stockholders may revoke their proxy and change their vote in one of the following ways:

•
entering a new vote by internet or telephone;
•
signing and properly mailing another duly executed proxy bearing a later date;
•
giving written notice of revocation to the Company’s Corporate Secretary at 545 E. John Carpenter Freeway, Suite 700, Irving, TX 75062; or
•
by attending the virtual Annual Meeting and voting online (refer to the section above titled “Attending the Annual Meeting”).

Internet and telephone voting are available until 11:59 p.m., Eastern Daylight Time, on June 16, 2025. Votes returned in the enclosed postage paid envelope by June 16, 2025 will be processed, but votes received after that date will not.

Shares of Common Stock represented by a properly executed proxy that are received by Nexstar prior to the Annual Meeting, will, unless validly revoked, be voted in accordance with the instruction given on such proxy. If a stockholder voted by signing and returning the proxy card via mail and no instructions are indicated, the shares represented by such proxy will be voted FOR proposals 1, 2 and 3.

For Stockholders in Street Name

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name. You will receive instructions from your broker, bank or nominee that you must follow in order to submit your voting instructions prior to the virtual Annual Meeting. For stockholders who wish to vote online at the virtual Annual Meeting, refer to the section above titled “Attending the Annual Meeting” for information.

Nexstar Media Group, Inc.	7	2025 Proxy Statement

GOVERNANCE PROPOSAL

PROPOSAL 1

ELECTION OF DIRECTORS

Summary

Our Board currently has 10 members, of which nine members are standing as nominees for election at the Annual Meeting. Each director nominee will serve a one-year term or until a successor is elected and qualified or until their earlier resignation or death. As previously announced by the Company, Mr. Dennis J. FitzSimons will not stand for reelection and his service will end at the Annual Meeting, upon which the size of the Board will be reduced to nine.

Voting

Each director shall be elected by a majority of the votes cast. Stockholders may cast their votes (i) “for” the nominee, (ii) “against” the nominee or (iii) abstain. A majority means that the number of shares voted “for” a nominee’s election must exceed the number of votes cast “against” that nominee’s election. Votes for and against a nominee’s election will count in the tabulations of votes cast on that nominee’s election. Abstentions and broker non-votes will not count on the tabulations of votes cast on a nominee’s election, will not be counted as a vote cast either “for” or “against” a nominee election and will therefore not affect the outcome of such vote.

If a proxy is signed and returned, but does not specify how the shares represented by the proxy are to be voted with respect to the election of directors, the proxy will be voted to elect as directors all of the nominees named herein.

Board Recommendation

The Board of Directors recommends voting FOR the director nominees.

Nexstar Media Group, Inc.	8	2025 Proxy Statement

Proposal 1

Our Board Nominees

				Board Committee Memberships
Director Nominee	Age	Director Since	Status	Audit	Compensation	Nominating and Governance
Perry A. Sook Chairman and CEO, Nexstar	67	1996
Geoff Armstrong Former CFO, AMFM	67	2003	Independent	Chair
Bernadette S. Aulestia Former President, Global Distribution, HBO	52	2021	Independent		●
Jay M. Grossman Chair, ABRY Partners, LLC	65	1997	Independent		Chair
Ellen Johnson CFO, Interpublic Group	59	2024	Independent	●
C. Thomas McMillen Partner, Moran Global Strategies	72	2014	Independent			●
Lisbeth McNabb Former CFO and COO, Linux Foundation	64	2006	Independent	●(1)		●
John R. Muse Investor and Former Board Member, Media General	74	2017	Independent			Chair
Tony Wells Former Chief Media Officer, Verizon	60	2023	Independent		●
(1)
As previously announced by the Company, Mr. Dennis J. FitzSimons, a current member of the Board and its Audit Committee, will not stand for reelection and will resign at the Annual Meeting. The Board has appointed Ms. Lisbeth McNabb to serve on the Audit Committee (and also continue to serve on the Nominating and Corporate Governance Committee) following the departure of Mr. FitzSimons.

Board Independence Board Tenure Board Composition Chairman (1),11% Independent Board Members (8), 89% 12+Years, 4 0-6 Years, 3 7-12 Years, 2 Men 67% Women 33%

Nexstar Media Group, Inc.	9	2025 Proxy Statement

Proposal 1

Board Nominee Background and Experience

The following table provides information regarding our Board nominees as of April 30, 2025, including certain types of knowledge, skills, and business experiences, which our Board believes are relevant to our business and industry. Three of our nine Board nominees are women and two of our nine Board nominees are members of an ethnic/racial minority.

	Sook	Armstrong	Aulestia	Grossman	Johnson	McMillen	McNabb	Muse	Wells	Overall
Public Company	●	●	●	●	●	●	●	●	●	9 of 9
Industry	●	●	●	●	●		●	●	●	8 of 9
Management	●	●	●	●	●	●	●	●	●	9 of 9
Operations	●	●	●				●	●	●	6 of 9
Regulatory/Legal	●	●								2 of 9
Financial	●	●	●	●	●		●	●		7 of 9
M&A	●	●		●	●	●	●	●		7 of 9
Information Technology	●	●			●	●	●			5 of 9
Environmental	●	●			●	●			●	5 of 9

Nexstar Media Group, Inc.	10	2025 Proxy Statement

Proposal 1

DIRECTOR NOMINEES
Biographical Information
Perry A. Sook Chairman and Chief Executive Officer of Nexstar Media Group, Inc. Age: 67 Tenure: 29 years Status: Chairman and CEO Committee: None

Mr. Sook’s qualifications to serve on Nexstar’s Board of Directors include his demonstrated leadership skills and extensive operating executive experience in building Nexstar from its founding to $5.4 billion of net revenue in 2024. He is highly experienced in driving operational excellence, innovating new strategies, and attaining financial objectives under a variety of economic and competitive conditions.

Professional Experience

•
Chairman and Chief Executive Officer of Nexstar since its inception in 1996
•
Over 40 years of professional experience in broadcasting covering all facets of the business, including ownership and M&A, management, sales, on-air talent and news
•
Founded Nexstar with one local television station in Scranton, PA and led its growth into the leading diversified media company and the largest local television broadcaster in the United States it is today

Other Current Public Company Boards

•
None

Other Board Experience

•
Joint-Chairman for the National Association of Broadcasters (non-profit)
•
Director at Broadcasters Foundation of America (non-profit)

Nexstar Media Group, Inc.	11	2025 Proxy Statement

Proposal 1

DIRECTOR NOMINEES
Biographical Information
Geoff Armstrong Former Chief Financial Officer of AMFM Age: 67 Tenure: 22 years Status: Independent Committee: Chair, Audit

Mr. Armstrong’s qualifications to serve on Nexstar’s Board of Directors include his extensive experience as the Chief Financial and Chief Operating Officer in the broadcast and communications industry, as well as a board member of other publicly traded companies. His service on the boards of other public companies allows him to offer a broad perspective on corporate governance, risk management and operating issues facing corporations today.

Professional Experience

•
2000 - Present: Chief Executive Officer, 310 Partners, a private investment firm
•
1999 - 2000: Chief Financial Officer, AMFM, Inc. an NYSE publicly traded company
•
1998 - 1999: Director and Chief Operating Officer, Capstar Broadcasting Corporation which merged with AMFM in 1999
•
Prior: Founder of SFX Broadcasting which went public in 1993 and subsequently served as CFO, COO and a director until the company was sold in 1998 to AMFM

Other Current Public Company Boards

•
Urban One, Inc. (NASDAQ: UONE), largest diversified media company that primarily targets Black Americans and urban consumers in the United States

– Director (2021 - Present and 2001 - 2020)

– Chair of the Audit Committee (2021 - Present and 2002 - 2020)

Nexstar Media Group, Inc.	12	2025 Proxy Statement

Proposal 1

DIRECTOR NOMINEES
Biographical Information
Bernadette S. Aulestia Former President, Global Distribution at HBO Age: 52 Tenure: 4 years Status: Independent Committee: Compensation

Ms. Aulestia’s qualifications to serve on Nexstar’s Board of Directors include her extensive experience as an executive in content and digital businesses which enables her to provide valuable advice on strategic and business matters as it relates to the Company’s own content and digital operations and growth plans. Her service on the boards of other public and private companies allows her to offer a broad perspective on corporate governance, risk management and operating issues facing corporations today.

Professional Experience

•
2022: Advisor and Chief Revenue and Growth Officer, Callisto Media (private), a technology and media company which leverages audience data to create high-quality content at scale
•
2009 – 2019: President, Global Distribution, HBO (2018 – 2019), the premium programming subsidiary of WarnerMedia, and various positions of increasing seniority at HBO (prior to 2018)
•
Prior: Various positions at Univision Communications, Turner Broadcasting Systems and Kidder Peabody

Other Current Public Company Boards

•
Denny’s Corporation (NASDAQ: DENN), one of America’s largest full-service restaurant chains

– Director (2018 - Present)

– Chair of Corporate Governance & Nominating Committee

•
National CineMedia, Inc. (NASDAQ: NCMI), the largest cinema advertising platform in the U.S.

– Director (since 2023)

– Chair of the Nominating and Governance Committee

Other Board Experience

•
Candoo Tech (private), a monthly subscription-based technical customer support service for aging adults and planned communities

– Director (since 2021)

Nexstar Media Group, Inc.	13	2025 Proxy Statement

Proposal 1

DIRECTOR NOMINEES
Biographical Information
Jay M. Grossman Chair, ABRY Partners, LLC Age: 65 Tenure: 28 years Status: Independent Committee: Chair, Compensation

Mr. Grossman’s qualifications to serve on Nexstar’s Board of Directors include his long-term experience with Nexstar and his extensive experience in investing in media and communications companies enabling him to provide meaningful insight and guidance to the Company and the Board as Nexstar executes on its growth plan.

Professional Experience

•
1996 – Current: Chair and Former Managing Partner and Co-Chief Executive Officer of ABRY Partners, LLC (“ABRY”), a private equity fund focused on media, communications, business and information services

– ABRY helped found Nexstar alongside Perry Sook in 1996 and fully exited its ownership position in the Company in 2013

Other Current Public Company Boards

•
KORE Group Holdings (NYSE:KORE), a relationship-focused promotional marketing agency providing “internet-of-things” and IT solutions

– Director (since 2023)

Other Board Experience

•
Served on the board of directors of a wide variety of private companies including Atlantic Broadband, Caprock Communications, Consolidated Theaters, Cyrus One Networks, Donuts, Executive Health Resources, Grande Communications, Hosted Solutions, Monitronics International, Q9 Networks, RCN Telecom Services, Sidera Networks and WideOpenWest Holdings

Nexstar Media Group, Inc.	14	2025 Proxy Statement

Proposal 1

DIRECTOR NOMINEES
Biographical Information
Ellen Johnson Chief Financial Officer of The Interpublic Group of Companies, Inc. Age: 59 Tenure: 7 months Status: Independent Committee: Audit

Ms. Johnson’s qualifications to serve on Nexstar’s Board of Directors include her extensive leadership experience in accounting, corporate finance and information technology as well as experience in the marketing and advertising industry. Her experience as the Chief Financial Officer of a publicly traded company provides valuable perspective related to corporate governance, risk management and operating issues.

Professional Experience

•
2020 – Current: Executive Vice President, Chief Financial Officer, The Interpublic Group of Companies, Inc. (NYSE: IPG) (“IPG”), a values-based, data-fueled and creatively-driven provider of marketing solutions

– Oversees global finance, information technology and investor relations

– Executive sponsor of ESG programs related to climate action, social programs and governance

•
2004 – 2020: Senior Vice President, Finance and Treasurer, IPG

Nexstar Media Group, Inc.	15	2025 Proxy Statement

Proposal 1

DIRECTOR NOMINEES
Biographical Information
C. Thomas McMillen Partner at Moran Global Strategies Age: 72 Tenure: 11 years Status: Independent Committee: Nominating and Corporate Governance

Mr. McMillen’s qualifications to serve on Nexstar’s Board of Directors include his long-tenured political, business and sports experience and leadership. During his career, he has been an active investor, principal and board member in companies in a range of industries relevant to Nexstar’s business including broadcasting, cellular, environmental technology, real estate and insurance industries, among others.

Professional Experience

•
2024 – Present: Partner, Moran Global Strategies, a government relations services firm
•
2015 – 2024: President and Chief Executive Officer, LEAD1 Association (formerly the DIA Athletic Directors Association)
•
2005 – 2014: CEO and Chairman of the Board, Timios National Corporation (“Timios”) (formerly Homeland Security Capital Corporation) (2011 – 2014) and President (2005 – 2011)
•
1987 – 1993: Member of the U.S. House of Representatives representing the 4th Congressional District of Maryland, serving three consecutive terms

Other Current Public Company Boards

•
ScanTech AI Systems, Inc. (NASDAQ: STAI), an innovator of next-generation “fixed-gantry” checkpoint security scanners

– Director (since 2025)

•
Castellum, Inc. (NYSE: CTM), a technology company focused on leveraging the power of information technology to help solve national security challenges

– Director (since 2022)

Other Board Experience

•
RCS Capital Corporation

– Director (2013 - 2016)

Nexstar Media Group, Inc.	16	2025 Proxy Statement

Proposal 1

DIRECTOR NOMINEES
Biographical Information
Lisbeth McNabb Former Chief Financial Officer and Chief Operating Officer of Linux Foundation Age: 64 Tenure: 19 years Status: Independent Committees: Audit(1) and Nominating and Corporate Governance

Ms. McNabb’s qualifications to serve on Nexstar’s Board of Directors include her leadership skills in entrepreneurial and executive roles in media, digital and technology companies. She is an expert at driving finance, strategy, operations, data analytics and revenue strategies at the high growth stage.

Professional Experience

•
2023 – Present: Operating Partner, Springcoast Capital Partners, a growth equity firm focused on market-leading software and technology companies
•
2018 – 2020: Chief Financial Officer and Chief Operating Officer, Linux Foundation, an open-source technology consortium

Other Board Experience

•
Acronis (private), a global leader in cybersecurity and data protection

– Director and Chair of the Audit Committee (since 2021)

•
ABB E-Mobility (private), global leader in electric vehicle charging solutions

– Director and Chair of the Audit and Sustainability Committee (since 2023)

•
Zoomcar (private), the largest car-sharing platform, headquartered in Bangalore, India

– Director (2022 - 2023)

•
NeoGames (NASDAQ: NGMS), a global provider of iLottery solutions for national and state-regulated lotteries

– Director and Chair of Audit, and Member of the Audit, Nominating and Governance and Compensation committees (2021 - 2023)

(1)
As previously announced by the Company, Mr. Dennis J. FitzSimons, a current member of the Board and its Audit Committee, will not stand for reelection and will resign at the Annual Meeting. The Board has appointed Ms. Lisbeth McNabb to serve on the Audit Committee (and also continue to serve on the Nominating and Corporate Governance Committee) following the departure of Mr. FitzSimons.

Nexstar Media Group, Inc.	17	2025 Proxy Statement

Proposal 1

DIRECTOR NOMINEES
Biographical Information
John R. Muse Investor and Former Board Member of Media General Age: 74 Tenure: 8 years Status: Independent Committee: Chair, Nominating and Corporate Governance

Mr. Muse has more than 25 years of experience in private equity. His qualifications to serve on Nexstar’s Board of Directors include his investing, financial and leadership skills in entrepreneurial and executive roles in a wide range of industries in which he has invested directly and indirectly.

Professional Experience

•
2017 – Present: Principal, Muse Family Enterprises
•
1989 – 2013: CEO, Hicks, Muse, Tate & Furst, a private equity firm

Other Board Experience

•
Lucchese, Inc. (private), a boot company

– Chairman (since 2015)

•
Free Flow Wines (private), a leading packaging and logistics company serving the wine on tap segment

– Chairman (since 2017)

•
Media General, Inc. (previously publicly traded), a television broadcasting company acquired by Nexstar

– Director (2014 - 2017)

Nexstar Media Group, Inc.	18	2025 Proxy Statement

Proposal 1

DIRECTOR NOMINEES
Biographical Information
Tony Wells Former Chief Media Officer, Verizon Age: 60 Tenure: 2 years Status: Independent Committee: Compensation

Mr. Wells’ qualifications to serve on Nexstar’s Board of Directors include his deep knowledge of the national and local advertising landscape, digital marketing, as well as his experience and insights working within large enterprises in key advertising verticals like automotive, financial services and telecommunications.

Professional Experience

•
2024 – Present: Venture Partner, AZ-VC, Arizona’s largest venture capital fund
•
2021 – 2023: Chief Media Officer, Verizon Communications Inc. (NSYE: VZ)
•
2017 – 2021: Chief Brand Officer, USAA and several senior marketing roles
•
2007 – 2017: Chief Marketing Officer, 24 Hour Fitness, ADT Security and Schneider Electric NA

Other Current Public Company Boards

•
Yelp Inc. (NYSE: YELP), a community-driven platform that connects people with local businesses

– Director (since 2020)

– Member of the Compensation Committee

Other Board Experience

•
TripleLift, a private equity-owned programmatic advertising company

– Director (since 2023)

•
Association of National Advertisers

– Director (2020 - 2023)

Nexstar Media Group, Inc.	19	2025 Proxy Statement

COMPENSATION PROPOSAL

PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Summary

As required by Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Board of Directors is asking stockholders to cast an advisory, non-binding vote to approve the compensation of our Named Executive Officers, as disclosed in this Proxy Statement. While this vote is non-binding, the Board of Directors values the opinions of Nexstar’s stockholders and will consider the outcome of the vote when making future compensation decisions. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and procedures described in this Proxy Statement.

Background

The Compensation Committee oversees the executive compensation program including adopting changes to awarding compensation as appropriate to reflect Nexstar’s circumstances. The information provided in this Proxy Statement demonstrates that Nexstar’s executive compensation program is designed appropriately and is working to ensure that management’s interests are aligned with its stockholders’ interests to support long-term value creation and will attract and retain appropriate talent.

Voting

This vote is advisory only and non-binding on the Board of Directors. The Board of Directors will receive the vote tally and will consider the results of the vote, along with other relevant factors, in its assessment of executive compensation. Votes may be cast “for” or “against” such proposal. Stockholders may also abstain from voting. Votes “for” or “against” this proposal and abstentions will count in the tabulations of votes cast on this proposal, while broker non-votes will not be counted as votes cast on this proposal and will have no effect on the voting results.

Board Recommendation

The Board of Directors recommends stockholders vote FOR such compensation.

Nexstar Media Group, Inc.	20	2025 Proxy Statement

AUDIT PROPOSAL

PROPOSAL 3

RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Summary

Subject to ratification by the stockholders, the Audit Committee of the Board of Directors has selected the firm of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2025. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since 1997. If the stockholders do not ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm, the selection of such independent registered public accounting firm will be reconsidered by the Audit Committee.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions from stockholders.

Voting

The ratification of the selection of our independent registered public accounting firm requires the affirmative vote of a majority of the shares of stock present in person or represented by proxy at the meeting and voting thereon. Votes may be cast “for” or “against” such ratification. Stockholders may also abstain from voting. Votes “for” or “against” this proposal and abstentions will count in the tabulations of votes cast on this proposal. Abstentions will be counted as votes cast on this proposal and will have the same effect as votes “against” this proposal. If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority to vote your shares on this proposal even if the broker does not receive voting instructions from you, and therefore no broker non-votes are expected in connection with this proposal.

Board Recommendation

The Board of Directors recommends stockholders vote FOR this proposal.

Nexstar Media Group, Inc.	21	2025 Proxy Statement

CORPORATE GOVERNANCE

Highlights

The Company has established corporate governance practices and a structure that we believe provide significant protections for stockholders. These include:

•
Single class of common stock
•
Majority voting standards for bylaws and most charter amendments
•
No poison pill
•
Declassified Board of Directors
•
All Directors are independent, except for the Chairperson
•
100% independent committees of the Board
•
Ongoing board refreshment process begun in 2021
•
Policy to limit the number of public company boards on which a Board member may serve
•
Stock ownership requirements for Board members
•
Policy to separate Chairperson and CEO roles once Perry A. Sook leaves the Company and the Board

Board of Directors Overview and Structure

Responsibilities

The business and affairs of the Company are managed by or under the direction of the Board of Directors. The Board of Directors executes its oversight as a whole and through its committees including the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. As a whole, among other responsibilities and actions, the Board of Directors attend regular Board meetings to discuss and review the Company’s strategy, operations, financial results and financial plan. The Board annually approves our operating and capital budget, reviews our capital allocation plan, authorizes our share repurchase plan and any quarterly dividend payments and approves significant mergers and acquisitions.

Risk Oversight

As described more fully in the “Risk Factors” section to the Company’s 2024 Form 10-K, the Company’s management and Board of Directors manage a variety of internal and external risks. The Board of Directors and its committees play a vital role in managing the risks facing our Company.

•
Through the Audit Committee, the Board of Directors manages potential accounting risk through oversight of accounting and financial reporting and disclosure processes and systems of internal accounting and financial controls as well as other Company risks, including cybersecurity, artificial intelligence and climate-related matters.
•
Through the Compensation Committee, the Board of Directors manages potential risks associated with our compensation programs, ensuring the program does not encourage executives to take unacceptable risks.
•
Through the Nominating and Governance Committee, the Board of Directors manages risks associated with board and committee succession and establishing and effecting corporate governance principles.

Nexstar Media Group, Inc.	22	2025 Proxy Statement

Corporate Governance

•
The Board of Directors, together with our General Counsel and advice from outside legal counsel, when necessary, oversees legal and regulatory risks.

Leadership Structure and Policy to Separate Chair and CEO

The Board of Directors has the responsibility for selecting the appropriate leadership structure for itself and for the Company. The Board of Directors considers many factors, including the specific needs of the business and the best interests of the Company’s stockholders in determining the most appropriate structure for itself and the Company. Our current Board of Directors leadership structure is comprised of a combined Chairperson of the Board and Chief Executive Officer and Board committees comprised of only independent directors. Under NASDAQ Listing Rules, our independent directors are Messrs. Armstrong, Grossman, Muse, FitzSimons, McMillen and Wells and Mses. Aulestia, Johnson and McNabb.

The Board of Directors believes that Mr. Sook’s service in the combined Chairperson and Chief Executive Officer role is in the best interest of both the Company and its stockholders. As of December 31, 2024, Mr. Sook is the Company’s third largest shareholder. He has a vast knowledge of television broadcasting and is a recognized leader in this industry. He understands the opportunities for and issues facing the Company and by serving in this dual role he is able to effectively focus the Board of Directors’ attention on these matters. In this combined capacity, he speaks clearly with one voice in addressing the Company’s various stakeholders such as customers, suppliers, employees, and the investing public. However, pursuant to a policy adopted by the Board of Directors in 2024, once Mr. Sook leaves the Company and the Board, the roles of Chairperson of the Board of Directors and Chief Executive Officer of the Company may not be held by the same individual.

All of the Company’s directors, except for the Chair, are independent. The Board of Directors has not designated one of the independent directors as a “lead independent director” because each independent director is fully and effectively involved in the activities and issues relevant to the Board of Directors and its committees. The independent directors prefer not to place one individual between themselves and the Chair of the Board and Chief Executive Officer and other management as they believe this will diminish their active engagement. The independent directors continually demonstrate the ability to exercise their fiduciary responsibilities to the Board of Directors and make independent decisions.

Director Engagement

To ensure satisfactory engagement, the Board of Directors has a policy that:

(i)
no Board member may serve on more than four public company boards, including the Company,
(ii)
no full-time officer of another company may serve on more than two public company boards, including the Company, and
(iii)
no Company officer may serve on more than two company boards, including the Company.

In addition, the Nominating and Governance Committee, at least annually, reviews all directors’ service on the boards and in the employment of other companies. Each director is required to advise the Chair of the Nominating and Governance Committee in advance of accepting an invitation to serve as a board member or employee of any company or organization other than a non-profit company or organization which is local in nature and unlikely to require a substantial time commitment.

Nexstar Media Group, Inc.	23	2025 Proxy Statement

Corporate Governance

Board of Directors Self-Evaluation

The Board periodically conducts a self-evaluation which assesses the Board’s effectiveness regarding its Board and committee meetings, membership and leadership, relationship with management and compensation, among other targets. The Board reviews the self-evaluation and makes changes as a result, if warranted.

Board Attendance

As summarized in the table below, the incumbent members of the Board of Directors attended 96%, on average, of the total number of meetings of the Company’s Board of Directors and committees of the Board of Directors on which they serve, with each incumbent director attending at least 89% of the meetings. The Board of Directors has not adopted a formal policy with regard to director attendance at the annual meeting of stockholders. Mr. Sook attended and presided over the 2024 Annual Meeting of Stockholders.

	Meetings Attended in 2024
	Full Board	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee(1)	Total	Overall Attendance
Perry A. Sook	4				4	100%
Geoff Armstrong	4	5			9	100%
Bernadette S. Aulestia	4		8		12	100%
Dennis J. FitzSimons	4	4			8	89%
Jay M. Grossman	3		8		11	92%
Ellen Johnson(2)	1	1			2	100%
C. Thomas McMillen	4			3	7	100%
Lisbeth McNabb(3)	4	4			8	100%
John R. Muse	4			3	7	100%
Tony Wells	4		7		11	92%
Total Meetings in 2024	4	5	8	3		96%(4)
(1)
In addition to its meetings, the Nominating and Corporate Governance Committee functions were also performed through written consents in lieu of a meeting or meetings held by the full Board of Directors.
(2)
Ms. Johnson attended each of the full board and audit committee meetings from the time she was appointed on October 1, 2024 and October 31, 2024, respectively.
(3)
Ms. McNabb moved from the Audit Committee to the Nominating and Corporate Governance Committee on September 27, 2024.
(4)
Reflects sum of total number of meetings attended by each board member divided by the sum of the total number of meetings each board member could have attended during each board member’s fiscal 2024 tenure.

Nexstar Media Group, Inc.	24	2025 Proxy Statement

Corporate Governance

Committees of the Board of Directors

The Board of Directors currently has three standing committees with the following members:

Member	Status	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Geoff Armstrong	Independent	Chairperson
Bernadette S. Aulestia	Independent		●
Dennis J. FitzSimons(1)	Independent	●
Jay Grossman	Independent		Chairperson
Ellen Johnson(2)	Independent	●
C. Thomas McMillen	Independent			●
Lisbeth McNabb(3)	Independent	●		●
John R. Muse(4)	Independent			Chairperson
Tony Wells	Independent		●
(1)
Mr. FitzSimons will not stand for reelection at the Annual Meeting.
(2)
Ms. Johnson was appointed as a member of the Board of Directors on October 1, 2024 and Audit Committee on October 31, 2024.
(3)
Ms. McNabb stepped down from her position as a member of the Audit Committee and moved to Nominating and Corporate Governance Committee on September 27, 2024. The Board has reappointed Ms. McNabb to serve on the Audit Committee (and also continue to serve on the Nominating and Corporate Governance Committee) following the departure of Mr. FitzSimons.
(4)
Mr. Muse was appointed as a Chair of the Nominating and Corporate Governance Committee effective June 19, 2024, replacing Martin Pompadur who retired from Nexstar’s Board of Directors on June 18, 2024.

As required by the rules and regulations of the NASDAQ Stock Market, we maintain a majority of independent directors on the Board of Directors and the compensation of our executive officers and the nomination of directors are determined by independent directors. All members of the Board committees are independent.

The Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee each operate under a written charter. A copy of each charter is available through our website at www.nexstar.tv. Our website address in this Proxy Statement is included as an inactive textual reference only and the information contained on or accessible through our website does not constitute a part of and is not incorporated by reference into this Proxy Statement.

Committee Rotation

The Nominating and Governance Committee is responsible for evaluating and making recommendations to the Board regarding appointment of directors to its committees and the selection of committee chairs including any required qualifications as well as criteria to evaluate the effectiveness of each committee. While there is no stated policy regarding committee rotation, it has been the Board’s practice to regularly reassess committee appointments in connection with its ongoing Board refreshment process. For example, in 2024 when Ellen Johnson, CFO of The Interpublic Group of Companies, Inc., joined the Board she was appointed to the Audit Committee and Lisbeth McNabb moved from the Audit Committee to fill an open spot on the Nominating and Governance Committee. (Following the announcement of the retirement of Mr. FitzSimons from the Board, Ms. McNabb has been appointed to serve on the Audit Committee upon the effectiveness of Mr. FitzSimons’ retirement.) In addition, the Board considers the results of feedback from its periodic self-assessment, from the feedback from the Company’s annual stockholder outreach and in the election results from each Annual Meeting when assessing the need for committee rotation and/or committee effectiveness. In general, the Board

Nexstar Media Group, Inc.	25	2025 Proxy Statement

Corporate Governance

does not believe that too frequent, too infrequent or reactionary changes in committee assignments are in the best interest of the Company or its stockholders.

Audit Committee
Number of Meetings in 2024: 5

The Audit Committee’s functions include:

•
Overseeing the qualifications, performance, independence, and appointment of our independent registered public accounting firm.
•
Overseeing the quality and integrity of Nexstar’s accounting and financial reporting practices.
•
Overseeing the internal audit function.
•
Evaluating the Company’s risks, including with respect to cybersecurity, artificial intelligence and climate-related matters, and to perform such other duties as may be required by the Board of Directors.

The Chair of the Audit Committee is Geoff Armstrong. The Board of Directors has determined that Mr. Armstrong, Ms. Johnson and Ms. McNabb are “audit committee financial experts” in accordance with the applicable rules and regulations of the SEC.

For more information regarding the Audit Committee, please refer to the “Audit Committee Report” in this Proxy Statement.

Compensation Committee
Number of Meetings in 2024: 8

The Compensation Committee’s functions include:

•
Reviewing the Company’s compensation policies for directors and executive officers of Nexstar.
•
Approving employment agreements with executive officers of Nexstar.
•
Making decisions about the compensation of the Chief Executive Officer, which are reviewed and ratified by all independent directors of the Board of Directors, and reviewing and approving the compensation policies for the Company’s other executive officers.
•
Administering Nexstar’s stock-based compensation plans and approving grants under the plans and, when appropriate, making recommendations to the Board of Directors regarding any incentive compensation or equity-based plans.
•
Reviewing succession planning together with the Nominating and Corporate Governance Committee.

Compensation Philosophy

The primary objectives of the Compensation Committee in determining total compensation (both salary and incentives) of the Company’s executive officers, including the Chief Executive Officer, are to (i) attract and retain talented and highly qualified executives in the competitive diversified media and television broadcasting industry by providing a total compensation package that includes a combination of elements which are at or above competitive opportunities, (ii) tie executive compensation, both short and long-term elements, to the Company’s overall performance and specific attainment of long-term strategic goals, (iii) provide executives with long-term incentive for future performance that aligns with stockholder interests and maximizes stockholders value over the long-term, and (iv) set executive compensation at responsible levels to promote fairness and equity among all employees within our organization.

Nexstar Media Group, Inc.	26	2025 Proxy Statement

Corporate Governance

For more information on the compensation decisions made by the Committee for 2024, refer to the Compensation Discussion and Analysis below.

Compensation Committee Interlocks and Insider Participation

Bernadette S. Aulestia, Jay M. Grossman and Tony Wells served on the Compensation Committee during 2024. None of our executive officers served as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board or Compensation Committee.

Nominating and Corporate Governance Committee
Number of Meetings in 2024: 3

The Nominating and Corporate Governance Committee’s functions include:

•
Reviewing the Company’s corporate governance framework, including all significant governance policies and procedures.
•
Reviewing and making recommendations to the Board regarding the composition, size and minimum qualifications of the Board.
•
Identifying individuals qualified to serve on the Board and reviewing any stockholder nominees for the Board of Directors.
•
Recommending nominees for election to the Board.
•
Overseeing the evaluation of the Board of Directors and its committees, and establishing guidelines for removal of directors.
•
Reviewing succession planning together with the Compensation Committee.

Criteria for Directors

The Nominating and Corporate Governance Committee Charter sets forth the criteria for its directors for reelection and nomination. Those criteria include:

•
A majority of the Board will consist of directors who are independent under NASDAQ Listing Rules.
•
Board should reflect diverse backgrounds and senior level experience in the areas of business, finance, legal and regulatory, technology and marketing.
•
The potential for directors and candidates to create, by other employment or directorships, potential or actual conflicts of interest, risks of anticompetitive activity or potential or actual violations of or restrictions arising from media ownership regulations shall be assessed.
•
Directors and candidates should have integrity and values, high personal and professional ethics, sound business judgment, the ability and willingness to commit sufficient time to understand the Company’s business and industry, fulfill their Board responsibilities and represent the long-term interests of Company shareholders.
•
Each individual Director or candidate is assessed in the context of the Board as a whole.
•
Directors’ past attendance at meetings, participation in and contributions to the activities of the Board, and the most recent Board self-assessment are considered in reelection.
•
No term limits for serving on the Board and no mandatory retirement age.

Nexstar Media Group, Inc.	27	2025 Proxy Statement

Corporate Governance

There is no formal policy governing diversity of the Board of Directors and the selection of its members. The

Nominating and Corporate Governance Committee defines Board diversity broadly to mean that the Board of

Directors is comprised of individuals with a variety of perspectives, industry experience, personal and professional backgrounds, skills and qualifications.

Board Refreshment

Over the past several years, the Board of Directors has enacted a board refreshment plan in order to bring some fresh perspectives to the Board, reduce the average tenure of its members, and increase and diversify the knowledge and skill set of its members. Key refreshment actions include:

•	2021:	Adding Bernadette Aulestia, Former President, Global Distribution, HBO.

•	2023:	Replacing Dennis Miller with Tony Wells, Former Chief Media Officer, Verizon.

•	2024:	Replacing Martin Pompadur with Ellen Johnson, Chief Financial Officer, The Interpublic Group of Companies.

•	2025:	Dennis FitzSimons announced his plan to retire concurrent with the Annual Meeting. The Board of Directors is currently undertaking a search for his replacement.

Compensation of Directors

Overview of Compensation and Procedures

Nexstar employees do not receive additional compensation for their services as directors. Accordingly, Mr. Sook serves on the Board of Directors without additional compensation. In 2024, each non-employee director received annual cash compensation of $100,000 for their services as a director, pro-rated for any partial fiscal year during which the director served on the Board of Directors. Each non-employee director also received cash compensation of $15,000, $10,000 or $10,000 for service in the Audit, Compensation or Nominating and Corporate Governance Committee, respectively. The Audit, Compensation and Nominating and Corporate Governance Committee Chairpersons received additional cash compensation of $12,500, $10,000 and $7,500, respectively. In March 2024, each of our non-employee directors also received a retainer in the form of time-based restricted stock units, pro-rated for any partial fiscal year during which the director served on the Board of Directors, as described in the tables below. Non-employee directors do not receive payments for their attendance at Board or Committee meetings. However, we reimburse our directors for business related travel expenses.

Nexstar Media Group, Inc.	28	2025 Proxy Statement

Corporate Governance

2024 Director Compensation Table

The following table sets forth information concerning compensation to each of our independent directors during the year ended December 31, 2024:

	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2) ($)	Total ($)
Geoff Armstrong	127,500	249,911	377,411
Bernadette S. Aulestia	110,000	249,911	359,911
Dennis J. FitzSimons	115,000	249,911	364,911
Jay M. Grossman	120,000	249,911	369,911
Ellen Johnson(3)	57,500	90,314	147,814
C. Thomas McMillen	110,000	249,911	359,911
Lisbeth McNabb	115,000	249,911	364,911
John R. Muse	115,625	249,911	365,536
Tony Wells	110,000	243,503	353,503

(1)
Represents the grant date fair value of time-based restricted stock units (“RSUs”) awarded to each director in 2024 computed in accordance with FASB Accounting Standards Codification Topic 718. See the Notes to the Company’s Consolidated Financial Statements in our 2024 Form 10-K for a discussion of the assumptions made in the valuation of these awards.
(2)
The RSUs granted to each director in 2024, which are also the unvested stock awards of each director as of December 31, 2024, were as follows (in shares):

	Unvested Stock Awards
Geoff Armstrong	1,560	(a)
Bernadette S. Aulestia	1,560	(a)
Dennis J. FitzSimons	1,560	(a)
Jay M. Grossman	1,560	(a)
Ellen Johnson	571	(b)
C. Thomas McMillen	1,560	(a)
Lisbeth McNabb	1,560	(a)
John R. Muse	1,560	(a)
Tony Wells	1,520	(a)

(a)
These RSUs were granted on March 20, 2024 and vested in full on March 20, 2025. The RSUs granted in 2024 were comprised of (i) 1,162 RSUs in respect of each director’s service during 2024 and (ii) 398 RSUs (or 358 RSUs for Mr. Wells) in respect of each director’s service during 2023 that was not granted in 2023 due to administrative error.
(b)
These RSUs were granted on October 1, 2024 which vest in full on October 1, 2025.
(3)
Represents fees earned or paid in cash from Ms. Johnson’s appointment date of October 1, 2024 through December 31, 2024.

Nexstar Media Group, Inc.	29	2025 Proxy Statement

STOCKHOLDER OUTREACH

2024 Stockholder Outreach

During 2024 and 2025, we conducted an extensive outreach to our stockholders to engage on issues of importance to them leading up to the filing of our 2025 Proxy, focusing on their feedback regarding executive compensation following the 2024 stockholder vote. We contacted stockholders representing 91% of our shares outstanding as of February 27, 2025 and conducted virtual meetings with stockholders representing 59% of our shares outstanding. A member of the Compensation Committee of our Board of Directors was present on calls with stockholders representing 45% of our shares outstanding, or 84% of the calls we conducted. Some stockholders declined our offer for a call as in their view, they were satisfied with the Company’s performance and governance and sustainability initiatives and had nothing specific to communicate to the Company.

The following table sets forth the statistics regarding our annual stockholder outreach based on a total number of shares outstanding of 30,509,206 as of February 27, 2025 and shares outstanding for stockholders based on the most recent Schedule 13G or Form 13-F filing.

	Number	Shares Outstanding	% of Total Shares Outstanding
Stockholders Contacted	53	27,662,813	91%
Stockholders Responded	33	22,216,525	73%
No Call Required	8	4,133,301	14%
Calls Conducted	25	18,083,224	59%
Board Member Present on Call	21	13,670,837	45%

Response to Stockholder Outreach
By % of Shares Outstanding as of 2/27/25

Not Contacted, 9% Did Not Respond, 18% Responded but Did Not Need a Call, 14% Took a Call, 59%

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Stockholder Outreach

On each virtual meeting, we provided stockholders with an update on our sustainability initiatives, a detailed explanation of our historical and new compensation practices regarding LTIP structure and offered stockholders an opportunity to communicate any issues or concerns they might have.

As to be expected, each stockholder had slightly different thoughts and objectives they wanted to convey. We tracked the responses from each stockholder and compiled the comments related to compensation into a table. We address in this proxy statement comments that were raised by (i) more than two stockholders and (ii) represented in aggregate more than 10% of our shares outstanding.

All stockholder feedback and commentary (with no limitation) was compiled and reported to our Board of Directors and Compensation Committee.

The following table sets forth the most common stockholder input we received as well as our responses:

2024 STOCKHOLDER OUTREACH FEEDBACK REGARDING EXECUTIVE COMPENSATION
Stockholder Input	Company Response
Preference for a longer measurement period than one year for the TSR LTIP performance metric
•
Mr. Sook has agreed to include this concept in any extension, renewal or replacement of his existing CEO employment contract, which expires March 2026
•
Changed LTIP structure for 2025 awards to NEOs (except the CEO) to reflect a 2-year measurement period (matching the cyclicality of the company’s business)

Preference to cap the payout related to LTIP TSR metrics at “target” levels (versus “maximum” levels) if absolute TSR is negative
•
Mr. Sook has agreed to include this concept in any extension, renewal or replacement of his existing CEO employment contract, which expires March 2026
•
Changed LTIP structure for 2025 awards to NEOs (except the CEO) to reflect a cap at target if absolute TSR is negative

Preference to have a longer vesting period than two-years for the LTIP
•
Mr. Sook has agreed to include this concept in any extension, renewal or replacement of his existing CEO employment contract, which expires March 2026
•
Changed LTIP structure for 2025 awards to NEOs (except the CEO) to reflect a 3-year vesting period

Increase executive compensation target and goal setting disclosure	We substantially increased disclosure regarding executive compensation targets and goals, included in the “Compensation Discussion and Analysis” section herein

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Stockholder Outreach

2024 STOCKHOLDER OUTREACH FEEDBACK REGARDING EXECUTIVE COMPENSATION
Include more than one performance-based metric in the structure of LTIP awards
•
Mr. Sook has agreed to include this concept in any extension, renewal or replacement of his existing CEO employment contract, which expires March 2026
•
Changed LTIP structure for 2025 awards to NEOs (except the CEO) to include two metrics: (i) Relative TSR and (ii) Cumulative Adjusted Free Cash Flow

Eliminate use of or disclose more detailed rationale for use of one-time awards
•
We do not plan to use one-time awards as part of our regular compensation plans going forward. If we do use them in the future under special circumstances, such as the circumstances described below, we will provide more description in the proxy statement as to the rationale.
•
In 2023, two one-time awards were allocated but not adequately explained in our Proxy. One was paid to the Company’s incoming/new President and Chief Operating Officer who joined the Company in August 2023 from Fox Corporation where he was leaving a substantial pay package and the guaranteed bonus was used as enticement to accept employment with the Company. The second award was to the Chief Financial Officer in connection with the extension of her employment contract in December 2023 in recognition of her contributions to the Company. With these explanations, the stockholders that raised these issues were satisfied.
•
No such one-time awards were made to NEOs during 2024.

Note: Represents comments made by more than two stockholders and representing, in aggregate, more than 10% of our shares outstanding.

Response from Stockholders on “Say-on-Pay” During Outreach

As part of the conversations with our stockholders, we outlined our plan to adjust the structure of the non-CEO senior executive LTIP. Based on stockholders’ initial feedback on those calls regarding the changes to the structure of the non-CEO NEO LTIP alone, 17 of the 25 stockholders we interviewed, provided feedback that they believed the changes we made will be viewed as responsive to stockholder concerns. Of the remaining 8 stockholders, 7 did not provide feedback and only 1 was not supportive. We believe the additional agreement by Mr. Sook subsequent to our stockholder outreach process to include certain concepts requested by stockholders in his next CEO contract, if any, detailed in the table above will be viewed as responsive.

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EXECUTIVE OFFICERS

The current executive officers of the Company are:

Name	Age	Nexstar Position
Perry A. Sook	67	Chairman and Chief Executive Officer
Michael Biard	56	President and Chief Operating Officer
Lee Ann Gliha	50	Executive Vice President and Chief Financial Officer
Andrew Alford	63	President, Broadcasting
Sean Compton	51	President, Networks
Dana Zimmer	55	President, Distribution and Strategy
Brett Jenkins	54	Executive Vice President and Chief Technology and Digital Officer
Rachel Morgan	53	Executive Vice President and General Counsel
Blake Russell	54	Executive Vice President, Operations
Gary Weitman	68	Executive Vice President and Chief Communications Officer

Perry A. Sook — Biographical information for Mr. Sook can be found under “Proposal 1—Election of Directors.”

Michael Biard was appointed President and Chief Operating Officer in August 2023. Mr. Biard is responsible for oversight of divisional operations, long-term strategy, and various corporate and administrative functions, including broadcasting, networks, distribution, and advertising sales. Prior to joining Nexstar, Mr. Biard served as President, Operations and Distribution, for Fox Corporation, overseeing Fox’s studio operations and corporate real estate; serving as a member of the senior team responsible for sports rights strategy and acquisition; and leading multi-platform content distribution, including distribution strategy, affiliate marketing and affiliate-related business affairs and operations for all of its media brands from November 2018 to August 2023. From November 2013 to October 2018, Mr. Biard served as President, Distribution for Fox Networks Group, a division of 21st Century Fox. Mr. Biard is a member of the board of directors of the National Association of Broadcasters.

Lee Ann Gliha was appointed Executive Vice President and Chief Financial Officer in August 2021. Ms. Gliha oversees all financial aspects of the Company’s business, including internal and external financial reporting, internal audit, investor relations, and treasury and capital markets functions, and has a prominent role in strategic planning, business development, and mergers and acquisitions. From April 2016 to July 2021, Ms. Gliha served as a Managing Director at Jefferies LLC (“Jefferies”). Prior to joining Jefferies, Ms. Gliha worked as an investment banker at Houlihan Lokey focused on the media and out-of-home entertainment sectors from 2008 to 2016 most recently as Managing Director. Before joining Houlihan Lokey, Ms. Gliha held a variety of positions of increasing responsibility in the banking and finance industry at companies such as UBS Investment Bank and Banc of America Securities. She also previously worked at Live Nation, Inc., where she served as Executive Vice President of Corporate Finance from 2006 to 2008 and was responsible for the company’s mergers and acquisitions, financing, and investor relations functions. Ms. Gliha is a member of the board of directors of the National Hot Rod Association and the management committee of Television Food Network, G.P., the owner of the Food Network and the Cooking Channel.

Andrew Alford was appointed President, Broadcasting in June 2021. He is responsible for the Company’s local television and digital operations including content and sales. From August 2017 until his current appointment, Mr. Alford served as a Senior Vice President and Regional Manager at Nexstar. Between 2014-2017, Mr. Alford was Vice President and General Manager of WFLA-TV and WTTA-TV, Tampa’s NBC and MyNet affiliates. Before moving to Tampa, he served as Vice President of Sales for Media General, Vice President and General Manager of WTEN-TV, an ABC affiliate, in Albany, NY and WXXA-TV, a Fox affiliate, under a shared services and joint sales

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Executive Officers

agreement. Prior to Albany, Mr. Alford spent a total of seven years at WGCL-TV in Atlanta, most recently as Vice President and General Manager. He has also served in broadcast management roles in the Orlando, FL, Syracuse, NY and Rochester, NY markets.

Sean Compton was appointed President, Networks in November 2020. He is responsible for the long-term strategy and day-to-day operations of The CW Network, NewsNation, Antenna TV, REWIND TV, Nexstar programming acquisitions, The Hill and WGN Radio. Prior to joining Nexstar, Mr. Compton was President of Strategic Programming and Acquisitions for Tribune Company from 2008 to 2019 where he oversaw programming for 42 Tribune television stations and nationally distributed digital network Antenna TV. He also spent 16 years in radio at Clear Channel Radio & Premiere Radio Networks of which, he served as Vice President of programming for 10 years before joining Tribune.

Dana Zimmer was appointed President, Distribution and Strategy in October 2021. She oversees all distribution for the Company’s broadcast and television content portfolio to the cable, satellite, telco and digital media industries and network affiliation agreement with third-party partners, including CBS, Fox, NBC and ABC. Prior to joining Nexstar, Ms. Zimmer was President of Distribution and Marketing for Tribune Media Company from 2013 to 2019 where she served a similar role. She was a former Executive Vice President of TV Networks Distribution for NBCUniversal from 2011 to 2013. Ms. Zimmer also served as Executive Vice President, Affiliate Sales and Marketing for Comcast Networks from 2005 through January 2011. Prior to joining Comcast, Ms. Zimmer played an integral role on the launch teams that spearheaded successful distribution efforts of YES Network and SportsNet New York. Ms. Zimmer also worked in affiliate sales for Fox Cable Networks and Discovery Communications.

Brett Jenkins was appointed Executive Vice President and Chief Technology and Digital Officer in April 2023. Mr. Jenkins is responsible for the Company’s technology, data and digital operations as well as the development and deployment of ATSC 3.0. From 2017 to 2023, he served as Nexstar’s Chief Technology Officer. Prior to that role, Mr. Jenkins served as Vice President and Chief Technology Officer at Media General, overseeing the company’s information technology and engineering functions. Before joining Media General in 2014, he was Vice President Chief Technology Officer of LIN Media. He also held technology positions at ION Media Networks and executive positions for Thales Broadcast & Multimedia and Thomson. Mr. Jenkins currently serves on the Board of the Advanced Television Systems Committee (ATSC), an international, non-profit organization that develops standards for digital television.

Rachel Morgan was appointed Executive Vice President and General Counsel in June 2022. Ms. Morgan is responsible for the management of Nexstar’s legal affairs including overseeing the Company’s business transactions, regulatory filings, privacy and data security-related legal concerns, labor and employment issues, as well as intellectual property, and litigation matters. She also serves on the Nexstar Media Charitable Foundation Board. Prior to joining Nexstar, Ms. Morgan served as Vice President and Associate General Counsel for AT&T Services, Inc. Between 2012 and 2022, Ms. Morgan served in a variety of roles of increasing responsibility in the corporate legal department of AT&T. Before joining AT&T, Ms. Morgan spent almost fifteen years in private practice at two international law firms. Ms. Morgan is a member of The Dallas Bar Association’s Community Service Fund Board of Directors and serves as a trustee on the Dallas Bar Foundation Board.

Blake Russell was appointed Executive Vice President, Operations in February 2018. Mr. Russell is responsible for the Company’s technical and physical operations, including capital deployment. Prior to that, he served as Nexstar’s Senior Vice President, Station Operations from November 2008 to January 2018 and has served as Nexstar’s Vice President Marketing and Operations from October 2007 to October 2008. Before that, Mr. Russell served as Vice President and General Manager at KNWA (NBC) and KFTA (FOX) stations in Ft. Smith/Fayetteville,

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Executive Officers

Arkansas from January 2004 to September 2007 and as Nexstar’s Director of Marketing/Operations at KTAL (NBC) station in Shreveport, Louisiana from 2000 to 2003.

Gary Weitman was appointed Executive Vice President and Chief Communications Officer in September 2019. Mr. Weitman is responsible for all of the Company’s internal and external communications. He also serves as the Chief Operating Officer for the Nexstar Media Charitable Foundation. Prior to this, Mr. Weitman was a Senior Vice President, Corporate Relations at Tribune Media Company from 2008 to 2019 and was Vice President, Corporate Communications from 2000 to 2008. Prior to his work with Tribune, Mr. Weitman was Executive Director, Corporate Communications at Allied Riser Communications Corp., Senior Vice President, Media Relations at Hill and Knowlton, Inc., and earlier in his career, Mr. Weitman spent 15 years in broadcast journalism, holding positions of increasing responsibility at the CBS- and FOX-owned television stations in Chicago, IL.

Succession Planning

Senior management, together with the Nominating and Governance and Compensation Committees of the Board of Directors, is responsible for succession planning. Over the past several years, we hired or promoted a number of senior executives to replace retiring executives and position Nexstar for the future. These include:

•
Promoting Andy Alford to President, Broadcasting in 2021,
•
Hiring Lee Ann Gliha as Executive Vice President and Chief Financial Officer in 2021,
•
Hiring Rachel Morgan as Executive Vice President and General Counsel in 2022, and
•
Hiring Michael Biard as President and Chief Operating Officer in 2023.

To aid in the transition of these positions, we have typically had a period of overlap between the outgoing and incoming executives and/or retain the outgoing executive pursuant to a limited consulting arrangement.

We regularly review our management structure and succession plan in the ordinary course. As part of our ongoing planning, each senior executive is tasked with developing a succession plan for his/her own position as well as key positions with each of their respective organizations.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors establishes compensation policies, or, when appropriate, makes recommendations that the Board of Directors establish compensation policies for the directors and executive officers of Nexstar Media Group, Inc. (the “Company”), approves employment agreements with executive officers of the Company, administers the Company’s equity incentive plans and approves grants under such equity incentive plans and makes recommendations regarding any other incentive compensation.

In performing its oversight responsibilities of the design and functioning of the Company’s executive and director compensation program, the Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis for the year ended December 31, 2024 with the management of the Company. Based on this review and discussion, the Compensation Committee has recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for the Annual Meeting of Stockholders.

Respectfully submitted,

Jay M. Grossman, Chair
Bernadette S. Aulestia
Tony Wells

Nexstar Media Group, Inc.	36	2025 Proxy Statement

Letter from the Chair of the Compensation Committee

April 30, 2025

Dear Shareholders,

I am the Chair of the Compensation Committee of Nexstar Media Group’s Board of Directors and the Chair of ABRY Partners, LLC, a private equity fund, which helped form Nexstar in 1996. I have served as a Board member and advisor to Nexstar since that time and have witnessed firsthand the incredible shareholder value created since the Company’s 2003 IPO.

In 2022 we structured the compensation package for our CEO’s current employment in consultation with Meridian Compensation Partners, a leading executive compensation consulting firm. We reviewed best practices for CEO compensation structures, acknowledging that “best practices” differ for founder CEOs. We believe the contract we entered into with Mr. Sook at the time addressed the then current executive compensation and governance expectations. As a shareholder, you know that Mr. Sook has performed, with his compensation consistently aligning with stock performance as outlined in more detail in this proxy statement.

I have had the pleasure and privilege of participating in our annual stockholder outreach calls for the past several years, including 20 calls since our 2024 proxy was filed. I have heard directly from you that our CEO is universally admired and respected. We agree and, like you, are focused on retaining and incentivizing Mr. Sook to drive value for Nexstar shareholders.

I also heard directly from you that you would prefer to modify certain elements of his LTIP awards to conform with what are today considered best practices (and which differ from those in 2022 when the current contract was entered into). These changes include increasing the length of the measurement and vesting periods, increasing the number of metrics by which vesting is achieved, and capping payouts related to TSR metrics if absolute TSR is negative. We agree that these are prudent changes to make to an LTIP program and, in response, have made all of these changes to the LTIP awards for our non-CEO NEOs and other senior executives. In addition, I am happy to inform you that upon any extension, renewal or replacement of his contract as CEO, which expires in March 2026, Mr. Sook has agreed to include these concepts in the structure of any new LTIP awarded to him.

Our objective as the Board and as the Compensation Committee is to make sure we have best-in-class executives leading the Company and to compensate them appropriately.

Sincerely,

Jay Grossman
Board Member and Chairperson, Nexstar Media Group, Inc. Compensation Committee

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Compensation Discussion and Analysis

COMPENSATION DISCUSSION AND ANALYSIS

2024 Executive Compensation Overview

This Compensation Discussion and Analysis describes the material elements of our executive compensation program for our principal executive officer, principal financial officer and three other most highly compensated executive officers during 2024 (collectively, our “Named Executive Officers” or “NEOs”). This section also describes the objectives, principles and policies underlying our executive compensation program for our Named Executive Officers, the compensation decisions we have made under that program, and the factors considered in making those decisions. Our Named Executive Officers for 2024 are:

Name	Title
Perry A. Sook	Chairman and Chief Executive Officer
Michael Biard	President and Chief Operating Officer
Lee Ann Gliha	Executive Vice President and Chief Financial Officer
Dana Zimmer	President, Distribution and Strategy
Sean Compton	President, Networks

2024 Company Performance

Fiscal 2024 was another successful year for Nexstar as we delivered $5.4 billion in total net revenue – the highest in our Company’s 28-year history. The continued strength and consistency of our financial results and stockholder returns in the face of a dynamic market environment highlights the value of our business model and the advantages of our unique competitive positioning as America’s largest local television broadcaster. Broadcast television is the foundation for every multichannel pay television service and every political campaign.

During 2024, we delivered strong results across key financial performance metrics and achieved strategic operating goals, as follows:

•
Record annual net revenue of $5.4 billion.
•
Net income of $683 million and Adjusted EBITDA of $2.0 billion.
•
Net cash flow from operating activities of $1.25 billion and Adjusted Free Cash Flow of $1.2 billion.
•
Returned $820 million of capital to shareholders through repurchases of common stock of $601 million and dividends of $219 million supporting our commitment to the enhancement of shareholder value.
•
Reduced our debt by $327 million.
•
Renewed affiliation agreements with CBS and NBC.
•
Firmly established NewsNation as a formidable player in the cable new landscape with top-tier talent, reliable unbiased reporting and in 2024, fully transitioning to news programming to 24 hours per day, 7 days per week.
•
Continued the transformation of The CW into a top-tier broadcast network, driven by our strategy focusing on high-quality entertainment, unscripted, live events and sports programming, which now represents approximately 40% of the hours delivered by the network, up from 0% when we acquired the business. In addition, we reduced losses at The CW by almost 50% during the year.
•
Achieved our near-term target of reaching over 50% of U.S. television households with an ATSC 3.0, or NextGen TV, signal from a Nexstar or partner owned or operated station.

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Compensation Discussion and Analysis

Adjusted EBITDA and Adjusted Free Cash Flow are non-GAAP financial measures. Refer to Appendix A for a reconciliation of non-GAAP financial measures to their closest comparable GAAP measures.

Stockholder Say on Pay Frequency Vote

Pursuant to the result of our annual meeting of stockholders in June 2023 related to “Say-on-Frequency Proposal”, our stockholders will continue to cast a non-binding advisory vote to approve the compensation of our Named Executive Officers at a frequency of once every year.

Stockholder Say on Pay Vote

At our annual meeting of stockholders in June 2024, our stockholders were asked to cast a non-binding advisory vote to approve our Named Executive Officers’ compensation for the year 2023 (“say-on-pay”). Approximately 40% of the votes cast by our stockholders were in support of the compensation of our Named Executive Officers.

Summary of Key Actions Taken and Changes Made to Long-Term Incentive Program as a Result of Stockholder Feedback

Subsequent to our 2024 Annual Meeting and based on the results of our “say-on-pay” vote, we (i) engaged our compensation consultant, Meridian Compensation Partners, LLC (“Meridian”), to complete a comprehensive analysis of our short and long-term incentive plan design including in comparison to the 2024 Peer Group (as defined below in the section of this Compensation Discussion and Analysis entitled “Defining the Market – Benchmarking”) and (ii) conducted an extensive stockholder outreach program to gather feedback from our stockholders, as discussed above in the section entitled “Stockholder Outreach—2024 Stockholder Outreach.” Using these insights, we have made a number of changes to the long-term incentive compensation program (LTIP) for our senior executives starting in 2025, excluding our CEO whose employment contract governs the terms of his compensation program including short and long-term incentive structure, and is not set to expire until March 31, 2026, to better align with peers and respond to stockholder preferences as described in this proxy statement. Mr. Sook, however, has agreed to changes, responsive to stockholder requests, to the structure of his long-term incentive awards in connection with any extension, renewal, or replacement of his current CEO employment contract upon its termination. The changes that Mr. Sook has agreed to make are outlined below.

Key Changes Made to the Nexstar Non-CEO Senior Executive LTIP

•
Conforming performance restricted stock unit (or “PSU”) metrics across the entire senior executive team
•
Implementing 3-year cliff vesting for PSUs with a 2-year performance measurement period designed to mirror the Company’s business cycle in which the Company’s generates a significant amount of incremental cash flow from increased advertising activity in political election years (full implementation will occur in 2026 with partial implementation in 2025 to bridge senior executives from the old structure to the new structures) (1)
•
Increasing number of performance metrics to two
•
Using Cumulative Adjusted Free Cash Flow and Relative TSR as performance metrics which align with our Company’s goals and are the two most commonly used metrics among the 2024 Peer Group
•
Weighting the Cumulative Adjusted Free Cash Flow and Relative TSR performance metrics equally, consistent with the common practice we observed among the 2024 Peer Group

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Compensation Discussion and Analysis

•
Including a payout leverage mechanic of 50% at threshold (zero below threshold) and 150% at maximum, consistent with the common practice we observed among the 2024 Peer Group(2)
•
Capping any payout related to the Relative TSR at 100% if absolute TSR is negative, in response to stockholder requests, despite this term being off market relative to the 2024 Peer Group
•
Moving RSU vesting to 3-year, annually ratable vesting, consistent with observed practices among the 2024 Peer Group
•
Reducing number of PSU and RSU grants issued in 2025 from the number issued in 2024 on a pro rata basis for change from 4-year vesting to 3-year vesting
(1)
New vesting structure will begin with 2026 grants, while 2025 grants reflect a hybrid vesting structure to bridge senior executives from their prior 4-year annually ratable vesting to new 3-year cliff vesting. The PSUs granted in 2025 will vest in three annual tranches as follows: a first tranche of 25% vests after one year, a second tranche of 25% vests after two years and a third tranche of 50% vests after three years. The performance measurement period for the second and third tranches is a cumulative two-year period ending December 31, 2026, while the performance measurement period for first tranche is a one-year performance measurement period ending December 31, 2025. In 2026, the PSU vesting and measurement will follow the go-forward LTIP structure as described above (i.e., all PSUs subject to 3-year cliff vesting with a 2-year performance measurement period).

(2) Pursuant to his employment contract, the Company’s President and Chief Operating Officer’s threshold performance for payout is the 35th percentile and payout leverage is subject to a threshold of 80% and a maximum of 200% for the relative TSR metric.

Rationale for Changes

The adjustments adopted to our LTIP structure for our non-CEO senior executives are aligned with feedback we received from stockholders in our outreach discussions and are consistent with the practice of the 2024 Peer Group. The structure of the new LTIP is also now consistent across the non-CEO senior executives of the Company who receive PSUs. Previously, non-CEO senior executives had different LTIP metrics, however, this new structure will align the senior management team to the same goals. The new LTIP plan provides for three-year annually ratable vesting for RSUs consistent with peers. It also provides for three-year cliff vesting for PSUs, versus the Company’s pre-existing four-year, ratable vesting structure, providing a longer-term incentive.

The new structure includes two performance metrics for PSUs, measured over a two-year period, mirroring the Company’s business cycle, intended to diversify the basis on which its senior executives earn the performance portion of their long-term compensation. The two metrics are based on (i) the market performance of the Company’s stock relative to peers and (ii) the ability of the Company to achieve its Cumulative Adjusted Free Cash Flow target.

We believe these metrics are appropriate as (a) the Relative TSR reflects the impact the Company’s performance and capital allocation activities have on the stock price, aligned with how many of our stockholders assess performance, and (b) the Cumulative Adjusted Free Cash Flow metric measures the management team’s ability to achieve its Cumulative Adjusted Free Cash Flow targets to generate cash to use to create stockholder value, a core focus for Nexstar.

The new plan enables the Compensation Committee, consistent with past practice, to adjust the target to reflect the impact of significant occurrences such as changes in capital allocation, unbudgeted or un-forecasted mergers, acquisitions or divestitures, other specified corporate transactions, accounting or tax law changes, and other extraordinary or non-recurring events.

We chose not to reflect the Cumulative Adjusted Free Cash Flow metric on a per share basis, as per share metrics are not consistent with our peer group. In addition, we believe that capital allocation strategies may change based on stock price and opportunities that are available to the Company. Therefore, per share impacts of capital allocation strategies are better reflected in the Relative TSR metric. In addition, both metrics are distinct from the metrics used to determine senior executive short term incentive compensation.

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Compensation Discussion and Analysis

Perry A. Sook Compensation

Mr. Sook Has Agreed to Make Changes to the Structure of his LTIP in any New, Renewed or Extended CEO Employment Contract

Mr. Sook’s current employment contract, which contains the structure of his long-term incentive compensation, extends through March 31, 2026 and cannot be unilaterally reset without Mr. Sook’s agreement. Given the limited duration of his employment contract, the potential disruption of renegotiating its terms at this point in time, and the importance of Mr. Sook to the Company, a sentiment echoed by many of the stockholders we spoke to in connection with our annual stockholder outreach, the Compensation Committee decided not to ask Mr. Sook to amend the terms of his employment contract or long-term incentive compensation at this time.

Mr. Sook’s current employment contract expires on March 31, 2026. If that agreement is extended, renewed or replaced, Mr. Sook has agreed to make the following changes to the structure of his LTIP that are responsive to our stockholder’s input. Those changes include:

•
Extending the measurement period for the TSR performance metric beyond one year,
•
Capping the payout related to the LTIP TSR metric at the “target” level if absolute TSR is negative,
•
Extending the vesting period for the LTIP beyond two years, and
•
Including more than one performance-based metric in the structure of the LTIP award.

Mr. Sook’s Pay is Aligned with Stock Performance

Mr. Sook is the Company’s Chief Executive Officer and is also the Company’s founder and third largest stockholder, which we believe aligns his interests with the Company’s other stockholders. Mr. Sook’s leadership has been responsible for the Company’s strong historical growth, driven by a thoughtful acquisition strategy and strong operational execution. As a result of that growth, the Company’s stock price has significantly outperformed relative to peers. In fact, Nexstar was recognized by Quarter in 2024, as a “100-Bagger”, and the third best performing stock in all of North America and Europe with market capitalizations greater than $500 million, over the last fifteen years. As we are potentially embarking on a new era of consolidation, which Mr. Sook is working to enable for both the industry and the Company, we feel it is important to keep Mr. Sook properly incentivized.

Even more recently, in a period without significant M&A, Mr. Sook’s compensation is well aligned with stock performance. Using the 2024 Peer Group of 14 media and entertainment companies used to determine and/or compare compensation, Meridian analyzed the 3-year TSR through December 31, 2024 in comparison to 3-year cumulative compensation as reported in the “Summary Compensation Table” of these companies in their 2024 proxy statements. The analysis demonstrates that Nexstar’s CEO’s compensation is aligned with stock performance, as shown in the graph below.

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Compensation Discussion and Analysis

3-Year CEO Pay versus Performance Comparison

100%
90%
80%
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60%
50%
40%
30%
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0%
Percentile 3-Year Cumulative CEO Compensation (SCT)
Company A
NXST
Company C
Company D
Company E
Company F
Company G
Company H
Company I
Company J
Company K
Company L
Company M
Company N
Company O
Performed Worse, Paid Higher
Performed Better, Paid Higher
Performed Worse, Paid Lower
Performed Better, Paid Lower
0%
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Percentile 3-Year Cumulative TSR

Percentile 3-Year Cumulative CEO Compensation (SCT) 100% 90% 80% 70% 60% 50% 40% 30% 20% 10% 0% Performed Worse, Paid Higher Company C Company D Company A NXST Performed Better, Paid Higher Company E Company F Company G Company H Company I Company K Company L Performed Worse, Paid Lower Company N Company O Company J Company M Performed Better, Paid Lower 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% Percentile 3-Year Cumulative TSR Peer compensation data sourced from 2024 proxy Summary Compensation Tables

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Compensation Discussion and Analysis

Nexstar Equity Compensation Share Use

Meridian also completed an analysis comparing Nexstar’s use of equity compensation versus the 2024 Peer Group as a percentage of market capitalization and shares outstanding for the 2021 – 2023 period. Nexstar’s use of equity compensation is below the median of the 2024 Peer Group, as shown in the graph below.

Equity Dilution Analysis

2.5% 2.0% 1.5% 1.0% 0.5% 0.0% 1.3% 1.7% 1.7% 2.1% 3-Year Average Annual Burn Rate 2023 Sharing Ratio Nexstar Peer Group Median

Definitions:

Annual Burn Rate: Shares and Options Granted / Basic Weighted Average Shares Outstanding
Sharing Ratio: Grant date fair value of LTIP awards / Fiscal year end market capitalization

Nexstar Media Group, Inc.	43	2025 Proxy Statement

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

The Company’s executive compensation program has been developed to incorporate a compensation philosophy consistent with the following primary objectives:

•
Attract and retain talented and highly qualified executives in the competitive television broadcasting industry by providing a total compensation package that includes a combination of elements which are at or above competitive opportunities;
•
Tie executive compensation, both short and long-term elements, to the Company’s overall performance and specific attainment of long-term strategic goals;
•
Provide executives with long-term incentive compensation for future performance that aligns with stockholder interests and maximizes stockholders value over the long-term; and
•
Set executive compensation at responsible levels to promote fairness and equity among all employees within our organization.

The following chart highlights several features of our compensation practices.

What we do:		What we don't do:
Pay for performance and pay for sustained performance over multi-year performance periods	✘	Guarantee increases to base salaries under employment contracts with Named Executive Officers
Establish challenging performance metrics and goals	✘	Guarantee annual bonuses, except in special instances such as recruiting external talent
Ensure substantial percentage of pay is at-risk of forfeiture by performance achievement and/or continued service to the Company	✘ ✘ ✘ ✘

Provide excessive perquisites

Pay dividends on equity-based awards before vesting

Provide gross-ups for severance or change of control payments

Reprice stock options without stockholder approval

(Company has no stock options outstanding and does not currently grant new awards of stock options or similar instruments)

Utilize an independent compensation consultant
Cap performance-based incentive payouts at a maximum percentage of base salary
Enforce robust stock ownership guidelines for our Chief Executive Officer, our other executives, and our non-employee directors(1)
Evaluate officer compensation levels against a peer group of similarly situated media and broadcasting companies
Prohibit hedging transactions by directors, officers, other employees(2)
Recoup incentive-based compensation that was erroneously received based on any financial restatement(3)
(1)
For additional information on the Company’s stock ownership guidelines, refer to Stock Ownership Guidelines in this Proxy Statement.
(2)
For additional information on the Company’s anti-hedging and anti-pledging policies, refer to Insider Trading and Anti-Hedging and Pledging Policy in this Proxy Statement.
(3)
For additional information on the Company’s clawback policy, refer to Clawback Policy in this Proxy Statement.

Nexstar Media Group, Inc.	44	2025 Proxy Statement

Compensation Discussion and Analysis

Overview and Role of Compensation Committee

The Compensation Committee of the Board of Directors establishes, or, when appropriate, makes recommendations that the Board of Directors establish compensation policies for the directors and executive officers of Nexstar, including our Named Executive Officers. The Compensation Committee approves the employment agreements with the executive officers of Nexstar, administers Nexstar’s equity incentive plans, approves grants under such plans and makes recommendations to the Board of Directors regarding other incentive compensation provided to our Named Executive Officers and other executive officers.

The Compensation Committee has the authority to retain and obtain advice of advisors and consultants as necessary and evaluates their independence prior to selection or retention. The Compensation Committee also sets the compensation and oversees the work of advisors and consultants.

Role of Compensation Consultant in Compensation Decisions

The Compensation Committee has retained Meridian as its independent compensation consultant to provide advice to and assist the Compensation Committee in designing and administering the structure and mechanics of the Company’s executive compensation program. Meridian also offers guidance to the Compensation Committee on other matters related to officer and director compensation and corporate governance.

Meridian reports directly and exclusively to the Compensation Committee. The Compensation Committee generally reviews and considers information and recommendations provided by Meridian, but the Compensation Committee makes all compensation-related decisions. While Meridian typically works only with the Compensation Committee, the Compensation Committee retains the discretion to allow Meridian to work directly with management in preparing or reviewing materials for the Compensation Committee’s consideration.

During 2024, after taking into consideration the factors listed in Section IM-5605-5(d)(3)(D) of the NASDAQ Listing Rules, the Compensation Committee concluded that neither it nor the Company has any conflicts of interest with Meridian, and that Meridian is independent from management. Other than Meridian, no other compensation consultants provided services to the Compensation Committee during 2024.

Defining the Market—Benchmarking

Benchmarking review provides a foundation for ensuring that our executive compensation levels remain competitive in relation to the peer group and is generally refreshed prior to the hiring or replacement of an executive officer or when an existing officer’s employment contract is renewed or as frequently as significant changes in the peer group warrant. One of the primary objectives of the Company’s executive compensation program is to provide compensation near the median market pay level based on our benchmarking review of peer group companies, subject to Company results and individual contribution. Such benchmarking is useful because we recognize that our compensation practices must be competitive in the media industry. By targeting Named Executive Officer compensation to the compensation practices of the Company’s peer group, the Company enhances its ability to attract and retain talented and highly qualified executives, which is fundamental to the Company’s growth and delivery of value to its stockholders. In addition, peer group information is one of the many factors we consider in assessing the reasonableness of compensation of our Named Executive Officers.

In making compensation decisions for our Named Executive Officers in 2024, the “peer group” is comprised of the following companies (the “2024 Peer Group”):

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Compensation Discussion and Analysis

Peer Group Companies

AMC Networks Inc.	Paramount Global
Clear Channel Outdoor Holdings, Inc.	Sinclair, Inc.
Fox Corporation	TEGNA Inc.
Gray Media, Inc.(1)	The Interpublic Group of Companies, Inc.(2)
iHeartMedia, Inc.	The E.W. Scripps Company
Omnicom Group Inc.	SiriusXM Holdings Inc.(3)
News Corporation(2)	Warner Bros. Discovery, Inc.

(1)
In December 2024, Gray Television, Inc. changed its name to Gray Media, Inc. effective on January 1, 2025.
(2)
For purposes of any TSR calculations in connection with PSU awards referencing the “peer group” list in this proxy statement, these companies shall be excluded. News Corporation is deemed to be no longer comparable to the Company, and The Interpublic Group of Companies, Inc. is being merged with Omnicom Group Inc. which deal is expected to close during 2025.
(3)
In September 2024, The Liberty SiriusXM Group merged with Sirius XM Holdings Inc. (NASDAQ: SIRI).

2024 Peer Group Selection

We selected our 2024 Peer Group based on a number of factors with the primary factor being whether a company has business similarities to Nexstar. Secondary factors included the size of the company, its capital structure and whether or not it pays a dividend. In addition, we sought to maintain a large enough group of comparable companies to provide meaningful information. Because Nexstar has increased its scale over the years through acquisitions, at the time of the 2024 Peer Group determination many of its traditional local broadcasting peers such as Gray Media, Inc., Sinclair, Inc., TEGNA Inc., The E.W. Scripps Company, were – and currently are – considerably smaller than the Company. As a result, the Company also looked to larger companies with similar business models, such as Fox Corporation and Paramount Global, which own television stations and cable networks like Nexstar does. Other companies which operate in the media industry more broadly, including AMC Networks Inc., Clear Channel Outdoor Holdings, Inc., iHeartMedia, Inc., Omnicom Group, Inc., News Corporation, The Interpublic Group of Companies, Inc., SiriusXM Holdings Inc. and Warner Bros. Discovery, Inc. were also included to round out the 2024 Peer Group.

Compensation Risk Considerations

The Compensation Committee has reviewed our executive and non-executive compensation programs and believes that they do not encourage excessive or unnecessary risk taking. As further explained below, the Compensation Committee believes that any risk inherent in our compensation programs is unlikely to have a material adverse effect on us. In designing and administering our award structure, we and the Compensation Committee worked closely with Meridian to mitigate any risks and to minimize the creation of imprudent incentives for our executives. The Compensation Committee believes that our performance-based compensation does not encourage unnecessary risks because the executive pay mix is sufficiently diversified over several performance metrics as well as over short- and long-term compensation.

Our compensation program includes the following features to prevent and safeguard against excessive risk- taking:

•
Compensation program considers advice from an independent expert consultant;
•
Payments under our short-term cash incentive program are based upon the Compensation Committee’s certification and review of a variety of performance metrics, thereby diversifying the risk associated with any single performance indicator;
•
Long-term equity compensation awards have performance requirements and/or service vesting periods, which encourage our executives to focus on the long-term performance of the Company and its stock price;

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Compensation Discussion and Analysis

•
Stock ownership guidelines which require executives to hold stock, RSUs and/or PSUs focus executives on the long-term performance of the Company and its stock price;
•
A compensation mix is balanced among fixed and variable components, annual and long-term compensation, and cash and equity that reward performance in the Company’s and our executives’ long-term best interests;
•
Incentive compensation plans that cap the maximum payout and discourage excessive risk-taking;
•
Discretion to reduce payments under our short-term cash incentive program;
•
Adoption of a clawback policy in accordance with the 2023 SEC and exchange listing rules; and
•
A general prohibition against hedging or pledging any Company securities.

We believe that our executive compensation program appropriately rewards our executive officers for sustained performance, without giving unnecessary weight to any one factor or type of compensation, and discourages excessive risk-taking. Our compensation structure is designed to encourage sustained performance over a long-term period. Based on the foregoing, the Compensation Committee has concluded that the risks arising from our compensation policies and programs are not reasonably likely to have a material adverse effect.

Determination of Compensation

The Compensation Committee reviewed compensation levels for our Named Executive Officers for 2024 and considered various factors, including the executive’s performance, the compensation level of competitive jobs at peer companies and the financial performance of the Company. For the executive officers, other than our Chief Executive Officer, the Compensation Committee considers the recommendations of our Chief Executive Officer. The Compensation Committee approves (and with respect to our Chief Executive Officer, recommends to the independent members of the Board of Directors for approval), the primary components of compensation for the Named Executive Officers, including any annual cash bonus and grant of stock-based long-term incentive compensation. The compensation levels and structure for our Chief Executive Officer were determined by the Compensation Committee, in consultation with Meridian, in connection with the negotiation of his August 2022 employment contract, and were based on his and the Company’s historical performance and the compensation amount and structure for CEOs of our peers at the time. The terms of the CEO’s short-term compensation and the structure of the CEO’s long-term compensation are described in the CEO’s employment contract. Each year, the Compensation Committee sets the amount of RSUs and PSUs to be granted to the CEO based on a review of peer group CEO compensation as well as the CEO’s and Company’s performance.

Key Metrics Used for Performance Measures

Short-Term Incentive Compensation

For purposes of determining eligibility for annual cash bonus payments, the Company utilizes Net Revenue and Adjusted EBITDA (which is calculated in a manner consistent with the calculation of EBITDA that is referenced in the employment agreement) compared to budgets (i.e. “targets”) approved by the Board of Directors. Budgets take into consideration the overall market environment for the Company as well as the Company’s assets and operational initiatives. Historically, budgets have been set to incentivize management to achieve its best. In the past three years, not all NEOs have achieved target payouts, demonstrating the rigor of the targets that are set.

Net revenue represents revenue recognized, net of allowances and credits, in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). The 2023 definition of Adjusted EBITDA is used for performance measures pursuant to all short-term incentive compensation awarded in 2024 and prior as described in this document. Refer to Appendix A for the 2023 definition of Adjusted EBITDA and reconciliation to the most directly comparable U.S. GAAP measure.

Nexstar Media Group, Inc.	47	2025 Proxy Statement

Compensation Discussion and Analysis

Long-Term Incentive Compensation

For purposes of determining eligibility for performance vesting under stock-based long-term incentive awards, the Company utilizes Company total stockholder return against a peer group. Total stockholder return and the related peer groups are defined in the applicable employment agreements (see “Employment Agreements” section below). For additional information on the performance of these measures, see discussion in the “Elements of Compensation—Annual Cash Bonuses” and “Elements of Compensation—Stock-Based Long-Term Incentive Compensation”.

Elements of Compensation

The principal elements of the Company’s executive compensation consist of (i) base salary, (ii) annual cash bonuses, (iii) restricted stock units (performance-based and time-based), (iv) perquisites and other compensation, (v) health benefits, and (vi) severance benefits and change in control provisions.

The elements of executive compensation are structured to pay for performance and strike a balance between performance and risk taking. We achieve these goals by offering both short-term and long-term incentive awards, which include a mix of both time- and performance-based vesting requirements, each of which aligns the interests of our executives with our stockholders and encourages focus on both short and long-term success. The compensation mix delivered in 2024 to the CEO and other NEOs based on the values disclosed in the Summary Compensation Table, was as follows:

CEO FY 2024 Mix of Pay Base Salary 8% 92% At Risk Compensation Other NEOs FY 2024 Average Mix of Pay Base Salary 30% 70% At Risk Compensation CEO FY 2024 Mix of Pay Base Salary 8% 78% Long-Term Compensation RSUs (time-vesting) 32% Cash Bonus 14% PSUs (Performance) 45% Other NEOs FY 2024 Average Mix of Pay 41% Long-term Compensation Base Salary 30% RSUs (time-vesting) 21% PSUs (performance) 20% Cash Bonus 30%

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Compensation Discussion and Analysis

Summary Compensation Structure for CEO and Other NEOs

COMPONENTS OF COMPENSATION, RATIONALE AND PROCESS
Component	CEO	Other NEOs
Base Salary Cash Fixed
•
To provide competitive fixed pay for job responsibilities
•
No contractual increases; Any increases are discretionary and determined annually by the Compensation Committee
•
Total CEO compensation annually reviewed (but subject to the terms of the employment agreement) by the Compensation Committee with market and other perspective provided by Meridian

•
To provide competitive fixed pay for job responsibilities
•
No contractual increases; New contracts and any proposed annual increases as determined by the CEO are discretionary and approved by the Compensation Committee in connection with the annual budget approval process, or ad hoc, as necessary

Bonus Cash Performance Metric and Discretionary Components
•
Structured to incentivize financial performance for key financial metrics at or above Board-approved budgeted levels
•
Performance Metrics and Weighing:

– 35% based on Adjusted EBITDA,

– 35% based on Net Revenue, and

– 30% based on individual performance

•
Target: 200% of Base Salary
•
Payout Leverage: 0% to 200% of Target depending on achievement levels
•
Compensation Committee certifies achievement of financial performance metrics and determines discretionary payout based on key accomplishments and approves overall payout
•
Total CEO compensation annually reviewed (but subject to the terms of the employment agreement) by the Compensation Committee with market and other perspective provide by Meridian

•
Structured to incentivize financial performance for key financial metrics at or above Board-approved budgeted levels
•
Performance metrics typically based on Company-wide or specific division Adjusted EBITDA, Net Revenue and individual performance

– For COO: 50% based on Adjusted EBITDA and 50% based on individual performance

– For CFO: 50% based on Net Revenue or Adjusted EBITDA and 50% based on individual performance

– For President, Networks: 35% based on Networks Adjusted EBITDA, 35% based on Networks Net Revenue and 30% based on individual performance

– For President, Distribution: 100% based on individual performance, informed in part by Company Adjusted EBITDA or Company Net Revenue

•
Target:

– For COO: 125% of Base Salary

– For CFO: 100% of Base Salary or such other amount up to 150% of Base Salary as approved by CEO and Compensation Committee

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Compensation Discussion and Analysis

COMPONENTS OF COMPENSATION, RATIONALE AND PROCESS
Component	CEO	Other NEOs

– For Other NEOs: 100% of Base Salary or such other amount as approved by the CEO and Compensation Committee

•
Payout Leverage:

– For COO: 0% to 200% of Target depending on achievement levels

– For Other NEOs: None

•
CEO determines and recommends discretionary payout
•
Compensation Committee reviews performance metrics and proposed discretionary payout based on key accomplishments and approves overall payout

Restricted Stock Units Equity Time-Based Awards
•
Designed to retain executives and align interest with stockholders
•
Reflects 50% of equity award
•
Vesting Period: 2 Years, Ratable annually
•
Compensation Committee annually sets award dollar amount
•
Total CEO compensation annually reviewed (but subject to the terms of the employment agreement) by the Compensation Committee with market and other perspective provided by Meridian

•
Designed to retain executives and align interest with stockholders
•
Vesting Period: 4 Years, Ratable
•
Reflects 50% of equity award
•
CEO recommends annual grants to Compensation Committee which reviews and approves all grants
•
Structure revised in 2025 to reflect
3-year annually ratable vesting

Performance Restricted Stock Units Equity Performance Metrics
•
Designed to align pay and performance as they are only earned if specific performance targets are met
•
Reflects 50% of equity award
•
Performance Metric: Relative TSR
•
Measurement Period: 1 Year; 1 measurement
•
Vesting Period: 2 Years, Ratable annually
•
Payout Leverage: 0% to 200% of Target depending on achievement levels (Threshold: 35th percentile, Target: 51st percentile, Stretch: 66th percentile; Max: 81st percentile)
•
Compensation Committee annually sets target award dollar amount

•
Designed to align pay and performance as they are only earned if specific performance targets are met
•
Reflects 50% of equity award
•
Performance Metric:

− For COO: Relative TSR

− For CFO: Achieving midpoint of peer TSR ranking

− For President, Networks:

        Achieving 90% of budgeted net revenue and Adjusted EBITDA for the network’s division

− For President, Distribution:

        Achieving 95% of budgeted distribution revenue

Nexstar Media Group, Inc.	50	2025 Proxy Statement

Compensation Discussion and Analysis

COMPONENTS OF COMPENSATION, RATIONALE AND PROCESS
Component	CEO	Other NEOs

•
Total CEO compensation annually reviewed (but subject to the terms of the employment agreement) by the Compensation Committee with market and other perspective provided by Meridian
•
Mr. Sook has agreed to make the following changes in the structure of his PSUs in connection with any extension, renewal or replacement of his employment contract which expires on March 31, 2026:

– Extending the measurement period for the TSR performance metric beyond one year,

– Capping the payout related to the LTIP TSR metric at the “target” level if absolute TSR is negative,

– Extending the vesting period for the LTIP beyond two years, and

– Including more than one performance-based metric in the structure of the LTIP award.

•
Measurement Period: 1 Year; Measured each year
•
Vesting Period: 4 Years, Ratable annually
•
Payout Leverage:

– For COO: 0% to 200% of Target depending on achievement levels (Threshold: 35th percentile, Target: 51st percentile, Stretch: 66th percentile; Max: 81st percentile)

– For Other NEOs: None (all or nothing)

•
CEO recommends annual grants to Compensation Committee which reviews and approves all grants
•
Structure revised in 2025 to reflect
3-year vesting, a 2-year performance period and 2 metrics including relative TSR and cumulative Adjusted Free Cash Flow, payout leverage for other NEOs from 50-150% and a cap on payout if absolute TSR is negative

Severance and Change in Control Provisions
•
Change-in-Control (“CIC”) cash severance double trigger
•
Cash severance: 2x base salary and target bonus
•
Automatic acceleration of equity vesting in the event of a qualifying termination or in the event of a change in control
•
No gross up of excise taxes

•
CIC cash severance double trigger for change in control event
•
Cash severance:

− COO: 2x base salary and target bonus

− Other NEOs: 1x base salary and target bonus

•
Automatic acceleration of equity vesting in the event of change of control
•
No gross up of excise taxes

Other Perquisites and other compensation, health benefits
•
Perquisites include use of a Company automobile, cell phone stipend, personal use of private plane stipend, and 401(k) plan
•
Health benefits are consistent with those provided to all employees of the Company
• Perquisites include an automobile stipend, cell phone stipend, and 401(k) plan • Health benefits are consistent with those provided to all employees of the Company

Nexstar Media Group, Inc.	51	2025 Proxy Statement

Compensation Discussion and Analysis

Base Salary

As of December 31, 2024, the annual base salary of each of the Company’s Named Executive Officers are as follows:

Name	Title	Base Salary ($)
Perry A. Sook	Chairman and Chief Executive Officer	$3,000,000
Michael Biard	President and Chief Operating Officer	2,000,000
Lee Ann Gliha	Executive Vice President and Chief Financial Officer	1,000,000
Dana Zimmer	President, Distribution and Strategy	1,200,000
Sean Compton	President, Networks	1,000,000

The annual base salary of each of the Company’s Named Executive Officers is established by their respective individual employment agreements. The purpose of the base salary is to provide each Named Executive Officer with cash compensation that is not variable in nature and that is generally competitive with our peer group. The base salary is established based on the scope of the executive’s responsibilities, taking into account compensation paid by peer group companies for similar positions. Generally, the executives’ base salaries are determined with reference to the median market pay level of our peer group companies, but individual officer salary levels may fall above or below median for a variety of reasons, including scope of role, experience, tenure, performance, retention concerns or other relevant factors.

On December 18, 2023, Ms. Gliha entered into an amended and extended employment agreement pursuant to which her annual base salary increased from $700,000 to $1,000,000 effective January 1, 2024.

Our NEOs’ employment agreements generally provide for discretionary adjustments to base salary. Our NEOs base salaries were not increased in 2024, other than Ms. Gliha pursuant to her amended employment agreement. See the “Employment Agreements” section of this Proxy Statement for a discussion of the employment agreements with our Named Executive Officers.

Annual Cash Bonuses

Each of our Named Executive Officers is eligible to earn an annual cash bonus based on the quantitative and qualitative criteria described in each Named Executive Officer’s employment agreement and summarized below.

The targets and actual cash bonuses earned by our Named Executive Officers for the year 2024 are as follows:

NEO	Base Salary	Target Bonus (% of Base Salary)	Financial Weighing	Discretionary Weighing	Financial Performance (% of Target)	Discretionary Performance (% of Target)	Bonus Payout
Perry A. Sook	$3,000,000	200%	70%	30%	78%	95%	$5,001,668
Chairman and Chief Executive Officer
Michael Biard	2,000,000	125%	50%	50%	74%	95%	2,106,497
President and Chief Operating Officer
Lee Ann Gliha	1,000,000	100%	50%	50%	100%	95%	975,000
EVP and Chief Financial Officer
Dana Zimmer	1,200,000	100%	N/A	100%	N/A	95%	1,140,000
President, Distribution and Strategy
Sean Compton	1,000,000	100%	70%	30%	100%	95%	985,000
President, Networks

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Compensation Discussion and Analysis

Annual Bonus Opportunity and 2024 Actual Results – Mr. Sook

As provided in his employment agreement, as amended on August 1, 2022, Mr. Sook is eligible to receive an annual bonus with a “Target” amount equal to 200% of his annual base salary, subject to increase or decrease based on the criteria set forth in the tables below and approval of the Compensation Committee. The Compensation Committee may alter the criteria set forth in the tables below as circumstances warrant and in consultation with Mr. Sook:

Component	Weight	No Payout	Threshold	Target	Maximum
Adjusted EBITDA(a)	35%	< 85% of Target	85% of Target	Budget(d)	105% of Target
Net Revenues(a)	35%	< 85% of Target	85% of Target	Budget(d)	105% of Target
Individual Performance(b)	30%	Discretionary
Payout Opportunity(c)	100%	0% (no payout)	100% of Base Salary	200% of Base Salary	400% of Base Salary
(a)
As defined in Mr. Sook’s employment agreement which is consistent with the Company’s presentation of non-GAAP financial metrics during 2023. In 2024, the Company changed its external presentation of financial metrics. A reconciliation is provided in this document and on the Company’s website.
(b)
Individual performance is determined at the Compensation Committee’s discretion based on the executive’s achievement of objectives established by the compensation committee.
(c)
Payouts are interpolated for performance between Threshold, Target and Maximum levels.
(d)
Budget reflects the annual budget approved by the Board of Directors in Q1 of each fiscal year.

($ in millions, except payout amounts)		Bonus Criteria / Payouts				Actual as a % of Target
Component	Criteria	2024 Threshold	2024 Target	2024 Maximum	2024 Actual
Adjusted EBITDA(a)	35% earned if the Company achieves its Adjusted EBITDA Target for the applicable year	$1,821(a)	$2,142(a)	$2,249(a)	$1,971(a)	92%
Adjusted EBITDA Bonus Payout (35% of Total)		$1,050,000	$2,100,000	$4,200,000	$1,543,915	74%
Net Revenue	35% earned if the Company achieves its Net Revenue Target for the applicable year	$4,840	$5,694	$5,979	$5,407	95%
Net Revenue Bonus Payout (35% of Total)		$1,050,000	$2,100,000	$4,200,000	$1,747,751	83%
Individual Performance	30% earned at the discretion of the Compensation Committee based on Mr. Sook’s achievement of the objectives established by the Committee and/or Board at the beginning of the applicable fiscal year				Approved by the Compensation Committee
Individual Performance Bonus Payout (30% of Total)		$900,000	$1,800,000	$3,600,000	$1,710,000	95%
Total Bonus Payout		$3,000,000	$6,000,000	$12,000,000	$5,001,666	83%

(a) As defined in Mr. Sook’s employment agreement which is consistent with the Company’s presentation of non-GAAP financial metrics during 2023. In 2024, the Company changed its external presentation of financial metrics. A reconciliation is provided in this document and on the Company’s website.

Nexstar Media Group, Inc.	53	2025 Proxy Statement

Compensation Discussion and Analysis

For his 2024 annual bonus, Mr. Sook earned 95% of the discretionary portion of his bonus. The discretionary portion of his bonus was not fully achieved as the Company did not meet its overall budget goals, however, Mr. Sook did accomplish a number of individual performance achievements during 2024, supporting his payout, including:

•
Leading the Company in achieving a record annual net revenue of $5.4 billion, net income of $683 million and Adjusted EBITDA of $2.0 billion,
•
Directing a cost reduction program in the fourth quarter of 2024 to reduce run-rate operating expenses in 2025 by low-to-mid eight figures,
•
Successfully transitioning the direct reporting of the leaders of the Company’s major business units to Mr. Biard, the Company’s President and Chief Operating Officer,
•
Instituting an internal government relations function to further the Company’s efforts regarding deregulation and hiring Scott Weaver, a seasoned lobbyist, to lead the effort, and
•
Overseeing the continued deployment of ATSC 3.0, or NextGen TV, with more than 50% of U.S. television households now receiving a NextGen TV signal from a Nexstar-owned or partner station.

Annual Bonus Opportunity and 2024 Actual Results – Mr. Biard

As provided in his employment agreement dated August 21, 2023, Mr. Biard is eligible to receive an annual bonus with a “Target” amount equal to 125% of his annual base salary, subject to increase or decrease based on the criteria set forth in the tables below and approval of the Compensation Committee. The Compensation Committee may alter the criteria set forth in the tables below as circumstances warrant and in consultation with Mr. Biard:

Component	Weight	No Payout	Threshold	Target	Maximum
Adjusted EBITDA(a)	50%	< 85% of Target	85% of Target	Budget(d)	105% of Target
Individual Performance(b)	50%	Discretionary
Payout Opportunity(c)	100%	0% (no payout)	62.5% of Base Salary	125% of Base Salary	250% of Base Salary
(a)
As defined in Mr. Biard’s employment agreement which is consistent with the Company’s presentation of non-GAAP financial metrics during 2023. In 2024, the Company changed its external presentation of financial metrics. A reconciliation is provided in this document and on the Company’s website.
(b)
Individual performance is determined at the CEO and Compensation Committee’s discretion based on the executive’s achievement of objectives established by the CEO and/or Compensation Committee.
(c)
Payouts are interpolated for performance between Threshold, Target and Maximum levels.
(d)
Budget reflects the annual budget approved by the Board of Directors in Q1 of each fiscal year.

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Compensation Discussion and Analysis

($ in millions, except payout amounts)		Bonus Criteria / Payouts				Actual as a % of Target
Component	Criteria	2024 Threshold	2024 Target	2024 Maximum	2024 Actual
Adjusted EBITDA(a)	50% earned if the Company achieves its Adjusted EBITDA Target for the applicable year	$1,821(a)	$2,142(a)	$2,249(a)	$1,971(a)	92%
Adjusted EBITDA Bonus Payout (50% of Total)		$625,000	$1,250,000	$2,500,000	$918,997	74%
Individual Performance	50% earned at the discretion of our Chief Executive Officer and/or Compensation Committee				Approved by the Compensation Committee
Individual Performance Bonus Payout (50% of Total)		$625,000	$1,250,000	$2,500,000	$1,187,500	95%
Total Bonus Payout		$1,250,000	$2,500,000	$5,000,000	$2,106,497	84%
(a)
As defined in Mr. Biard’s employment agreement which is consistent with the Company’s presentation of non-GAAP financial metrics during 2023. In 2024, the Company changed its external presentation of financial metrics. A reconciliation is provided in this document and on the Company’s website.

For his 2024 annual bonus, Mr. Biard earned 95% of the discretionary portion of his bonus. The discretionary portion of his bonus was not fully achieved as the Company did not meet its overall budget goals, however, Mr. Biard had a number of individual performance achievements during 2024, supporting his payout, including:

•
Successfully transitioned all major business units, including all revenue-generating efforts to Mr. Biard’s oversight from Mr. Sook,
•
Directed the strategy behind key CW Sports agreements, including the early launch of the NASCAR Xfinity Series, the launch of WWE and Pac-12 Football,
•
Oversaw the negotiation of new affiliation agreements with CBS and NBC and directed strategy on key vMVPD and CW affiliate renewals, and
•
Successfully renegotiated key vendor contracts at considerable savings to the Company.

Nexstar Media Group, Inc.	55	2025 Proxy Statement

Compensation Discussion and Analysis

Annual Bonus Opportunity and 2024 Actual Results – Ms. Gliha

As provided in her amended employment agreement effective January 1, 2024, Ms. Gliha is eligible to receive an annual bonus of up to 100% of her base salary (or in excess of such amount, up to 150% of base salary, as the CEO, with the approval of the Compensation Committee, may determine appropriate) as follows:

($ in millions, except payout amounts) Criteria	2024 Target	2024 Actual	Actual as a % of Target
50% earned if the Company exceeds 90% of budget for either metric for the applicable year:
Net Revenue	$5,694	$5,407	95%
Adjusted EBITDA(a)	$2,142(a)	$1,971(a)	92%
Financial Metric Bonus Payout (50% of Total)	$500,000	$500,000	100%
50% earned at the discretion of our Chief Executive Officer and/or Compensation Committee		Approved by the CEO and Compensation Committee
Individual Performance Bonus Payout (50% of Total)	$500,000	$475,000	95%
Total Bonus Payout	$1,000,000	$975,000	98%

(a)
As defined in connection with the Company’s 2024 budget which is consistent with the Company’s presentation of non-GAAP financial metrics during 2023. In 2024, the Company changed its external presentation of financial metrics. A reconciliation is provided in this document and on the Company’s website.

For her 2024 annual bonus, Ms. Gliha earned 95% of the discretionary portion of her bonus. The discretionary portion of her bonus was not fully achieved as the Company did not meet its overall budget goals, however, Ms. Gliha had a number of individual performance achievements during 2024, supporting her payout, including:

•
Designing and executing the Company’s capital allocation plan, including returning $820 million to stockholders through repurchases of common stock of $601 million and dividends of $219 million,
•
Participating in the annual shareholder outreach initiative, numerous institutional investor conferences, non-deal roadshows and engaging with 5% more investors than in 2023, and
•
Developing the basis for the cost reduction program in the fourth quarter to reduce run-rate operating expenses in 2025 by low-to-mid eight figures.

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Compensation Discussion and Analysis

Annual Bonus Opportunity and 2024 Actual Results – Ms. Zimmer

As provided in her employment agreement, as amended on September 19, 2023, Ms. Zimmer is eligible to receive a discretionary annual bonus of up to one hundred percent (100%) of base salary (or in excess of such amount, as the CEO, with approval of the Compensation Committee may determine appropriate) based on overall performance of the Company (informed by achievement of the budgeted revenue and profit goals for the fiscal year) as well as the executive’s individual performance, as determined by the Compensation Committee.

For fiscal year 2024, Ms. Zimmer earned 95% of her bonus ($1,140,000 of her $1,200,000 bonus target) as the Company did not meet its overall budget goals, however, Ms. Zimmer had a number of individual performance achievements during 2024, supporting her payout, including:

•
Leading the successful renewal of affiliation agreements with CBS and NBC,
•
Leading the successful renewal of The CW affiliation agreements for 38 local television stations,
•
Successfully renegotiating and extending agreements with MVPDs up for renewal in 2024, and
•
Securing distribution for the Company’s CW and MyNetwork affiliated and independent stations on vMVPDs.

Annual Bonus Opportunity and 2024 Actual Results – Mr. Compton

As provided in his employment agreement dated September 19, 2023, Mr. Compton is eligible to receive an annual bonus an annual bonus of up to one hundred percent (100%) of base salary (or in excess of such amount, as the CEO, with approval of the Compensation Committee, may determine appropriate) based on overall performance of the Company (including achievement of the budgeted revenue and profit goals for the fiscal year) as well as the executive’s individual performance. Mr. Compton’s 2024 annual bonus was determined by the Compensation Committee as follows:

($ in millions, except payout amounts) Criteria	2024 Target	2024 Actual	Actual as a % of Target
35% earned if the Networks Division of Nexstar Media Inc. exceeds 90% of budgeted Net Revenue for the fiscal year	$596	$560	94%
Networks Division Net Revenue Bonus Payout (35% of Total)	$350,000	$350,000	100%
35% earned if the Networks Division of Nexstar Media Inc. exceeds 90% of budgeted EBITDA for the fiscal year	($22)	($17)	123%
Networks Division EBITDA Bonus Payout (35% of Total)	$350,000	$350,000	100%
30% earned at the discretion of our Chief Executive Officer and/or Compensation Committee		Approved by the CEO and Compensation Committee
Individual Performance Bonus Payout (30% of Total)	$300,000	$285,000	95%
Total Bonus Payout	$1,000,000	$985,000	99%

Mr. Compton earned 95% of the discretionary portion of his bonus. The discretionary portion of his bonus was not fully achieved as the Company did not meet its overall budget goals, however, Mr. Compton had a number of individual performance achievements during 2024, supporting his payout, including:

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Compensation Discussion and Analysis

•
Successfully expanding NewsNation’s news programming to 24-hours per day, seven days a week,
•
Executing strong election night coverage at NewsNation with NewsNation being the first to correctly call the presidential race on election night,
•
Better integrating operations and editorial functions of The Hill with NewsNation, and
•
Overseeing the continued improvement in operating results at The CW as well as the launch of key new sports-related programming of WWE NXT and NASCAR Xfinity Series Race.

Stock-Based Long-Term Incentive Compensation

The Compensation Committee believes that grants of stock-based awards are the most appropriate form of long-term compensation because they provide incentives to promote the long-term success of the Company in line with stockholders’ interests. The Company’s equity incentive plans are intended to motivate and reward the Company’s officers and to retain their continued services while providing long-term incentive opportunities including the participation in the long-term appreciation of our common stock value.

The Compensation Committee grants stock-based awards to the Named Executive Officers other than our Chief Executive Officer based on the recommendations of the Chief Executive Officer, who evaluates their performance against the goals established at the beginning of each year. The Compensation Committee has allocated performance-based and time-based compensation evenly when determining the stock-based long-term compensation awarded decisions for our Named Executive Officers.

As of December 31, 2024, the Company maintains two equity compensation plans – the 2015 Long-Term Equity Incentive Plan and the 2019 Long-Term Equity Incentive Plan (together, the “Plans”), each of which provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units and performance awards. Since 2017, awards made under the Company’s equity plans have consisted exclusively of time-based restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”).

During 2024, each of our Named Executive Officers received stock awards under the 2019 Long-Term Equity Incentive Plan, each comprised 50% of RSUs and 50% PSUs as described below.

Time-Based Restricted Stock Units (RSUs)

During 2024, RSUs were granted to the Named Executive Officers as set forth below:

	Grant Date	# of RSUs Granted	Vesting Schedule
Perry A. Sook	3/1/2024	75,224	2 years (50% per year)
Michael Biard	5/23/2024	10,000	4 years (25% per year)
Lee Ann Gliha	5/23/2024	7,500	4 years (25% per year)
Dana Zimmer	5/23/2024	4,000	4 years (25% per year)
Sean Compton	5/23/2024	4,000	4 years (25% per year)

In the event of Mr. Sook’s termination for any reason other than by the Company for Cause or by Mr. Sook without Good Reason (each, as defined in his employment agreement), any unvested RSUs will immediately vest in full.

For stock awards granted to NEOs other than the CEO, vesting is subject to continued employment through the applicable vesting date, and subject to the Compensation Committee’s discretion, all unvested RSUs are forfeited upon the executive’s termination for any reason.

In the event of a Change in Control (as defined in the 2019 Long-Term Equity Incentive Plan), all unvested RSUs shall immediately vest.

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Compensation Discussion and Analysis

2025 Changes to Structure of RSUs for Non-CEO Senior Executives

In 2025, the Company adjusted the vesting schedule of its RSUs for the non-CEO senior executives of the Company to reflect a three-year annually ratable vesting schedule. The amount of RSUs issued was reduced pro rata to reflect the new vesting schedule. This change was made to conform to market standards.

Performance-Based Restricted Stock Units (PSUs)

During 2024, PSUs were granted to the Named Executive Officers as follows:

	Grant Date	# of PSUs Granted
Perry A. Sook	3/1/2024	75,224
Michael Biard	5/23/2024	10,000
Lee Ann Gliha	5/23/2024	7,500
Dana Zimmer	5/23/2024	4,000
Sean Compton	5/23/2024	4,000

2024 PSUs Awarded to Mr. Sook

The PSUs granted to Mr. Sook in 2024 (target PSUs of 75,224) were/are eligible to time-vest 50% on each of March 1, 2025 (the “first vesting date”) and March 1, 2026 (the “second vesting date”). The PSUs were eligible to performance-vest based upon the Company’s achievement of one-year total stockholder return (“TSR”) against the peer group defined in the award agreement, which includes the companies in the table below for the period February 29, 2024 to February 28, 2025, and were/are eligible to fully vest on the applicable vesting date subject to Mr. Sook’s continued employment through the applicable vesting date. No calculation is required on the second vesting date, since the performance condition was measured as of February 28, 2025.

Peer Group For 2024 PSUs Awarded to Mr. Sook

Warner Bros. Discovery, Inc.	iHeartMedia, Inc.,
Paramount Global,	Gray Media, Inc. (formerly Gray Television, Inc.),
Fox Corporation,	Sinclair, Inc.,
Omnicom Group Inc.,	TEGNA Inc.,
News Corporation,	AMC Networks Inc.,
The Interpublic Group of Companies, Inc.,	Clear Channel Outdoor Holdings, Inc., and
The Liberty SiriusXM Group,	The E.W. Scripps Company

Level	Relative TSR vs Peer Group	Percentage of PSUs to Performance Vest
Below Threshold	< 35th Percentile	No vesting
Threshold	35th to 50thPercentiles	80% of Target
Target	51st to 65thPercentiles	100% of Target
Stretch	66th to 80thPercentiles	150% of Target
Maximum	81st and > Percentiles	200% of Target

Note: Vesting is interpolated between Threshold, Target, Stretch and Maximum.

As of February 28, 2025, the Compensation Committee certified achievement of the relative TSR condition at 57th percentile thus, Mr. Sook’s PSUs were deemed contingently earned at 120.33% of target as of February 28, 2025. As a result, Mr. Sook fully vested in 45,259 PSUs as of March 1, 2025 and will fully vest in 45,259 PSUs on

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Compensation Discussion and Analysis

March 1, 2026, subject to his continued employment through such date (subject to certain termination provisions).

In the event of Mr. Sook’s termination for any reason other than by the Company for Cause or by Mr. Sook without Good Reason (each, as defined in his employment agreement), any unvested PSUs will vest at the greater of actual or target level of performance (i.e., he would fully vest in 45,259 PSUs upon such date of termination).

2024 PSUs Awarded to Mr. Biard

The PSUs awarded to Mr. Biard in May 2024 are subject to the same time-vesting conditions as the time-based RSUs described above (annual time-vesting in ratable installments over the four-year period following the date of grant, subject to continued employment through the applicable vesting date) but full vesting of each annual tranche requires satisfaction of the Company’s achievement of one-year TSR against the peer group defined in the award agreement as calculated for the applicable year ending May 15. Each tranche will performance-vest based on the below vesting grid.

Level	Relative TSR vs Peer Group	Percentage of PSUs to Performance Vest
Below Threshold	< 35th Percentile	No vesting (i.e. forfeiture)
Threshold	35th to 50th Percentiles	80% of Target
Target	51st to 65th Percentiles	100% of Target
Stretch	66th to 80th Percentiles	150% of Target
Maximum	81st and > Percentiles	200% of Target

Note: Vesting is interpolated between Threshold, Target, Stretch and Maximum.

2024 PSUs Awarded to Mses. Gliha and Zimmer and Mr. Compton

The PSUs granted to Mses. Gliha and Zimmer and Mr. Compton in May 2024 are subject to the same time-vesting conditions as the time-based RSUs described above (annual time-vesting in ratable installments over the four-year period following the date of grant, subject to continued employment through the applicable vesting date), but full vesting of each annual tranche also requires satisfaction of certain financial performance metrics (as described for each NEO below) which, if not achieved in any given year, will result in forfeiture of the applicable tranche of the PSUs.

The financial performance metrics set forth in the 2024 PSUs awarded are specific to each NEO, as set forth below:

PSU Performance Vesting Criteria
Lee Ann Gliha	The Company’s TSR for the applicable year must exceed the midpoint for TSR ranking within its peer group as defined in the Company’s Proxy Statement for the applicable year.
Dana Zimmer	The Company’s distribution revenue for the applicable year must be at or above ninety-five percent (95%) of its budgeted distribution revenue for such year.
Sean Compton	The Company’s network division’s net revenue and/or Adjusted EBITDA for the applicable year must be at or above ninety percent (90%) of its budget for such year.

In each case (other than Mr. Sook’s PSUs described above), subject to the Compensation Committee’s discretion, all unvested PSUs are forfeited upon the executive’s termination for any reason. In the event of a Change in Control (as defined in the applicable Plan), all unvested PSUs shall immediately vest at target (i.e., 100% of the PSUs would vest).

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Compensation Discussion and Analysis

Vesting of Prior Year PSU Awards during 2024

In 2024, 2,844 PSUs for Ms. Gliha, 3,126 PSUs for Ms. Zimmer and 3,126 PSUs for Mr. Compton vested upon achievement of the relevant targets, as follows:

	PSU Performance Vesting Criteria / Target	Performance Period	Threshold	Actual Results	% Payout	Vested PSUs in 2024
Lee Ann Gliha	Relative TSR of the Company’s stock price performance versus its peer group as defined in the Company’s 2023 proxy statement	6/1/23 – 5/31/24	>50th percentile	75th percentile	100%	1,594
		8/8/23 – 8/7/24	>50th percentile	69th percentile	100% Total	1,250 2,844
Dana Zimmer	Budgeted Distribution Revenue(1)	FY 2023	At or above 95% of Target	98%(3)(4)	100%	3,126
Sean Compton	Budgeted Networks Net Revenue(2) and/or Budgeted Adjusted EBITDA(2)	FY 2023	At or above 90% of Target	91%(3)(4)	100%	3,126
			At or above 90% of Target	NM(3)(4)

NM - Not meaningful

(1)
The Company’s distribution revenue for the applicable year must be at or above ninety-five percent (95%) of its budgeted distribution revenue for such year.
(2)
The Company’s network division’s net revenue and/or Adjusted EBITDA for the applicable year must be at or above ninety percent (90%) of its budget for such year.
(3)
Includes adjustment for the temporary disruption of a large customer in the third quarter of 2023. The adjustment was approved by the Compensation Committee given the successful multi-year renewal with such customer in September 2023. Additionally, the target (2023 budget), which was approved by the Company’s Board of Directors in January 2023, did not consider customer disruptions.
(4)
The Target and Actual financial information are not disclosed as this information could imply the revenue associated with the disruption which could create harm to the Company in future negotiations with customers.

2025 Changes to Structure of PSUs for Non-CEO Senior Executives

As described above in this Proxy Statement, in 2025, the Company adjusted the structure of its PSUs for the non-CEO senior executives of the Company. The new structure includes two metrics, measured over a two-year period, mirroring the Company’s business cycle, intended to diversify the basis on which its senior executives earn the performance portion of their long-term compensation. The two metrics are based on (i) the market performance of the Company’s stock relative to peers and (ii) the ability of the Company to achieve its Adjusted Free Cash flow target. The new structure also provides for three-year cliff vesting, which will be enacted with 2026 grants. In 2025, to serve as a transition year versus prior four-year, annually ratable vesting, the 2025 grants will vest (i) 25% after one year based on performance measured during year one, (ii) 25% after two years based on performance measured during years one and two and (iii) 50% after three years based on performance measured over years one and two. For clarification, the Company believes a two-year performance measurement period is ideal as in even years, the Company generates substantially more revenue from political advertising related to elections than in odd years. Measuring a TSR over a three-year period could create unintended misalignment. A two-year performance measurement period with an additional one-year time-based vesting period, for a three-year vesting period, in total, is consistent with members of the peer group with a similar business cycle.

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Compensation Discussion and Analysis

Future Changes to Structure of PSUs for Mr. Sook

Mr. Sook’s current employment contract expires on March 31, 2026. In response to our stockholder’s input, Mr. Sook has agreed that, upon the agreement’s extension, renewal or replacement, the following changes will be made to the structure of his LTIP:

•
Extending the measurement period for the TSR performance metric beyond one year,
•
Capping the payout related to the LTIP TSR metric at the “target” level if absolute TSR is negative,
•
Extending the vesting period for the LTIP beyond two years, and
•
Including more than one performance-based metric in the structure of the LTIP award.

Perquisites and Other Compensation

Other compensation for our Named Executive Officers includes automobile allowances paid by the Company or the value of the personal use of an automobile, group life insurance paid by the Company, 401(k) matching contributions made by the Company and cellphone reimbursements. In addition, Mr. Sook’s employment agreement provides for the Company to reimburse Mr. Sook for the cost of personal use of an aircraft in the amount of up to $500,000 in the aggregate over the term of his employment contract (March 1, 2023 through March 31, 2026).

Health Benefits

All full-time employees, including our Named Executive Officers, may participate in our health benefit program, including medical, dental and vision care coverage, disability insurance and life insurance.

Severance Benefits and Change in Control Provisions

All of our Named Executive Officers have entered into employment agreements with us. These employment agreements, among other things, provide for severance compensation to be paid to the executives if they are terminated upon a change of control of the Company, or for reasons other than cause, or if they resign for good reason, as defined in the agreements. Additionally, as described above our Named Executive Officers have been granted equity awards that vest upon a Change in Control. For additional information, see the “Potential Payments Upon Termination or Change in Control” section.

Employment Agreements

The Company currently has an employment agreement in place with each of its Named Executive Officers as described below. For information about the termination and change-in-control provisions set forth in each agreement, see “Potential Payments upon Termination or Change In Control.”

Perry A. Sook

Mr. Sook is employed as Chairman of the Board and Chief Executive Officer (“CEO”) under an employment agreement with Nexstar dated January 15, 2019, as amended on August 1, 2022 (the “Sook Employment Agreement”). The Sook Employment Agreement expires on March 31, 2026 and automatically renews for successive one-year periods unless either party notifies the other of its intention not to renew the agreement. Under the Sook Employment Agreement, Mr. Sook is entitled to a base salary of $3,000,000 and an annual bonus with a target equal to 200% of base salary. See the section above titled “Annual Cash Bonus” for information about Mr. Sook’s annual bonus for 2024.

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Compensation Discussion and Analysis

Pursuant to the 2022 Sook Employment Agreement, the Company shall also provide Mr. Sook with a company car and reimburse Mr. Sook in the amount up to $500,000 for his use of an aircraft for personal matters during the Term.

Michael Biard

Mr. Biard is employed as President and Chief Operating Officer under an employment agreement with Nexstar effective August 21, 2023 (the “Biard Employment Agreement”). The initial term of the Biard Employment Agreement ends on August 20, 2027, and will automatically renew for successive one-year periods, subject to earlier termination provided under the employment agreement. Under the Biard Employment Agreement, Mr. Biard is entitled to a base salary of $2,000,000, subject to annual review and may be adjusted at the discretion of the CEO of the Company, and an annual bonus with a target amount equal to his annual base salary in effect at the end of the applicable fiscal year. See the section above titled “Annual Cash Bonus” for information about Mr. Biard’s annual bonus for 2024.

The Biard Employment Agreement entitled Mr. Biard to a relocation bonus of $30,000 in connection with the commencement of his employment in August 2023, subject to a repayment obligation on a prorated basis if Mr. Biard voluntarily terminates his employment without Good Reason (as defined in the Biard Employment Agreement) within two years of his August 21, 2023 start date. Because this relocation bonus will not be earned by Mr. Biard until August 21, 2025, the amount of the bonus, to the extent earned, will be reportable in the Summary Compensation Table with respect to the fiscal year ending December 31, 2025.

Mr. Biard is also entitled to a $1,000 per month automobile allowance and a $100 per month cell phone allowance.

Lee Ann Gliha

Ms. Gliha is employed as Executive Vice President and Chief Financial Officer under an employment agreement with Nexstar dated July 26, 2021, as amended on December 18, 2023 (the “Gliha Employment Agreement”). The Gliha Employment Agreement expires on December 31, 2026 and automatically renews for successive one-year periods unless either party notifies the other of its intention not to renew the agreement.

Under the Gliha Employment Agreement, Ms. Gliha is entitled to a base salary of $1,000,000, subject to annual merit increases at the discretion of the CEO, and an annual bonus up to 100% of her annual base salary in effect at the end of the applicable fiscal year (or in excess of such amount, up to a maximum of 150%, as our CEO, with the approval of the Compensation Committee of the Company’s board of directors may determine is appropriate). See the section above titled “Annual Cash Bonus” for information about Ms. Gliha’s annual bonus for 2024.

Ms. Gliha is also entitled to a $750 per month automobile allowance and a $100 per month cell phone allowance.

Dana Zimmer

Ms. Zimmer is employed as President, Distribution and Strategy under an employment agreement with Nexstar dated September 19, 2023 (the “Zimmer Employment Agreement”). The Zimmer Employment Agreement expires on September 18, 2026 and automatically renews for successive one-year periods unless either party notifies the other of its intention not to renew the agreement.

Under the Zimmer Employment Agreement, Ms. Zimmer is entitled to a base salary of $1,200,000, subject to an annual review and further adjustments, and an annual bonus up to 100% of her annual base salary in effect at the end of the applicable fiscal year (or in excess of such amount, as the CEO, with the approval of the

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Compensation Discussion and Analysis

Compensation Committee may determine is appropriate). See the section above titled “Annual Cash Bonus” for information about Ms. Zimmer’s annual bonus for 2024.

Ms. Zimmer is also entitled to a $750 per month automobile allowance and a $100 per month cell phone allowance but has not opted to receive these allowances.

Sean Compton

Mr. Compton is employed as President, Networks under an employment agreement with Nexstar dated September 19, 2023 (the “Compton Employment Agreement”). The Compton Employment Agreement expires on September 18, 2027 and automatically renews for successive one-year periods unless either party notifies the other of its intention not to renew the agreement.

Under the Compton Employment Agreement, Mr. Compton is entitled to a base salary of $1,000,000, subject to an annual review and further adjustments, and an annual bonus, up to 100% of his annual base salary in effect at the end of the applicable fiscal year (or in excess of such amount, as the CEO, with the approval of the Compensation Committee may determine is appropriate). See the section above titled “Annual Cash Bonus” for information about Mr. Compton’s annual bonus for 2024.

Mr. Compton is also entitled to a $750 per month automobile allowance and a $100 per month cell phone allowance.

Clawback Policy

Our Clawback Policy provides for the recoupment of certain incentive-based compensation in the event that the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance with any financial reporting requirement under the federal securities laws (the “Clawback Policy”).

The Clawback Policy requires covered executives to reimburse to the Company, or forfeit, any excess incentive-based compensation “received” by such covered executive during the three completed fiscal years immediately preceding the date on which the Company is required to prepare the accounting restatement. The amount subject to recovery is the excess of the incentive-based compensation received (i.e. any cash or equity compensation that is granted, earned or vested) based wholly or in part on the misstated financial reporting measure in the accounting restatement over the incentive-based compensation that would have been received had it been based on the restated results and must be computed without regard to any taxes paid.

The Clawback Policy applies to all current and former executive officers of the Company and such other senior executives or employees who may be subject to this Clawback Policy. The Clawback Policy applies only to incentive-based compensation received on or after October 2, 2023, the effective date of Rule 5608 of the NASDAQ Rulebook. A copy of the Clawback Policy is filed as an exhibit to our 2024 Form 10-K.

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Compensation Discussion and Analysis

Stock Ownership Guidelines

We have stock ownership guidelines for non-employee directors, Named Executive Officers and all other senior executives. The stock ownership guidelines were established to promote a long-term perspective in managing the Company, and to help align the interests of our stockholders, executives and directors.

The policy requires:

•
our Chief Executive Officer to own a sufficient amount of the Company’s common stock such that its value is 10 times the annual base salary,
•
each of our other Named Executive Officers and other senior executives to own a sufficient amount of the Company’s common stock such that its value is two times of each of their annual base salary, and
•
each of our non-employee directors to own a sufficient amount of the Company’s common stock such that its value is three times of each of their annual base retainer.

Because share prices fluctuate over time, the covered person’s salary or retainer will be divided by the highest share price over the prior 24-month period. Performance-based and time-based restricted stock units (whether vested or unvested) are counted for purposes of meeting the ownership guidelines. Stock options (whether vested or not) are not counted in the ownership calculation. The initial evaluation of compliance is the first January after such officer or director has been an officer or director for five (5) years. Thereafter, the compliance is evaluated once per year for shares owned as of December 31 of the preceding year. We conducted an evaluation of shares owned as of December 31, 2024 by officers and directors who served more than five (5) years. All applicable directors and officers were in compliance with the stock ownership guidelines.

Insider Trading and Anti-Hedging and Pledging Policy

The Company has an Insider Trading and Anti-Hedging and Pledging Policy that governs the purchase, sale and other disposition of its securities by its directors, officers and employees, and has implemented processes with respect to the Company, that the Company believes are reasonably designed to promote compliance with insider trading laws, rules and regulations, and any applicable exchange listing standards. In general, the policy prohibits employees and directors from trading while in possession of material nonpublic information and, for selected employees who regularly receive material nonpublic information, from trading outside a designated open window. The policy also prohibits employees from hedging or pledging Nexstar securities, engaging in short-term trading, short sales, options trading or any other derivative transactions involving Nexstar securities. A copy of the Insider Trading and Anti-Hedging and Pledging Policy is filed as an exhibit to our 2024 Form 10-K.

Option Awards

In response to Item 402(x)(1) of Regulation S-K, the Company does not currently grant new awards of stock options, stock appreciation rights, or similar option-like instruments. Accordingly, the Company has no specific policy or practice on the timing of awards of such options in relation to the disclosure of material nonpublic information by the Company. In the event the Company determines to grant new awards of such options, the Board will evaluate the appropriate steps to take in relation to the foregoing.

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COMPENSATION OF NAMED EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth information that summarizes compensation for our Named Executive Officers.

	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
Perry A. Sook	2024	$3,000,000	$1,710,000	$27,746,271	$3,291,668	$125,977	$35,873,916
Chairman and	2023	2,800,000	1,800,000	21,233,343	3,104,526	173,170	29,111,039
Chief Executive Officer	2022	1,995,193	1,000,000	33,308,029	3,000,000	15,670	39,318,892
Michael Biard	2024	2,000,000	1,187,500	3,196,888	918,997	19,488	7,322,873
President and	2023	653,846	1,500,000	3,707,650	—	11,675	5,873,171
Chief Operating Officer	2022	—	—	—	—	—	—
Lee Ann Gliha	2024	988,462	475,000	1,724,035	500,000	22,068	3,709,565
Executive Vice President and	2023	700,000	750,000	1,357,226	—	43,562	2,850,788
Chief Financial Officer	2022	700,000	350,000	877,607	350,000	17,489	2,295,096
Dana Zimmer	2024	1,200,000	1,140,000	1,133,969	—	8,784	3,482,753
President, Distribution and	2023	885,866	—	1,149,872	896,096	38,459	2,970,293
Strategy	2022	756,250	—	1,253,724	775,000	6,734	2,791,708
Sean Compton	2024	1,000,000	285,000	1,133,969	700,000	20,540	3,139,509
President, Networks	2023	743,692	314,395	1,149,872	366,794	42,383	2,617,136
	2022	645,001	200,000	1,253,724	400,000	18,883	2,517,608
(1)
Pursuant to Item 402(c)(2)(iv) and (vii) of Regulation S-K, the discretionary portion of each NEO’s annual bonus is reported in the “Bonus” column and the non-discretionary portion (if any) of the annual bonus is reported in the “Non-Equity Incentive Plan Compensation” column. For additional details about the 2024 annual bonuses, see the section “Annual Cash Bonus”.
(2)
Represents the grant date fair value of RSUs and PSUs granted in 2024 under the 2019 Long-Term Equity Incentive Plan computed in accordance with FASB Accounting Standards Codification (ASC) 718. For additional detail on 2024 stock awards to our Named Executive Officers, see “Stock-Based Long-Term Incentive Compensation.”
(3)
Non-equity incentive plan compensation represents the portion of the applicable Named Executive Officer’s annual bonus that is determined based on achievement of pre-determined performance metrics, set forth in the Named Executive Officer’s employment agreement. See the section “Compensation Discussion and Analysis—Annual Cash Bonus” for additional details.
(4)
All Other Compensation in 2024 consists of the following items:

	Year	Automobile Allowance(a) ($)	Life Insurance Premiums(b) ($)	Company Contributions to 401(k) Plans ($)	Miscellaneous(c) ($)	Total ($)
Perry A. Sook	2024	$7,900	$10,745	$10,350	$96,982	$125,977
Michael Biard	2024	12,000	2,838	3,450	1,200	19,488
Lee Ann Gliha	2024	9,000	1,518	10,350	1,200	22,068
Dana Zimmer	2024	—	1,532	7,252	—	8,784
Sean Compton	2024	9,000	1,532	8,808	1,200	20,540

(a)
Represents either the automobile allowance paid to the individual or the value of their personal use of a Company-owned automobile.
(b)
Represents personal group life insurance premiums paid by the Company.
(c)
Amounts reported include (i) the cost of the NEO’s (excluding Mr. Sook) cell phone allowance and (ii) for Mr. Sook, pursuant to the Sook Employment Agreement, a $96,982 reimbursement for his use of an aircraft for personal matters (which amount does not include any amount paid by Nexstar to a company owned by Mr. Sook for Nexstar’s use of such company’s private aircraft for business travel of Nexstar employee and business guests as described in the section entitled “Certain Relationship and Related Person Transactions”). The private aircraft used by Mr. Sook for personal matters was the aircraft of a company he owns. The amount of the reimbursement was determined based on a real-time, arms-length estimate to contract a substantially similar third-party aircraft for the same trip. The amount reimbursed was not grossed up for any income tax payable by Mr. Sook.

Nexstar Media Group, Inc.	66	2025 Proxy Statement

Compensation of Named Executive Officers

2024 Grants of Equity-Based Awards

The following table sets forth information for each of the Named Executive Officers regarding the non-discretionary portion of their annual bonus opportunities for fiscal year 2024 and the PSUs granted during fiscal year 2024, and the time-based RSUs granted during fiscal year 2024.

		Estimated Potential Payouts Under Non-Equity Incentive Awards(1)			Estimated Potential Payouts Under Equity Incentive Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	Grant Date Fair Value of Stock Awards(4)
	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(#)	($)
Perry A. Sook	—	2,100,000	4,200,000	8,400,000	—	—	—	—	—
	3/1/2024	—	—	—	60,179	75,224	150,448	—	16,170,527
	3/1/2024	—	—	—	—	—	—	75,224	11,575,744
Michael Biard	—	625,000	1,250,000	2,500,000	—	—	—	—	—
	5/23/2024	—	—	—	8,000	10,000	20,000	—	1,779,425
	5/23/2024	—	—	—	—	—	—	10,000	1,417,463
Lee Ann Gliha	—	—	500,000	—	—	—	—	—	—
	5/23/2024	—	—	—	—	7,500	—	—	660,938
	5/23/2024	—	—	—	—	—	—	7,500	1,063,097
Dana Zimmer	5/23/2024	—	—	—	—	4,000	—	—	566,984
	5/23/2024	—	—	—	—	—	—	4,000	566,985
Sean Compton	—	—	700,000	—	—	—	—	—	—
	5/23/2024	—	—	—	—	4,000	—	—	566,984
	5/23/2024	—	—	—	—	—	—	4,000	566,985

(1)
Represents the portion of annual bonus that is determined based on achievement of pre-determined performance metrics during the fiscal year 2024 (non-discretionary) and reflects the potential payouts as set forth in the Named Executive Officer’s employment agreement. The actual non-discretionary bonus amount earned in 2024 was paid to the applicable Named Executive Officer in March 2025 as shown in the Non-Equity Incentive Compensation column of the Summary Compensation Table. The discretionary portion of the annual bonus earned by our NEOs for fiscal year 2024 is shown in the Bonus column of the Summary Compensation Table.
(2)
Represents the following awards granted under the 2019 Long-Term Equity Incentive Plan:
(i)
PSUs granted to Mr. Sook on March 1, 2024 that were/are eligible to vest 50% on each of March 1, 2025 (the “first vesting date”) and March 1, 2026 (the “second vesting date”) based upon the Company’s achievement of one-year relative TSR against the peer group defined in the award agreement for the period February 29, 2024 to February 28, 2025, and subject to Mr. Sook’s continued employment through the applicable vesting date (subject to certain termination provisions). The PSUs granted to Mr. Sook on March 1, 2024 were deemed earned at 120.33% of target as of February 28, 2025. As a result, Mr. Sook vested 45,259 PSUs as of March 1, 2025 and will vest in 45,259 PSUs on March 1, 2026, subject to his continued employment through such date (subject to certain termination provisions). For additional detail, see “Stock-Based Long-Term Incentive Compensation—Performance-Based Restricted Stock Units (PSUs).”
(ii)
PSUs granted to Mr. Biard, Ms. Gliha, Ms. Zimmer and Mr. Compton on May 23, 2024, that, in each case, (i) time-vest subject to annual time-vesting in ratable installments over a four-year period from the date of grant, subject to continued employment through the applicable vesting date and (ii) performance-vest based on satisfaction of certain performance metrics specific to each NEO, as described in “Stock-Based Long-Term Incentive Compensation—Performance-Based Restricted Stock Units (PSUs).” If the performance metric for any given year is not met, then the executive will forfeit that tranche of the PSUs.
(3)
Represents the following awards granted under the 2019 Long-Term Equity Incentive Plan:
(i)
RSUs granted to Mr. Sook on March 1, 2024 that vest over a two-year period from the date of grant, subject to continued employment through the applicable vesting date (subject to certain termination provisions), 50% of which vested on March 1, 2025. For additional detail, see “Stock-Based Long-Term Incentive Compensation—Time-Based Restricted Stock Units (RSUs).”
(ii)
RSUs granted to Mr. Biard, Ms. Gliha, Ms. Zimmer and Mr. Compton on May 23, 2024, that, in each case, vest over a four-year period in annual ratable installments on each anniversary of the date of grant, subject to continued employment through the applicable vesting date. For additional detail, see “Stock-Based Long-Term Incentive Compensation—Time-Based Restricted Stock Units (RSUs).”
(4)
Represents the grant date fair value of the awards computed in accordance with FASB Accounting Standards Codification (ASC) 718. See the Notes to the Company’s Consolidated Financial Statements in our 2024 Form 10-K for a discussion of the assumptions made in the valuation of these awards.

Nexstar Media Group, Inc.	67	2025 Proxy Statement

Compensation of Named Executive Officers

2024 Outstanding Equity Awards at Year-End

The following table sets forth information as of December 31, 2024 concerning outstanding equity awards held by our Named Executive Officers. Market value is based on the closing market price of Nexstar’s common stock as of December 31, 2024 of $157.97.

	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Perry A. Sook	155,774	$24,607,619	90,518	$14,299,128
Michael Biard	28,750	4,541,638	10,000	1,579,700
Lee Ann Gliha	14,542	2,297,200	12,875	2,033,864
Dana Zimmer	14,061	2,221,216	5,813	918,280
Sean Compton	14,061	2,221,216	5,813	918,280
(1)
Represents the number of all unvested RSUs and unvested PSUs for which the required performance metrics were achieved as of December 31, 2024. The future vesting for each NEO’s unvested awards is subject to continued employment through each vesting date, as follows:

	Award	Grant Date	Number of Shares That Have Not Vested	Vesting Date
Perry A. Sook	PSUs	3/2/2023	53,700	53,700 on 3/2/2025
	RSUs	3/2/2023	26,850	26,850 on 3/2/2025
		3/1/2024	75,224	37,612 on each of 3/1/2025 and 3/1/2026
			155,774
Michael Biard	RSUs	8/21/2023	18,750	6,250 on each of 8/21/2025, 8/21/2026 and 8/21/2027
		5/23/2024	10,000	2,500 on each of 5/23/2025, 5/23/2026, 5/23/2027 and 5/23/2028
			28,750
Lee Ann Gliha	RSUs	8/13/2021	1,250	1,250 on 8/13/2025
		6/3/2022	1,313	656 on 6/3/2025; 657 on 6/3/2026
		6/14/2023	2,812	937 on 6/14/2025; 938 on 6/14/2026; 937 on 6/14/2027
		12/20/2023	1,667	833 on 12/20/2025; 834 on 12/20/2026
		5/23/2024	7,500	1,875 on each of 5/23/2025, 5/23/2026, 5/23/2027 and 5/23/2028
			14,542
Dana Zimmer	PSUs	5/17/2021	1,250	1,250 on 5/17/2025
		6/3/2022	937	937 on 6/3/2025
		6/14/2023	937	937 on 6/14/2025
		5/23/2024	1,000	1,000 on 5/23/2025
	RSUs	5/17/2021	1,250	1,250 on 5/17/2025
		6/3/2022	1,875	937 on 6/3/2025; 938 on 6/3/2026
		6/14/2023	2,812	937 on 6/14/2025; 938 on 6/14/2026; 937 on 6/14/2027
		5/23/2024	4,000	1,000 on each of 5/23/2025, 5/23/2026, 5/23/2027 and 5/23/2028
			14,061
Sean Compton	PSUs	5/17/2021	1,250	1,250 on 5/17/2025
		6/3/2022	937	937 on 6/3/2025
		6/14/2023	937	937 on 6/14/2025
		5/23/2024	1,000	1,000 on 5/23/2025
	RSUs	5/17/2021	1,250	1,250 on 5/17/2025
		6/3/2022	1,875	937 on 6/3/2025; 938 on 6/3/2026
		6/14/2023	2,812	937 on 6/14/2025; 938 on 6/14/2026; 937 on 6/14/2027
		5/23/2024	4,000	1,000 on each of 5/23/2025, 5/23/2026, 5/23/2027 and 5/23/2028
			14,061

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Compensation of Named Executive Officers

The PSUs granted to Mr. Sook on March 2, 2023 were deemed earned at 200% of target as of March 1, 2024. As a result, Mr. Sook fully vested in 53,700 PSUs as of March 2, 2025.

Ms. Zimmer’s and Mr. Compton’s PSUs that will vest in 2025 as shown in the table above will vest on each of the vesting dates as each of their pre-established performance metric for fiscal year 2024 was achieved.

(2)
Represents the number of unearned and unvested PSUs as of December 31, 2024. The future vesting for each NEO’s unvested awards at each vesting date is subject to the achievement of certain performance criteria for the applicable year and the NEO’s continued employment through each vesting date, as follows:

	Award	Grant Date	Number of Unearned Shares That Have Not Vested	Vesting Date
Perry A. Sook	PSUs	3/1/2024	90,518	45,259 on each of 3/1/2025 and 3/1/2026
			90,518
Michael Biard	PSUs	5/23/2024	10,000	2,500 on each of 5/23/2025, 5/23/2026, 5/23/2027 and 5/23/2028
			10,000
Lee Ann Gliha	PSUs	8/13/2021	1,250	1,250 on 8/13/2025
		6/3/2022	1,313	656 on 6/3/2025; 657 on 6/3/2026
		6/14/2023	2,812	937 on 6/14/2025; 938 on 6/14/2026; 937 on 6/14/2027
		5/23/2024	7,500	1,875 on each of 5/23/2025, 5/23/2026, 5/23/2027 and 5/23/2028
			12,875
Dana Zimmer	PSUs	6/3/2022	938	938 on 6/3/2026
		6/14/2023	1,875	938 on 6/14/2026; 937 on 6/14/2027
		5/23/2024	3,000	1,000 on each of 5/23/2026, 5/23/2027 and 5/23/2028
			5,813
Sean Compton	PSUs	6/3/2022	938	938 on 6/3/2026
		6/14/2023	1,875	938 on 6/14/2026; 937 on 6/14/2027
		5/23/2024	3,000	1,000 on each of 5/23/2026, 5/23/2027 and 5/23/2028
			5,813

The PSUs granted to Mr. Sook on March 1, 2024 were deemed earned at 120.33% of target as of February 28, 2025. As a result, Mr. Sook vested 45,259 PSUs as of March 1, 2025 and will vest in 45,259 PSUs on March 1, 2026, subject to his continued employment through such date (subject to certain termination provisions).

2024 Option Exercises and Vested Stock Awards

The following table sets forth information concerning stock option exercised and stock awards vested for each of our Named Executive Officers during the year ended December 31, 2024.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting(2) ($)
Perry A. Sook	200,000	$23,361,661	143,050	$24,427,730
Michael Biard	—	—	6,250	1,056,875
Lee Ann Gliha	—	—	6,521	1,021,697
Dana Zimmer	—	—	8,752	1,419,682
Sean Compton	—	—	8,752	1,419,682

(1)
The “value realized on exercise” is calculated by determining the difference between the market price of the option award at exercise and the exercise price multiplied by the number of shares acquired on exercise.
(2)
The “value realized on vesting” is the market price of the restricted stock units at vesting multiplied by the number of shares acquired.

Nexstar Media Group, Inc.	69	2025 Proxy Statement

Compensation of Named Executive Officers

Potential Payments Upon Termination or Change in Control

Each of our Named Executive Officers has entered into an employment agreement with the Company (see “Employment Agreements” in this Proxy Statement). Included in each employment agreement are provisions regarding termination of employment, including termination in connection with a change in control of the Company, as set forth below. Each NEO’s employment agreement also contains a one-year post-employment non-compete and a perpetual non-disclosure obligation.

Mr. Sook

Pursuant to the Sook Employment Agreement, in the event of termination of Mr. Sook’s employment for any reason, subject to Mr. Sook’s continued compliance with certain restrictive covenant obligations, Mr. Sook is eligible to receive (i) all accrued and unpaid base salary as of the date of termination, (ii) an amount reflecting all accrued but unused vacation, (iii) any earned but unpaid annual bonus for years preceding the year of termination, and (iv) the sum of 200% of Mr. Sook’s base salary in effect on the date of termination, plus target bonus equal to 200% of Mr. Sook’s base salary in effect on the date of termination, plus an additional lump sum $29,000. In addition, in the event Mr. Sook’s employment is terminated for any reason other than (i) by the Company for Cause or (ii) by Mr. Sook without Good Reason, all equity (including, but not limited to, any time-based and performance-based RSUs, stock options and/or stock appreciation rights) previously granted or awarded to him by the Company prior to his termination would have become immediately and fully vested without further action by either Mr. Sook or the Company (with all PSUs vesting at the greater of target and actual performance).

Mr. Biard

Pursuant to the Biard Employment Agreement, in the event of termination of Mr. Biard’s employment due to consolidation, merger, or comparable transactions, termination by the Company other than for Cause (excluding termination due to death or disability), termination by Mr. Biard for Good Reason or if any person other than Mr. Biard is newly appointed as Chief Executive Officer or if Mr. Biard is not named as Chief Executive Officer on or before August 2027, in each case, subject to Mr. Biard’s execution and non-revocation of a release of claims in favor of the Company and Mr. Biard’s continued compliance with the restrictive covenants set forth in the respective employment agreement, Mr. Biard will be eligible to receive severance payments consisting of (i) an amount equal to 24-months of Mr. Biard’s then-current annual base salary, in each case, payable in a lump sum within 60 days of such termination of employment, (ii) two times of Mr. Biard’s annual target bonus in effect on the date of Mr. Biard’s termination of employment, and (iii) an additional lump sum payment equal to $58,000. In the event of Mr. Biard’s termination due to death or disability, Mr. Biard is entitled to receive a pro-rata portion of his target annual bonus for the year in which such termination occurred.

Ms. Gliha

Pursuant to the employment agreement with Ms. Gliha, in the event of termination of Ms. Gliha’s employment (x) by Ms. Gliha for Good Reason or (y) any other reason other than for Cause or due to death or disability, in each case, subject to Ms. Gliha’s execution and non-revocation of a release of claims in favor of the Company and Ms. Gliha’s continued compliance with the restrictive covenants set forth in her employment agreement, Ms. Gliha will be eligible to receive severance payments consisting of (i) an amount equal to 12-months of her then-current annual base salary, payable in a lump sum within 60 days of such termination of employment, (ii) a prorated annual bonus based on (a) actual Company performance if such termination is by the Company for any reason other than for Cause (excluding for Good Reason), or (b) Ms. Gliha’s target bonus opportunity if such termination is by Ms. Gliha for Good Reason, and (iii) an additional lump sum payment equal to $29,000. Ms. Gliha’s employment agreement also provides that if her employment is terminated due to her death or

Nexstar Media Group, Inc.	70	2025 Proxy Statement

Compensation of Named Executive Officers

disability, she will be eligible to receive her earned but unpaid annual bonus for the year prior to the year of such termination, as well as payment of a prorated portion of her annual bonus for the year of such termination based on actual performance.

Ms. Zimmer and Mr. Compton

Pursuant to the 2023 Zimmer Employment Agreement and the 2023 Compton Executive Agreement, in the event of termination of Ms. Zimmer’s or Mr. Compton’s employment (x) by the Company upon a change in control (consolidation, merger or comparable transaction), (y) by the NEO for Good Reason or (z) by the Company for any reason other than for Cause (excluding termination due to death or disability), in each case, subject to a release of claims and continued compliance with the restrictive covenant obligations set forth in the NEO’s employment agreement, the NEO is eligible to receive continued base salary payments for a period of one year, plus an additional lump sum payment equal to $29,000.

All NEOs

“Cause” is defined in all NEO employment agreements as any of the following activities by the NEO: (i) conviction for a felony or a crime involving moral turpitude or the commission of any act involving dishonesty, disloyalty or fraud with respect to the Company or any of its subsidiaries or affiliates; (ii) substantial repeated failure to perform material job duties which are reasonably directed by the Board of Directors and, for the agreements with NEOs other than the Chief Executive Officer, the Chief Executive Officer, and which are consistent with the terms of the employment agreement and position with the Company; (iii) gross negligence or willful misconduct with respect to the Company or any of its subsidiaries or affiliates, in each instance which has caused or is reasonably likely to cause material harm to the Company; or (iv) any other material breach by the NEO of a material provision of the employment agreement, which is not cured within thirty (30) days after written notice thereof from the Company.

“Good Reason” is defined in all NEO employment agreements as any of the following events: (i) a material reduction in the NEO’s duties, responsibilities, authority, or position; (ii) a material breach by the Company of a material provision of the NEO’s employment agreement, which has not been cured by the Company within thirty (30) days after the NEO gives written notice of noncompliance to the Company; (iii) any requirement that the NEO relocate or maintain an office more than one hundred (100) miles (or, for Mr. Biard, thirty (30) miles) from the NEO’s applicable current principal place of employment; (iv) with respect to the Sook Employment Agreement and the Biard Employment Agreement only, any reduction or decrease in the NEO’s annual base salary or annual target bonus; and (v) with respect to the Sook Employment Agreement only, (a) any requirement that Mr. Sook report to someone other than the Board of Directors or (b) Mr. Sook’s failure to be renominated to the Board by the Company’s Nominating & Governance Committee.

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Compensation of Named Executive Officers

	Death or Disability ($)		Termination for any Reason Upon a Change in Control ($)		Termination Without Cause ($)		Termination With Good Reason ($)		Termination With Cause / Without Good Reason ($)	Upon a Change in Control
Perry A. Sook
Cash(1)	$18,029,000	(1)	$18,029,000		$18,029,000		$18,029,000		$18,029,000	$—
Equity Awards(2)(3)	36,490,754		36,490,754		36,490,754		36,490,754		—	36,490,754
Michael Biard
Cash(4)	2,500,000	(5)	9,058,000		9,058,000		9,058,000		—	—
Equity Awards(2)(8)	—		6,121,338		—		—		—	6,121,338
Lee Ann Gliha
Cash	975,000	(5)	2,004,000	(6)	2,004,000	(6)	2,029,000	(6)	—	—
Equity Awards(2)(8)	—		4,331,063		—		—		—	4,331,063
Dana Zimmer
Cash	—		2,369,000	(7)	2,369,000	(7)	2,369,000		—	—
Equity Awards(2)(8)	—		3,139,496		—		—		—	3,139,496
Sean Compton
Cash	—		2,014,000	(7)	2,014,000	(7)	2,014,000		—	—
Equity Awards(2)(8)	—		3,139,496		—		—		—	3,139,496

(1)
Pursuant to the Sook Employment Agreement, in the event of termination of Mr. Sook’s employment for any reason, subject to Mr. Sook’s continued compliance with certain restrictive covenant obligations, Mr. Sook is eligible to receive (i) all accrued and unpaid base salary as of the date of termination, (ii) an amount reflecting all accrued but unused vacation, (iii) any earned but unpaid annual bonus for years preceding the year of termination, and (iv) the sum of 200% of Mr. Sook’s base salary in effect on the date of termination, plus target bonus equal to 200% of Mr. Sook’s base salary in effect on the date of termination, plus an additional lump sum payment of $29,000.
(2)
The value of accelerated equity vesting (with PSUs vesting at target) is based on the closing market price of $157.97 per share as of December 31, 2024 (the last trading day of 2024).
(3)
Pursuant to the Sook Employment Agreement, in the event Mr. Sook’s employment is terminated for any reason other than (i) by the Company for Cause or (ii) by Mr. Sook without Good Reason, all equity previously granted or awarded to him by the Company prior to his termination shall become immediately and fully vested.
(4)
Pursuant to the Biard Employment Agreement, in the event of termination of Mr. Biard’s employment due to consolidation, merger, or comparable transactions, termination by the Company other than for Cause (excluding termination due to death or disability), termination by Mr. Biard for Good Reason or if any person other than Mr. Biard is newly appointed as Chief Executive Officer or if Mr. Biard is not named as Chief Executive Officer on or before August 2027, subject to Mr. Biard’s continued compliance with certain restrictive covenant obligations, Mr. Biard will be eligible to receive (i) an amount equal to twenty-four (24) months of Mr. Biard’s Base Salary and (ii) an amount equal to two times (2x) of Mr. Biard’s target Bonus in effect on the date of termination, plus an additional lump sum payment of $58,000.
(5)
Pursuant to the applicable NEO’s employment agreement, represents payment of a prorated portion of (i) for Mr. Biard, target annual bonus for the year of such termination and (ii) for Ms. Gliha, annual bonus for the year of such termination based on actual performance.
(6)
Pursuant to the terms of Ms. Gliha’s employment agreement, represents (i) an amount equal to 12-months of Ms. Gliha’s then-current annual base salary, (ii) a prorated annual bonus based on (a) actual Company performance if such termination is by the Company for any reason other than for Cause (excluding for Good Reason), or (b) the Ms. Gliha’s target bonus opportunity if such termination is by Ms. Gliha for Good Reason, and (iii) an additional lump sum payment equal to $29,000.
(7)
Pursuant to the applicable NEO’s employment agreement, represents (i) an amount equal to 12-months of the NEO’s then-current annual base salary and, (ii) amount of all earned and unpaid bonus amounts, and (iii) an additional lump sum payment equal to $29,000.
(8)
Pursuant to the terms set forth in the respective award agreements, all RSUs and PSUs fully vest upon a Change in Control, with PSUs vesting at target. For additional information, see “Stock-Based Long-Term Incentive Compensation.”

Nexstar Media Group, Inc.	72	2025 Proxy Statement

Compensation of Named Executive Officers

Pay Ratio Disclosure

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the total annual compensation of our median employee and the total annual compensation of our Chief Executive Officer for 2024:

•
The total annual compensation of the median employee identified at our Company, other than our Chief Executive Officer, was $69,406 using the definition of total annual compensation in accordance with Item 402(c)(2)(x) under the Securities Act of 1933.
•
As indicated in the Summary Compensation Table above, our Chief Executive Officer’s annual total compensation was $35,873,916, using the same definition of total annual compensation we used to calculate the median employee’s total annual compensation.
•
The ratio of the annual total compensation of our Chief Executive Officer to the total annual compensation of our median employee was 517 to 1.

In order to identify the median employee for 2024, the following were considered:

•
We selected December 20, 2024 as the date on which to determine our median employee, which is a date within the last three months of 2024. The Company previously used November 25 as the determination date for identifying the median employee. The change in the determination date to December 20 for the 2024 median employee determination was made for administrative ease and does not significantly affect the composition of the employee population.
•
We included all 13,002 of our full-time, part-time and temporary workers employed on December 20, 2024 to determine our employee population, all located in the United States.
•
We identified the median employee on the basis of our employee population’s gross taxable compensation and wages, as compiled from our payroll records. No adjustments were applied for purposes of determining the median employee, such as employees who were only employed for only part of the year or on unpaid leave of absence at some point during the year. We selected base salary and base wages as readily available information of base pay that represents the principal form of compensation to all our employees. We believe these pay components reasonably reflect their annual compensation.

The pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules. The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and with Item 402(v) of Regulation S-K, we provide the following disclosure regarding “executive compensation actually paid” (CAP), calculated in accordance with the SEC rules, and certain Company performance for the years listed below.

This disclosure was prepared in accordance with the requirements of Item 402(v) and does not necessarily reflect the value actually realized by our executives, how our executives’ compensation relates to Company performance, or how the Compensation Committee evaluates compensation decisions in light of Company or individual performance. For example, the Compensation Committee does not use CAP as a basis for making

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compensation decisions, nor does it use net income (as reflected below) for purposes of determining our executive’s incentive compensation. Please refer to our Compensation Discussion and Analysis for a complete description of how executive compensation relates to Company performance and how the Compensation Committee makes its compensation decisions.

The information provided under this Pay versus Performance section will not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates it by reference.

					Value of Initial Fixed $100 Investment Based On:
Year (a)	Summary Compensation Table Total for PEO(1) (b)	Compensation Actually Paid to PEO(2) (c)	Average Summary Compensation Table for Non-PEO NEOs(1) (d)	Average Compensation Actually Paid to Non-PEO NEOs(2) (e)	Total Stockholder Return (f)	Peer Group Total Stockholder Return(3) (g)	After Tax Net Income (in millions) (h)	Adjusted EBITDA (in millions) (i)(4)
2024	$35,873,916	$44,261,401	$4,413,675	$4,568,815	$155	$73	$683	$2,004
2023	29,111,039	27,390,527	3,736,527	3,436,887	147	60	270	1,469
2022	39,318,892	44,590,917	2,405,595	3,205,364	159	66	944	2,223
2021	21,145,853	36,963,649	2,395,200	4,041,589	135	89	830	1,905
2020	23,564,264	17,368,770	3,934,418	3,771,789	95	88	808	1,996

(1)
Perry A. Sook served as the Company’s PEO (Chairman and Chief Executive Officer) for each year presented. The dollar amounts shown in column (b) are the amounts of total compensation reported for Mr. Sook for each corresponding year in the “Total” column of the Summary Compensation Table (“SCT”). The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s non-PEO NEOs as a group in the “Total” column of the SCT in each applicable year. The individuals comprising the non-PEO NEO for each year presented are listed below:

2024	2023	2022	2021	2020
Michael Biard(5)	Michael Biard(5)	Thomas E. Carter(5)	Thomas E. Carter	Thomas E. Carter
Lee Ann Gliha	Lee Ann Gliha	Lee Ann Gliha	Lee Ann Gliha	Timothy C. Bush(6)
Sean Compton	Dana Zimmer	Dana Zimmer	Dana Zimmer	Dana Zimmer
Dana Zimmer	Michael Strober(8)	Andrew Alford	Andrew Alford	Gregory R. Raifman(7)
		Sean Compton	Sean Compton

(2)
The dollar amounts shown for CAP in columns (c) and (e) have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the PEO and non-PEO NEOs. The following is a reconciliation of the “Total” column of SCT and the CAP for the year ended December 31, 2024. In calculating the CAP amounts reflected in these columns, the fair value or change in fair value, as applicable, of the equity award adjustments included in such calculations was computed in accordance with FASB ASC Topic 718. The valuation assumptions used to calculate such fair values did not materially differ from those disclosed at the time of grant.

	2024
	PEO	Non-PEO NEOs

Summary Compensation Table	$35,873,916	$4,413,675
Less: Grant date fair value of equity awards made during the applicable year and unvested at applicable year end	(27,746,271)	(1,797,215)
Plus: Year-end fair value of equity awards made during the applicable year and unvested at applicable year end	26,798,441	1,809,334
Change in fair value of equity awards made in prior years and unvested at applicable year end	3,698,638	11,071
Change in fair value of equity awards made in prior years and vested during applicable year	5,636,677	131,950
Less: Fair value of equity awards made in prior years that are forfeited during applicable year	—	—

Compensation Actually Paid	$44,261,401	$4,568,815

(3)
Represents the weighted peer group cumulative TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group is comprised of the following publicly traded companies identified in Part 2, Item 5. of our 2024 Form 10-K as of December 31, 2024: Gray Media, Inc., TEGNA Inc., Sinclair, Inc., The E.W. Scripps Company, Fox Corporation and Paramount Global.

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(4)
For purposes of determining eligibility for annual cash bonus payments and performance vesting under performance-based restricted stock units, the Company uses its calculation of Adjusted EBITDA (which is calculated in a manner consistent with the calculation of EBITDA that is referenced in the employment agreement) which is the primary financial metric it uses in its annual and quarterly earnings releases. A reconciliation of Adjusted EBITDA to Net Income for the year ended December 31, 2024 can be found on the Company’s Q4 2024 earnings release filed with the SEC on February 27, 2025 (Exhibit 99.1 to Current Report on Form 8-K).
(5)
Effective August 21, 2023, Mr. Carter transitioned from his role as President and Chief Operating Officer to a role as a Senior Advisor, and Mr. Biard was appointed as President and Chief Operating Officer.
(6)
On June 1, 2021, Mr. Busch retired from his position at Nexstar.
(7)
On March 31, 2021, Mr. Raifman’s employment agreement with the Company ended and was not renewed.
(8)
On December 31, 2024, Mr. Strober’s employment was terminated.

The illustrations below provide a graphical description of the relationship between CAP (as calculated in accordance with SEC rules) and the information presented in the Pay versus Performance table. The Peer Group referenced in the “Company Cumulative TSR and Peer Group Cumulative TSR” table below is comprised of the same publicly traded companies as identified in Part 2, Item 5. of our 2024 Form 10-K as of December 31, 2024: Gray Media, Inc., TEGNA Inc., Sinclair, Inc., The E.W. Scripps Company, Fox Corporation and Paramount Global.

Compensation Actually Paid and Company Cumulative TSR

Compensation Actually Paid (in millions) $- $15 $30 $45 $60 2020 2021 2022 2023 2024 $-$40 $80 $120 $160 $200 PEO Average for Non-PEO NEOs Company Cumulative TSR Company Cumulative TSR (Value of Initial $100 investment)

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Company Cumulative TSR and Peer Group Cumulative TSR

RCumulative TSR (value of initial $100 investment) $- $40 $80 $120 $160 $200 2019 2020 2021 2022 2023 2024 Company Cumulative TSR Peer Group Cumulative TSR

Compensation Actually Paid and Net Income(1)

Company Cumulative TSR and Peer Group Cumulative TSR

Compensation Actually Paid (in millions) $- $10 $20 $30 $40 $50 2020 2021 2022 2023 2024 $- $100 $200 $300 $400 $500 $600 $700 $800 $900 $1000 Net Income (in millions) PEO Average for Non-PEO NEOs Net Income

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Compensation Actually Paid and Adjusted EBITDA(1)

Compensation Actually Paid (in millions) $- $10 $20 $30 $40 $50 2020 2021 2022 2023 2024 PEO Average for Non-PEO NEOs Adjusted EBITDA $- $400 $800 $1200 $1600 $2000 $2400 Adjusted EBITDA (in millions)

(1)
The Company’s Net Income and Adjusted EBITDA are driven by political advertising revenue financial cycle, increasing in election years (even-numbered years) and decline in non-election years (odd-numbered years).

Company Selected Measures (“CSM”)

In our assessment, the most important financial performance measures used to link CAP (as calculated in accordance with the SEC rules) to our NEOs in 2024 to our performance were Adjusted EBITDA and Net Revenue.

As described herein, the Company considers a number of other operating metrics in determining performance but Adjusted EBITDA and Net Revenue are the most important performance measures used by us to link CAP to the NEOs to company performance for 2024.

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SUSTAINABILITY

Sustainability Principles and Actions

Our Board of Directors itself and, through its Committees, evaluates and oversees risk related to sustainability initiatives. This includes oversight of the Company’s overall sustainability reporting, and the development of policies and programs to achieve short-term and long-term objectives.

We seek to enhance the Company’s efforts on environmental, community and governance issues in a manner that is consistent with our commitment to ensuring long-term sustainable stockholder value and delivering exceptional service to our communities.

The following are the summary of our key sustainability principles and selected highlights:

	Environmental	Community
Key Principles:	• Limit our impact on the environment	• Fact-based, unbiased journalism • Community involvement • Attract, develop and retain top talent
Selected Highlights / Actions:	• Continued initiatives to reduce environmental impact, including reduction of data center server footprint by one-third in 2024
•
Validated, unbiased content at local level, NewsNation and The Hill by third party watchdog groups
•
Community involvement by each of our stations
•
Focus on treating employees fairly and ethically, and fostering positive work environments

Environmental

We endeavor to limit our impact on the environment. We intend to comply with applicable laws, including California’s climate disclosure laws. Nexstar regularly looks for ways to reduce its overall carbon footprint, including:

•
Consolidating offices as a result of M&A,
•
Managing and reducing our data center footprint by limiting the number of data centers used and reducing the number of physical servers by utilizing a “private cloud infrastructure,”

– In 2024, we reduced our number of physical servers by one-third

•
Replacing tube-based transmission equipment with more efficient solid-state equipment consuming less power,
•
Replacing studio lighting at our television stations with more efficient, energy-saving LED lighting,
•
Disposing of fluorescent lighting in an environmentally-friendly fashion,
•
Maintaining a companywide e-waste recycling program, and
•
Producing environment-focused special content and programming on our television stations.

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Sustainability

Community

Human Capital

We are committed to treating employees fairly and promoting a positive work environment.

Compensation and Employee Benefits

We provide employees with competitive wages that are consistent with their positions, experience, knowledge and location. We base annual wage increases and incentive payments on merit.

We offer our employees a broad range of competitive benefits, including:

•
Medical, behavioral health, dental and vision insurance,
•
Paid sick leave and vacation,
•
401(k) plan and company match,
•
Paid holidays,
•
Paid parental leave,
•
Short-term disability and supplemental long-term disability insurance,
•
Basic and supplemental term life and accidental death and dismemberment insurance,
•
An Employee Assistance Program that provides employees with access to mental health counseling, child and elder care referrals, legal/financial consultation, among other services, and
•
Other optional benefits including accident, critical illness, hospital indemnity, IDShield, LegalShield.

Career Development

With markets ranging from small to large to national, we offer a broad range of opportunities for employees at every level, including for those who are just starting their broadcasting career or are ready to move to a larger market or onto the national stage. Our market diversity allows us to give our employees room to grow and progress in their careers. Our management team supports a culture of developing future leaders from our existing workforce, enabling us to promote from within for many leadership positions. As of December 31, 2024, our voluntary retention rate for employees was approximately 80%.

Equal Employment Opportunity

We believe in equal employment opportunities for all. As such, we are committed to complying with state and federal anti-discrimination laws. We encourage a culture of respect, equal opportunity and non-discrimination.

Training

We are committed to developing the talents of our employees and provide our employees workplace training. Our catalog of courses includes harassment prevention, ethics, supervisor/manager skills, and health-related safety. Selected Nexstar employees also participate in annual training to ensure understanding of antitrust laws and how they apply to Nexstar and media sales training program provided by a third-party vendor.

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Safety and Wellbeing

We are committed to providing a safe and healthy workplace for our employees. All employees are required to comply with our safety rules and are expected to actively contribute to making our company a safer place to work. Employees must immediately report accidents, injuries, and unsafe equipment, practices or conditions to a supervisor or other designated person. Threats or acts of violence or physical intimidation are prohibited and subject to disciplinary action up to and including termination of employment. The Company has long-standing policies designed to ensure safety in the workplace, and we require all employees to biannually participate in various training sessions.

In addition, our Employee Assistance Fund (EAF) is a way for Nexstar employees to help their colleagues in times of need. The EAF is entirely employee-funded, and intended for use by employees who are experiencing a financial setback due to natural disasters such as hurricanes or wildfires, or health emergencies, domestic abuse, etc.

Programming

We produce local and national news content that is fact-based, unbiased and meets the highest standards of journalistic integrity.

Journalistic Integrity

OUR JOURNALISM PRINCIPLES ARE:
ACCURACY AND TRUTH:	Seek the truth. Be diligent in the pursuit of accuracy. Ensure everything we air and publish is true. Getting the facts right is more important than being first to air, online or social media.
FAIRNESS & IMPARTIALITY:	We present all points of view. We reach out to the subjects or stakeholders of a story. We put our personal biases aside to approach the topics we cover with balance, impartiality leads to trust.
INDEPENDENCE:	We avoid conflicts of interest. We do not act on behalf of special interests. We are professional.
TRANSPARENCY:

We source material, use evidence and documents. We explain our news gathering process when appropriate. We explain what we do not know when necessary or appropriate. We acknowledge mistakes, errors and omissions and correct them quickly and appropriately. We apologize.

MINIMIZE HARM:	Our reporting has an impact on the lives of others. We treat people with respect and understand their right to privacy. We show compassion to those affected by our coverage.
RESPECT THE LAW:

We respect the laws of all jurisdictions — locally, nationally and globally. We follow the rules and regulations of the Federal Communications Commission, as well as other governmental agencies. We consult with Nexstar Legal for interpretation and adherence to the law.

FOLLOW NEXSTAR POLICIES:	Every journalist at Nexstar is responsible for maintaining the integrity of our news products. Failure to adhere to policies may result in disciplinary action.

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OVERSIGHT	ARTIFICIAL INTELLIGENCE	EDITORIAL INDEPENDENCE

Nexstar Media Group, Inc., has written news guidelines which all employees who manage content are required to review and adhere to. News Directors are responsible for instilling quality control standards within their staff and implementing workflows and content management procedures that ensure proper editorial oversight of broadcast and digital staff.

Nexstar policies require that all writing and reporting must be the work of the writer(s), producer(s), and reporter(s) involved in publishing or broadcasting a story. AI and AI tools should not be used to replace human judgment and/or critical thinking. Any use of AI by our newsrooms must be disclosed to the audience in a transparent fashion.

Nexstar journalists at all levels must maintain editorial independence. The company follows the Radio Television Digital News Association Code of Ethics, which can be found on the RTDNA website.

Journalism Awards and Recognition

In 2024, Nexstar received 494 awards for outstanding journalism and continued to be recognized for its journalistic integrity. These awards include:

Broadcast Standards

As a broadcast licensee, Nexstar adheres to all FCC rules and regulations regarding broadcast content, including those regarding obscenity, indecency and profanity with additional restrictions on content during times when children are likely to be in the audience.

Advertising Guidelines

Nexstar retains the right to refuse any advertisement and maintains a policy prohibiting certain types of advertising content, including, for example, advertising content that includes hate speech, offensive materials, exploitation, inappropriate content for non-adults, questionable business practices or deceptive products and

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services, illegal substances, explosives or hazardous materials, penny auctions, tragedy advertising, and tobacco, among others.

In addition, Nexstar restricts certain advertising categories subject to compliance with additional guidelines and disclaimers, including, among others, alcohol, credit report advisors, finance, gambling, pharmaceuticals, weight loss products, personal hygiene, pay day loans, fundraising, software download products, etc.

Children’s Programming

Nexstar complies with FCC mandates requiring the airing of a minimum of three hours per week of educational and informational programming for children with limited commercial time.

Accessibility

•
Closed Captioning: Nexstar provides closed captioning for its programming and complies with FCC standards ensuring that closed captioning is accurate, synchronized, complete and properly placed.
•
Text to Speech: Nexstar complies with the FCC’s Text to Speech regulations which relay significant news events, such as severe weather, through the SAP channel.
•
Video Descriptions: Nexstar complies with FCC mandates regarding audio description for television programming to enhance accessibility for individuals who are blind or visually impaired.

Data Privacy, Security and Artificial Intelligence

Privacy: We respect our audience and customers by utilizing what we consider to be industry best practices to protect consumer privacy and personally identifiable information. We are focused on the safety and security of our own and our customer and consumer data. Our privacy policy can be found on our website: https://www.nexstar.tv/privacy-policy/. Our website address in this Proxy Statement is included as an inactive textual reference only and our privacy policy and other information contained on or accessible through our website does not constitute a part of and is not incorporated by reference into this Proxy Statement.

Cybersecurity: We recognize the importance of maintaining the confidence and trust of our customers, suppliers, employees, audience, and communities by maintaining our data and information security. In managing our cyber risk, we utilize the National Institute of Standards and Technology Framework for Improving Critical Infrastructure Cybersecurity (the “NIST Framework”) issued by the U.S. government as a guideline to manage our cybersecurity-related risk. In addition, we have established security control requirements for our third-party vendors based on global standards. Our day-to-day cybersecurity efforts are led operationally by our Chief Technology and Digital Officer and Senior Vice President, Technology who respectively have more than 10 and 25 years of networking and information technology management or executive experience, and oversee a team of in-house cybersecurity specialists. Our Cybersecurity Committee, comprised of representatives from key management groups including accounting, finance, legal, internal audit, communications, and information technology, also supports our cybersecurity efforts. As part of its role providing independent oversight of the key risks facing Nexstar, the Board and its Audit Committee, devote regular and thorough attention to our cybersecurity risk.

Artificial Intelligence: We recognize the importance of maintaining journalistic integrity and protecting our business with respect to the use of generative artificial intelligence (“Gen AI” or “AI”). In order to manage risks related to AI we have established a Gen AI usage policy, which only permits use of Gen AI that has been approved by the Company’s Gen AI Committee. The Gen AI Committee is comprised of representatives of key management groups including information and digital technology, digital media, legal, and broadcasting. In addition, as part of its role providing independent oversight of the key risks facing Nexstar, the Audit Committee devotes regular and thorough attention to our AI risk.

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Sustainability

Community Involvement

We embrace the communities in which we operate and pride ourselves on our service with non-profit organizations, charitable sponsorships and donations, and outreach to those in need.

National Initiatives

•
Founder’s Day of Caring: Nexstar’s Founder’s Day of Caring occurs each year in June. Staff members across the company receive paid time off for volunteer work in their communities. The choice of which organizations to support is made at the local level, and covers a wide range of charities and social service agencies. In 2024, over 5,000 employees across the company volunteered more than 17,500 hours of service at more than 240 charitable organizations.
•
Remarkable Women: Nexstar’s “Remarkable Women” initiative celebrates local women who inspire, lead, and pave the way for other women to succeed. Each year’s winner is selected from a pool of nominees from across each of Nexstar’s 116 markets. The winner is announced during a special program airing on NewsNation during International Women’s Month and awarded $25,000 to contribute to the charitable organizations of her choice.
•
Project Roadblock: Each year, Nexstar and all of its television stations participate in “Project Roadblock,” a national multiplatform program aimed at preventing drunk driving. Sponsored by the Television Advertising Bureau, The NTHSA, and The Ad Council, every Nexstar TV station donates air-time and news coverage to this important issue.
•
Red Cross: Our TV stations partner with the Red Cross during times of crisis to assist victims affected by natural disasters in the communities we serve. In 2024, Nexstar’s TV stations helped raise almost $600,000 for the Red Cross.
•
Nexstar Charitable Foundation: The Nexstar Media Charitable Foundation awards approximately $350,000+ in grants each year to charitable and non-profit organizations serving the communities in which we operate.

Local Initiatives

Nexstar and its partner stations work with local community groups to increase awareness, raise money and otherwise assist these local groups with their missions. Stations run promotions and air content related to the initiative and station employees participate in local events. Nexstar was actively involved in more than 2,000 community outreach initiatives across our more than 200 owned or partner stations.

Nexstar partners with a significant number of community groups, including local charities, food banks, hospitals, and community-specific groups/events, as well as the local chapters of national organizations including:

The Advocacy Center for Crime Victims & Children	Food Banks	Make-a-Wish
ALS Foundation	Girl Scouts of America	March of Dimes
The Alzheimer’s Association	Habitat for Humanity	Marine Corps Toys for Tots
American Cancer Society	Humane Society	MLK Jr. Observance Day Association
American Heart Association	Junior Achievement	Meals on Wheels
American Lung Association	Junior League	Multiple Sclerosis Society
American Red Cross	Leukemia & Lymphoma Society	Salvation Army
Big Brothers & Big Sisters	Local Schools	Special Olympics
Boys and Girls Club	Local Cities	St. Jude Children’s Research Hospital
Catholic Charities	Local Hospitals	Susan G Komen Foundation
Children’s Hospitals	Los Angeles Urban League	United Way
Easter Seals

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Sustainability

Code of Ethics and Anti-Corruption Policy

The Board of Directors adopted a Code of Ethics that applies to our executive officers and directors, and persons performing similar functions. The Code of Ethics promotes honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, promotes full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by Nexstar, and promotes compliance with all applicable rules and regulations by its officers and directors. The Code of Ethics was filed as an exhibit to Nexstar’s 2024 Form 10-K. Our Anti-Corruption Policy supplements our Code of Ethics and provides detailed guidance to our employees on prohibited actions under anti-bribery and anti-corruption laws.

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AUDIT COMMITTEE REPORT

The financial statements of Nexstar Media Group, Inc. (the “Company”) are prepared by management, which is responsible for their objectivity and integrity and their preparation in accordance with accounting principles generally accepted in the United States of America. The Audit Committee has reviewed and discussed with management the audited financial statements and management’s assessment of the effectiveness of internal controls of the Company for the year ended December 31, 2024.

The Audit Committee has discussed with PricewaterhouseCoopers LLP (“PwC”), the independent registered public accounting firm who audited the Company’s December 31, 2024 financial statements, the matters required to be discussed in Public Company Accounting Oversight Board (“PCAOB”), Auditing Standard No. 1301, “Communication with Audit Committees.” Additionally, the Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding communications with the Audit Committee concerning independence and has discussed with them their independence from the Company and its management. Finally, the Audit Committee has considered whether the provision of non-audit services to the Company by PwC is compatible with their independence.

Based on the reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements and management’s assessment of the effectiveness of internal controls be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC.

Respectfully submitted,

Geoff Armstrong, Chair
Dennis J. FitzSimons
Ellen Johnson

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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS

In addition to retaining PwC to audit the financial statements of Nexstar for the years ended December 31, 2024 and 2023 and to review the financial statements included in Nexstar’s Quarterly Reports on Form 10‑Q during such years, Nexstar retained PwC to provide certain audit related and tax services as further described in the accompanying table. A representative of PwC is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions of stockholders. PwC has served as the Company’s independent registered public accounting firm since 1997. The aggregate fees, including expenses, billed for professional services incurred by Nexstar and rendered by PwC in the years ended December 31, 2024 and 2023 were:

Type of Fees	2024	2023
Audit Fees(1)	$3,791,000	$3,776,439
Audit Related Fees(2)	2,132	328,850
Tax Fees(3)	843,000	889,611
Total	$4,636,132	$4,994,900

(1)
“Audit Fees” are fees billed for professional services for the audit of our consolidated financial statements included in our Annual Reports on Form 10-K and for review of our financial statements included in our Quarterly Reports on Form 10-Q, or for services that are normally provided by the auditors in connection with statutory and regulatory filings or engagements, including registration statements. The 2024 and 2023 audit fees also include fees related to the audits of The CW Network, LLC and Mission Broadcasting, Inc.
(2)
“Audit Related Fees” are fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. The 2024 audit related fees primarily include fees paid for the technical accounting license subscription. The 2023 audit related fees primarily include fees paid for the audit of the Company’s employee benefit plans, which the Company reimbursed from such benefit plans, and fees paid for the technical accounting subscription.
(3)
“Tax Fees” are fees billed for tax compliance, tax advice and tax planning and, for 2023, tax diligence services.

The Audit Committee has established policies and procedures for the approval and pre-approval of audit services and permitted non-audit services. The Audit Committee pre-approves all services relating to PwC.

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BENEFICIAL OWNERSHIP OF NEXSTAR COMMON STOCK

The following table sets forth certain information regarding the beneficial ownership of Nexstar’s Common Stock as of April 21, 2025 (or otherwise denoted in footnote below) by (i) those persons known to Nexstar to be the beneficial owners of more than five percent of the outstanding shares of Common Stock of Nexstar, (ii) each director of Nexstar, (iii) our Named Executive Officers listed in the Summary Compensation Table and (iv) all directors and executive officers of Nexstar as a group. Under such rules, beneficial ownership includes any shares as to which the entity or individual has sole or shared voting power or investment power and also any shares that the entity or individual had the right to acquire within 60 days after April 21, 2025 through the exercise of any stock option or other right. This information has been furnished by the persons named in the table below or in filings made with the SEC. Where the number of shares set forth below includes shares beneficially owned by spouses and minor children, the named persons disclaim any beneficial interest in the shares so included. As of April 21, 2025, there were no shares issued and outstanding of Nexstar’s Preferred Stock. Unless otherwise indicated, a person’s address is c/o Nexstar Media Group, Inc., 545 E. John Carpenter Freeway, Suite 700, Irving, Texas 75062. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

Beneficial Ownership Table

	Common Stock
Name of Beneficial Owner	Number of Shares	Percentage
Beneficial Owners of More Than 5%:
Vanguard Group, Inc.(1)	3,370,415	11.2%
BlackRock, Inc.(2)	3,207,431	10.6%
Perry A. Sook(3)	1,749,151	5.8%
Current Directors:
Perry A. Sook(3)	1,749,151	5.8%
Geoff Armstrong(4)	8,810	*
Bernadette S. Aulestia(5)	3,560	*
Jay M. Grossman(6)	56,185	*
Ellen Johnson	—	*
John R. Muse(7)	27,538	*
Dennis J. FitzSimons(8)	14,962	*
C. Thomas McMillen(9)	5,535	*
Lisbeth McNabb(10)	7,312	*
Tony Wells(11)	2,270	*
Current Named Executive Officers:
Michael Biard(12)	8,792	*
Lee Ann Gliha(13)	15,546	*
Dana Zimmer(14)	10,040	*
Sean Compton(15)	18,932	*
All current directors and executive officers as a group (19 persons)(16)	2,009,027	6.7%

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Beneficial Ownership of Nexstar Common Stock

(1)
Based on the Schedule 13G/A filed with the SEC by Vanguard Group, Inc. on April 10, 2024 (reporting beneficial ownership as of March 28, 2024), (a) Vanguard Group, Inc. has the shared voting power with respect to 15,283 shares, the sole dispositive power with respect to 3,319,543 shares and the shared dispositive power with respect to 50,872 shares and (b) the address of Vanguard Group, Inc. is 100 Vanguard Blvd. Malvern, PA 19355.
(2)
Based on the Schedule 13G/A filed with the SEC by BlackRock, Inc. on April 3, 2025 (reporting beneficial ownership as of March 31, 2025), (a) BlackRock, Inc. has the sole voting power with respect to 3,112,315 shares and sole dispositive power with respect to 3,207,431 shares and (b) the address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(3)
Includes (i) 975,956 shares of common stock owned by PS Sook Ltd., of which Mr. Sook and his spouse are the beneficial owners, and (ii) 773,195 shares of common stock that are directly owned by Mr. Sook.
(4)
Includes 8,810 shares of common stock directly owned by Mr. Armstrong.
(5)
Includes 3,560 shares of common stock directly owned by Ms. Aulestia.
(6)
Includes 56,185 shares of common stock directly owned by Mr. Grossman.
(7)
Includes 27,538 shares of common stock directly owned by Mr. Muse.
(8)
Includes 14,962 shares of common stock directly owned by Mr. FitzSimons.
(9)
Includes 5,535 shares of common stock directly owned by Mr. McMillen.
(10)
Includes 7,312 shares of common stock directly owned by Ms. McNabb.
(11)
Includes 2,270 shares of common stock owned by Wells Family Trust dated September 8, 2009, of which Mr. Wells and his spouse are the beneficial owners.
(12)
Includes 3,792 shares of common stock directly owned by Mr. Biard as of April 21, 2025 and 5,000 shares underlying restricted stock units that will vest within 60 days of April 21, 2025.
(13)
Includes 8,610 shares of common stock directly owned by Ms. Gliha as of April 21, 2025 and 6,936 shares underlying restricted stock units that will vest within 60 days of April 21, 2025.
(14)
Includes 1,792 shares of common stock directly owned by Ms. Zimmer as of April 21, 2025 and 8,248 shares underlying restricted stock units that will vest within 60 days of April 21, 2025.
(15)
Includes 10,684 shares of common stock directly owned by Mr. Compton as of April 21, 2025 and 8,248 shares underlying restricted stock units that will vest within 60 days of April 21, 2025.
(16)
Includes with respect to all current directors and executive officers as a group 1,951,905 shares of common stock that may be deemed beneficially owned directly or indirectly as of April 21, 2025 and 57,122 shares underlying restricted stock units that will vest within 60 days of April 21, 2025.

Nexstar Media Group, Inc.	88	2025 Proxy Statement

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act of 1934 requires our Directors, executive officers and persons who beneficially own more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of such equity securities of Nexstar. Executive officers, Directors and greater than ten percent beneficial owners are required to furnish Nexstar with copies of all Section 16(a) forms they file.

On March 28, 2025, one Form 4 was filed for Charles Thomas McMillen to report common stock he sold on June 28, 2021. Based on our records and review of the copies of Section 16(a) reports furnished to us during the year ended December 31, 2024, we believe all other Section 16(a) filing requirements applicable to Nexstar’s executive officers, Directors and greater than ten percent beneficial owners were timely satisfied.

Nexstar Media Group, Inc.	89	2025 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

In October 2017, our Board of Directors adopted a related person transactions policy. The Board of Directors is responsible for the review and, if appropriate, approval or ratification of “related-person transactions” involving us or our subsidiaries and related persons. Under SEC rules, a related person is a director, nominee for director, executive officer or a beneficial owner of 5% or more of our ordinary shares, and their immediate family members. The Board of Directors has adopted written policies and procedures that apply to any transaction or series of transactions in which we or one of our subsidiaries is a participant, the amount involved exceeds $120,000 and a related person has a direct or indirect material interest.

All employees sign a conflict of interest statement annually, and we require our directors and executive officers to complete annually a directors’ and officers’ questionnaire which requires disclosure of any related-person transactions. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in our periodic filings as appropriate.

Nexstar has an existing business relationship with a company owned by Mr. Sook which provides Nexstar a private aircraft for business travel of Nexstar employees and business guests at market rates to the Company. The company owned by Mr. Sook paid for the purchase of the aircraft and bears all operating, personnel and maintenance costs associated with its operation for personal use, provided, that pursuant to the Sook Employment Agreement, Mr. Sook is entitled to reimbursement by the Company of up to $500,000 in aggregate for personal use of any aircraft during the period beginning March 1, 2023 and ending March 31, 2026. The amount the Company pays for use of the aircraft is determined on a trip-by-trip basis based on a real-time, arms-length estimate to contract a substantially similar third-party aircraft for the same trip. During the year ended December 31, 2024, the Company incurred $881,648 for such services, of which $784,666 was for business travel and the remaining $96,982 was to reimburse Mr. Sook of his personal travel pursuant to the terms of his employment agreement described above (reported under “All Other Compensation” in the Summary Compensation Table above).

Nexstar Media Group, Inc.	90	2025 Proxy Statement

OTHER INFORMATION

Other Matters

As of the date of this Proxy Statement, the Board of Directors does not intend to present any matter for action at the Annual Meeting other than as set forth in the Notice and Proxy Statement for the Annual Meeting. If any other matters properly come before the meeting, the holders of the proxies will act in accordance with their best judgment.

Annual Report to Stockholders

Nexstar’s Annual Report to Stockholders for the year ended December 31, 2024, including Nexstar’s financial statements, management’s assessment of the effectiveness of internal controls and PricewaterhouseCoopers LLP’s report on the financial statements is available electronically with this Proxy Statement but is not part of the proxy solicitation materials. We will mail upon written request, without charge, to each stockholders of record as of the close of business on April 21, 2025, a copy of Nexstar’s Annual Report to Stockholders for the year ended December 31, 2024. Exhibits will be provided at no charge to any stockholder upon written request. Any such requests should be directed to Nexstar Media Group, Inc., 545 E. John Carpenter Freeway, Suite 700, Irving, TX 75062. attention: Lee Ann Gliha, CFO.

Stockholder Proposals for the 2026 Annual Meeting of Stockholders

Proposals of stockholders to be presented at the 2026 annual meeting of stockholders pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, must be received by us no later than the close of business on December 31, 2025 in order that they may be included in the proxy statement and form of proxy relating to that meeting. Proposals should be addressed to Rachel Morgan, Secretary, Nexstar Media Group, Inc., 545 E. John Carpenter Freeway, Suite 700, Irving, TX 75062.

In addition, our Bylaws require that we be given advance notice of other business that stockholders wish to present for action at an Annual Meeting of Stockholders (other than matters included in our Proxy Statement in accordance with Rule 14a-8), including stockholder nominations for the election to the Board of Directors. Such proposals and nominations for the 2026 annual meeting of stockholders, other than those made by or on behalf of the Board of Directors, shall be made by notice in writing delivered or mailed by first class United States mail, postage prepaid, to our executive offices, and received no earlier than the close of business on February 17, 2026 and no later than the close of business on March 19, 2026. In the event that the 2026 annual meeting of stockholders is held before May 18, 2026 or after September 15, 2026, notice to be timely must be so delivered not earlier than the close of business on the 120th day prior to such 2026 annual meeting of stockholders and not later than the later of the close of business on the 90th day prior to such 2026 annual meeting of stockholders and the close of business on the 10th day following the day on which the public announcement of the meeting date is made. Our Bylaws require that such notice contain certain additional information. Copies of the Bylaws can be obtained without charge by writing our Corporate Secretary at the address shown on the cover of this Proxy Statement.

Any such notice must also comply with the timing, disclosure, procedural and other requirements as set forth in our Bylaws, and, for any stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees, such notice must also include the information required by Rule 14a-19 under the Exchange Act.

Nexstar Media Group, Inc.	91	2025 Proxy Statement

Other Information

Cost of Proxy Solicitation and Annual Meeting

The cost of the solicitation of proxies will be borne by us. In addition to the solicitation of proxies by this distribution, certain of our officers and employees, without extra remuneration, may solicit proxies personally, by telephone, mail or facsimile. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of Common Stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding.” This means that only one copy of the Notice or, if applicable, one paper copy of our proxy statement or annual report may have been sent to multiple stockholders in a stockholder’s household. We will promptly deliver a separate copy of the Notice or, if applicable, a separate, paper copy of either document to any stockholder upon written or oral request to Nexstar Media Group, Inc., 545 E. John Carpenter Freeway, Suite 700, Irving, TX 75062, Attention: Lee Ann Gliha, Chief Financial Officer, (972) 373-8800. If any stockholder wants to receive a separate copy of the Notice or, if applicable, separate copies of the Annual Report and Proxy Statement in the future, or if any stockholder is receiving multiple copies and would like to receive only one copy for his or her household, such stockholder should contact his or her bank, broker, or other nominee record holder, or such stockholder may contact us at the above address and telephone number.

Stockholder Communications

The Company has adopted a procedure by which stockholders may send communications, as defined within Item 407(f) of Regulation S-K, as promulgated under the Securities Exchange Act of 1934, as amended, to one or more members of the Board of Directors by writing to such director(s) or to the whole Board of Directors in care of Rachel Morgan, Secretary, Nexstar Media Group, Inc., 545 E. John Carpenter Freeway, Suite 700, Irving, TX 75062. Any such communications will be promptly distributed by the Secretary to such individual director(s) or to all directors if addressed to the full Board of Directors.

By Order of the Board of Directors,

Rachel Morgan
Secretary

April 30, 2025

Nexstar Media Group, Inc.	92	2025 Proxy Statement

APPENDIX A:

Non-GAAP Financial Measures

Non-GAAP Reconciliations

Our Company reports its financial results in accordance with GAAP. However, management believes that certain non-GAAP financial measures provide users with additional meaningful financial information.

Our non-GAAP measures presented in this Proxy Statement include: (i) Adjusted EBITDA, (ii) Free Cash Flow and (iii) Adjusted Free Cash Flow.

Adjusted EBITDA is calculated as net income, plus or (minus): transaction, other one-time and restructuring expenses, stock-based compensation expense, depreciation and amortization expense (excluding amortization of broadcast rights), amortization of basis difference of equity method investments, (gain) loss on asset disposal, impairment charges, interest expense, net, pension and other postretirement plans costs (credit), income tax expense (benefit) and other operating and non-operating expense (income). We consider Adjusted EBITDA to be an indicator of our assets’ operating performance.

Free Cash Flow is calculated as net cash provided by operating activities less capital expenditures.

Adjusted Free Cash Flow is calculated as Free Cash Flow plus or (minus): transaction, other one-time and restructuring expenses, changes in operating assets and liabilities, net of acquisitions and dispositions (excluding changes in income tax payable), taxes paid on sale of assets, pension and other postretirement plans costs (credit), (payments) for capitalized software obligations, proceeds from disposal of assets and insurance recoveries and other expense (income), cash contribution from (distribution to) noncontrolling interests and other items. We consider Adjusted Free Cash Flow to be an indicator of our liquidity. We consider Adjusted Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be available for use in ongoing operations, debt payments, pension contributions, dividends, share repurchases, acquisitions and other items. Adjusted Free Cash Flow is not intended to represent the amount of cash flow available for discretionary expenditures as certain items and non-discretionary expenditures, such as changes in working capital, mandatory debt service requirements and pension contributions, are not deducted from this measure.

Our calculation of these non-GAAP measures may not be comparable with similarly titled measures of other companies due to potential differences between companies in the method of calculation. As a result, the use of these non-GAAP measures has limitations and should not be considered superior to, in isolation from, or as a substitute for related GAAP measures. See our Form 8-K Earnings Release Report filed on February 27, 2025 for additional information about non-GAAP measures presented herein, including a description of the use of such measures.

Nexstar Media Group, Inc.	93	2025 Proxy Statement

Appendix A

Reconciliation of Net Income to Adjusted EBITDA

The following table reconciles Net Income under GAAP to Adjusted EBITDA for the year ended December 31, 2024. During 2024, the Company changed its definition of Adjusted EBITDA. The table below reflects the reconciliation to its current definition of Adjusted EBITDA as well as its prior definition (the “2023 Definition”) which was the basis upon which the 2024 budget was built and reflects the definition of Adjusted EBITDA described in Mr. Sook’s employment contract for calculation of his short term incentive compensation.

($ in millions, unaudited):

Net income	$683
Add (Less):
Transaction, other one-time and restructuring expenses(1)	12
Stock-based compensation expense	78
Depreciation and amortization expense	808
(Amortization) of broadcast rights expense	(324)
Goodwill and long-lived assets impairments	24
Amortization of basis difference of equity method investments	70
Interest expense, net	444
Pension and other postretirement plans (credit), net	(27)
Income tax expense	276
Gain on disposal of an investment	(40)
Other	-
Adjusted EBITDA	$2,004
Plus: Distributions from equity method investments(2)	163
Less: Income from equity method investments, net	(70)
Less: Amortization of basis difference of equity method investments	(70)
Less: Payments for broadcast rights (Nexstar)	(69)
Plus: Amortization of broadcast rights (Nexstar)	65
Less: Other	(1)
Plus: Pension Credit	27
Less: Stock Based Compensation	(78)
Adjusted EBITDA (2023 Definition)	$1,971

1.
Primarily includes severance, legal and other direct expenses associated with our completed or proposed strategic transactions and/or acquisitions, any fees or other direct expenses associated with financing transactions, and severance and other direct expenses associated with restructuring activities.
2.
Includes adjustments for the TVFN securitization of $9 million.

Nexstar Media Group, Inc.	94	2025 Proxy Statement

Appendix A

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow

The following table reconciles Net cash provided by operating activities under GAAP to Free Cash Flow and Adjusted Free Cash Flow for the year ended December 31, 2024.

($ in millions, unaudited):

Net cash provided by operating activities	$1,250
Add (Less):
Capital expenditures	(145)
Free Cash Flow	$1,105

Add (Less):
Transaction, other one-time and restructuring expenses(1)	12
Changes in operating assets and liabilities(2)	51
Changes in income tax payable(3)	52
Taxes paid on sale of assets(4)	11
Pension and other postretirement plans (credit), net	(27)
Payments for capitalized software obligations	(19)
Proceeds from disposal of assets and insurance recoveries	5
Cash contribution from noncontrolling interests	19
Other	(6)
Adjusted Free Cash Flow	$1,203

Supplemental Information:
Distributions received (reduced distributions) from accounts receivable securitization of equity method investee (included above)(5)	(9)

1.
Primarily includes severance, legal and other direct expenses associated with our completed or proposed strategic transactions and/or acquisitions, any fees or other direct expenses associated with financing transactions, and severance and other direct expenses associated with restructuring activities.
2.
Removes the impact of changes in operating assets and liabilities (including changes in income tax payable), net of acquisitions and dispositions.
3.
Includes changes in income tax payable to reflect all tax payments.
4.
Eliminates taxes paid on sale of assets related to the impact of a $40 million gain from disposal of an investment in Q1 2024.
5.
Reflects the impact included in Free Cash Flow and Adjusted Free Cash Flow of cash distributions received from our 31.3% ownership interest in TV Food Network LLC related to its accounts receivable securitization program. As our investee increases or (reduces) the amount of accounts receivable it sells into the program, our distribution is increased or (reduced) accordingly.

Nexstar Media Group, Inc.	95	2025 Proxy Statement

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	V74966-P33770	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

NEXSTAR MEDIA GROUP, INC.
The Board of Directors recommends you vote FOR the following proposals:
1. To elect the following nominees for director to serve until the 2026 annual meeting of stockholders.
Nominees:	For	Against	Abstain

1a. Perry A. Sook	☐	☐	☐		For	Against	Abstain

1b. Geoff Armstrong	☐	☐	☐	2. To conduct an advisory vote on the compensation of our Named Executive Officers.	☐	☐	☐

1c. Bernadette S. Aulestia	☐	☐	☐
				3. To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025.	☐	☐	☐
1d. Jay M. Grossman	☐	☐	☐

1e. Ellen Johnson	☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
1f. C. Thomas McMillen	☐	☐	☐

1g. Lisbeth McNabb	☐	☐	☐

1h. John R. Muse	☐	☐	☐

1i. Tony Wells	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

SCAN TO VIEW MATERIALS & VOTE

NEXSTAR MEDIA GROUP, INC.	VOTE BY INTERNET
545 E. JOHN CARPENTER FREEWAY, SUITE 700	Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above
IRVING, TEXAS 75062

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on June 16, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/NXST2025

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on June 16, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V74967-P33770

NEXSTAR MEDIA GROUP, INC.

ANNUAL MEETING OF STOCKHOLDERS

JUNE 17, 2025 10:00 AM Central Daylight Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Perry A. Sook, Rachel Morgan and Lee Ann Gliha, and any of them, as proxy or proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of NEXSTAR MEDIA GROUP, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM Central Daylight Time on June 17, 2025, virtually at www.virtualshareholdermeeting.com/NXST2025, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

Continued and to be signed on reverse side

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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